                                                                     Exhibit 4.9

                                 TRUST INDENTURE

                           RESTATED AS OF MAY 1, 2005

                                     BETWEEN

                            CITY OF FORSYTH, MONTANA

                                       AND

                         J.P. MORGAN TRUST COMPANY, N.A.
     (successor in interest to Chase Manhattan Bank and Trust Company, N.A.)

                                   AS TRUSTEE

                                   $17,000,000
                            CITY OF FORSYTH, MONTANA
                    POLLUTION CONTROL REVENUE REFUNDING BONDS
                      (AVISTA CORPORATION COLSTRIP PROJECT)
                                  SERIES 1999B

                          DATED AS OF SEPTEMBER 1, 1999

                                           Series 1999B Restated Trust Indenture

                                TABLE OF CONTENTS

SECTION                                                                                                         PAGE
Recitals..................................................................................................        1

Granting Clauses..........................................................................................        1

ARTICLE I                  DEFINITIONS AND RULES OF CONSTRUCTION..........................................        2

       Section 1.01.       General Definitions............................................................        2
       Section 1.02        PARS Rate Definitions..........................................................       15
       Section 1.03.       Rules of Construction..........................................................       20

ARTICLE II                 THE BONDS......................................................................       20

       Section 2.01.       Authorization and Terms of Bonds...............................................       20
       Section 2.02.       Interest Rates and Rate Periods................................................       22
       Section 2.03        PARS Rates; Conversions to and from PARS Rate Periods..........................       23
       Section 2.04.       Daily Interest Rate; Adjustment to Daily Interest Rate Period..................       25
       Section 2.05.       Weekly Interest Rate; Adjustment to Weekly Interest Rate Period................       26
       Section 2.06.       Term Interest Rate; Adjustment to Term Interest Rate Period....................       27
       Section 2.07.       Flexible Interest Rate; Adjustment to Flexible Interest Rate Period............       30
       Section 2.08.       Rescission of Election.........................................................       32
       Section 2.09.       Form of Bonds..................................................................       33
       Section 2.10.       Execution of Bonds.............................................................       33
       Section 2.11.       Transfer and Exchange of Bonds.................................................       34
       Section 2.12.       Bond Register..................................................................       34
       Section 2.13.       Bonds Mutilated, Lost, Destroyed or Stolen.....................................       34
       Section 2.14.       Bonds; Limited Obligations.....................................................       35
       Section 2.15.       Disposal of Bonds..............................................................       36
       Section 2.16.       Book-Entry System..............................................................       36
       Section 2.17.       Payments Pursuant to the Credit Facility.......................................       37
       Section 2.18.       Change of Credit Facility......................................................       39
       Section 2.19.       CUSIP Numbers..................................................................       40

ARTICLE III                PURCHASE AND REMARKETING OF BONDS..............................................       40

       Section 3.01.       Owner's Option to Tender for Purchase..........................................       40
       Section 3.02.       Mandatory Purchase.............................................................       42
       Section 3.03.       Payment of Purchase Price......................................................       42
       Section 3.04.       Remarketing of Bonds by Remarketing Agent......................................       43
       Section 3.05.       Limits on Remarketing..........................................................       44

                                           Series 1999B Restated Trust Indenture

SECTION                                                                                                         PAGE
       Section 3.06.       Delivery of Bonds; Delivery of Proceeds of Remarketing Sale....................       44
       Section 3.07.       No Remarketing Sales After Certain Events......................................       46

ARTICLE IV                 REDEMPTION OF BONDS............................................................       46

       Section 4.01.       Redemption of Bonds Generally..................................................       46
       Section 4.02.       Redemption Upon Optional Prepayment............................................       46
       Section 4.03.       Redemption Upon Mandatory Prepayment...........................................       48
       Section 4.04.       Selection of Bonds for Redemption..............................................       48
       Section 4.05.       Notice of Redemption...........................................................       49
       Section 4.06.       Partial Redemption of Bonds....................................................       49
       Section 4.07.       No Partial Redemption After Default............................................       50
       Section 4.08.       Payment of Redemption Price....................................................       50
       Section 4.09.       Effect of Redemption...........................................................       50

ARTICLE V                  GENERAL COVENANTS; FIRST MORTGAGE BONDS AND CREDIT FACILITY....................       50

       Section 5.01.       Payment of Bonds...............................................................       50
       Section 5.02.       Performance of Covenants by Issuer; Authority; Due Execution...................       51
       Section 5.03.       Immunities and Limitations of Responsibility of Issuer; Remedies...............       52
       Section 5.04.       Defense of Issuer's Rights.....................................................       53
       Section 5.05.       Recording and Filing; Further Instruments......................................       53
       Section 5.06.       Rights Under Agreement.........................................................       53
       Section 5.07.       Arbitrage and Tax Covenants....................................................       54
       Section 5.08.       No Disposition of Trust Estate.................................................       54
       Section 5.09.       Access to Books................................................................       54
       Section 5.10.       Source of Payment of Bonds.....................................................       54
       Section 5.11.       Credit Facility................................................................       54
       Section 5.12.       No Transfer of First Mortgage Bonds............................................       55
       Section 5.13.       Voting of First Mortgage Bonds.................................................       55
       Section 5.14.       Surrender of First Mortgage Bonds..............................................       55
       Section 5.15.       Notice to Company Mortgage Trustee.............................................       55

ARTICLE VI                 DEPOSIT OF BOND PROCEEDS; FUND AND ACCOUNTS; REVENUES..........................       56

       Section 6.01.       Creation of Bond Fund and Accounts; Rebate Fund................................       56
       Section 6.02.       Disposition of Bond Proceeds and Certain Other Moneys..........................       56
       Section 6.03.       Deposits Into the Bond Fund; Use of Moneys in the Bond Fund....................       57
       Section 6.04.       Bonds Not Presented for Payment of Principal...................................       57

                                           Series 1999B Restated Trust Indenture

SECTION                                                                                                         PAGE
       Section 6.05.       Payment to the Company.........................................................       58

ARTICLE VII                INVESTMENTS....................................................................       58

       Section 7.01.       Investment of Moneys in Funds..................................................       58
       Section 7.02.       Conversion of Investment to Cash...............................................       58
       Section 7.03.       Credit for Gains and Charge for Losses.........................................       58

ARTICLE VIII               DEFEASANCE.....................................................................       59


ARTICLE IX                 DEFAULTS AND REMEDIES..........................................................       62

       Section 9.01.       Events of Default..............................................................       62
       Section 9.02.       Acceleration; Other Remedies...................................................       63
       Section 9.03.       Restoration to Former Position.................................................       65
       Section 9.04.       Owners' Right to Direct Proceedings............................................       65
       Section 9.05.       Limitation on Owners' Right to Institute Proceedings...........................       65
       Section 9.06.       No Impairment of Right to Enforce Payment......................................       66
       Section 9.07.       Proceedings by Trustee Without Possession of Bonds.............................       66
       Section 9.08.       No Remedy Exclusive............................................................       66
       Section 9.09.       No Waiver of Remedies..........................................................       66
       Section 9.10.       Application of Moneys..........................................................       67
       Section 9.11.       Severability of Remedies.......................................................       68

ARTICLE X                  TRUSTEE; PAYING AGENT; REGISTRAR; REMARKETING AGENT............................       68

       Section 10.01.      Acceptance of Trusts...........................................................       68
       Section 10.02.      No Responsibilities for Recitals...............................................       68
       Section 10.03.      Limitations on Liability.......................................................       68
       Section 10.04.      Compensation, Expenses and Advances............................................       69
       Section 10.05.      Notice of Events of Default and Determination of Taxability....................       70
       Section 10.06.      Action by Trustee..............................................................       70
       Section 10.07.      Good-Faith Reliance............................................................       71
       Section 10.08.      Dealings in Bonds; Allowance of Interest.......................................       72
       Section 10.09.      Several Capacities.............................................................       72
       Section 10.10.      Resignation of Trustee.........................................................       72
       Section 10.11.      Removal of Trustee.............................................................       73
       Section 10.12.      Appointment of Successor Trustee...............................................       73
       Section 10.13.      Qualifications of Successor Trustee............................................       73
       Section 10.14.      Judicial Appointment of Successor Trustee......................................       74
       Section 10.15.      Acceptance of Trusts by Successor Trustee......................................       74
       Section 10.16.      Successor by Merger or Consolidation...........................................       74
       Section 10.17.      Standard of Care...............................................................       74
       Section 10.18.      Intervention in Litigation of the Issuer.......................................       75

                                           Series 1999B Restated Trust Indenture

SECTION                                                                                                          PAGE
       Section 10.19.      Remarketing Agent..............................................................        75
       Section 10.20.      Qualifications of Remarketing Agent............................................        75
       Section 10.21.      Registrar......................................................................        76
       Section 10.22.      Qualifications of Registrar; Resignation; Removal..............................        76
       Section 10.23.      Paying Agents..................................................................        77
       Section 10.24.      Additional Duties of Trustee...................................................        77

ARTICLE XI                 EXECUTION OF INSTRUMENTS BY OWNERS AND PROOF OF OWNERSHIP OF BONDS.............        77


ARTICLE XII                MODIFICATION OF THIS INDENTURE AND THE AGREEMENT...............................        78

       Section 12.01.      Supplemental Indentures Without Owner Consent..................................        78
       Section 12.02.      Supplemental Indentures Requiring Owner Consent................................        80
       Section 12.03.      Effect of Supplemental Indenture...............................................        81
       Section 12.04.      Consent of the Company and the Provider........................................        81
       Section 12.05.      Amendment of Agreement Without Owner Consent...................................        81
       Section 12.06.      Amendment of Agreement Requiring Owner Consent.................................        83

ARTICLE XIII               MISCELLANEOUS..................................................................        84

       Section 13.01.      Successors of the Issuer.......................................................        84
       Section 13.02.      Parties in Interest............................................................        84
       Section 13.03.      Severability...................................................................        84
       Section 13.04.      No Personal Liability of Issuer Officials......................................        84
       Section 13.05.      Bonds Owned by the Issuer or the Company.......................................        84
       Section 13.06.      Counterparts...................................................................        85
       Section 13.07.      Governing Law..................................................................        85
       Section 13.08.      Notices........................................................................        85
       Section 13.09.      Holidays.......................................................................        86
       Section 13.10.      Purchase of Bonds by Trustee and Remarketing Agent.............................        86
       Section 13.11.      Notices to Moody's and S&P.....................................................        86
       Section 13.12.      Rights of Provider.............................................................        86
       Section 13.13.      References to First Mortgage Bonds and the Company Mortgage....................        86

Signatures................................................................................................        87

EXHIBIT A -- FORM OF BOND

EXHIBIT B -- PARS AUCTION PROCEDURES

       Section 1.01.       Auction Procedures.............................................................       B-1
       Section 1.02.       Orders by Existing Owners and Potential Owners.................................       B-1
       Section 1.03.       Submission of Orders by Broker-Dealers to Auction Agent........................       B-3
       Section 1.04.       Determination of PARS Rate.....................................................       B-5

                                           Series 1999B Restated Trust Indenture

SECTION                                                                                         PAGE
Section 1.05.    Allocation of the PARS Rate Bonds...........................................    B-6
Section 1.06.    Notice of PARS Rate.........................................................    B-8
Section 1.07.    PARS Index..................................................................   B-10
Section 1.08.    Miscellaneous Provisions Regarding Auctions.................................   B-11
Section 1.09.    Changes in Auction Period or Auction Date...................................   B-12
Section 1.10.    Auction Agent...............................................................   B-13
Section 1.11.    Qualifications of Auction Agent: Resignation; Removal.......................   B-13

                                           Series 1999B Restated Trust Indenture

                                 TRUST INDENTURE

      THIS TRUST INDENTURE is made and entered into as of September 1, 1999, and has been restated in its entirety by that certain Fist Supplemental Trust Indenture, dated as of May 1, 2005, each between the CITY OF FORSYTH, MONTANA, a political subdivision duly organized and existing under the Constitution and laws of the State and J.P. MORGAN TRUST COMPANY, N.A. (successor in interest to Chase Manhattan Bank and Trust Company, National Association), as trustee.

                                    RECITALS

      A. In furtherance of its public purposes, the Issuer has entered into a Loan Agreement, dated as of September 1, 1999, with Avista Corporation, a Washington corporation, providing for the issuance by the Issuer of the Bonds for the purpose of refunding, in advance of stated maturity, the Prior Bonds.

      B. The execution and delivery of this Indenture and the issuance and sale of the Bonds have been in all respects duly and validly authorized by proper action duly adopted by the governing authority of the Issuer.

      C. The execution and delivery of the Bonds and of this Indenture have been duly authorized and all things necessary to make the Bonds, when executed by the Issuer and authenticated by the Trustee, valid and binding legal obligations of the Issuer and to make this Indenture a valid and binding agreement have been done.

      NOW, THEREFORE, THIS TRUST INDENTURE WITNESSETH:

                                GRANTING CLAUSES

      The Issuer, in consideration of the premises and the acceptance by the Trustee of the trusts hereby created and of the purchase and acceptance of the Bonds by the Owners thereof, and for other good and valuable consideration, the receipt of which is hereby acknowledged, in order to secure the payment of the principal of, and premium, if any, and interest on, the Bonds according to their tenor and effect and to secure the performance and observance by the Issuer of all the covenants expressed or implied herein and in the Bonds, does hereby grant, bargain, sell convey, mortgage and warrant, and assign, pledge and grant a security interest in, the Trust Estate to the Trustee, and its successors in trust and assigns forever for the benefit of the Owners:

      TO HAVE AND TO HOLD all and singular the Trust Estate, whether now owned or hereafter acquired, to the Trustee and its respective successors in trust and assigns forever;

      IN TRUST NEVERTHELESS, upon the terms and trusts herein set forth for the equal and proportionate benefit, security and protection of all present and future Owners of the Bonds

                                           Series 1999B Restated Trust Indenture
issued under and secured by this Indenture without privilege, priority or distinction as to the lien or otherwise of any of the Bonds over any of the other Bonds;

      PROVIDED, HOWEVER, that if the Issuer, its successors or assigns, shall well and truly pay, or cause to be paid, the principal of, and premium, if any, and interest on, the Bonds due or to become due thereon, at the times and in the manner mentioned in the Bonds and as provided in Article VIII hereof according to the true intent and meaning thereof, and shall cause the payments to be made as required under Article V hereof, or shall provide, as permitted hereby, for the payment thereof in accordance with Article VIII hereof, and shall well and truly keep, perform and observe all the covenants and conditions pursuant to the terms of this Indenture to be kept, performed and observed by it, and shall pay, or cause to be paid, the principal of, and premium, if any, and interest on, the Bonds due or to become due in accordance with the terms and provisions hereof, then and in that case this Indenture and the rights hereby granted shall cease, terminate and be void and the Trustee shall thereupon cancel and discharge this Indenture and execute and deliver to the Issuer and the Company such instruments in writing as shall be requisite to evidence the discharge hereof, otherwise this Indenture shall be and remain in full force and effect.

      THIS TRUST INDENTURE FURTHER WITNESSETH, and it is expressly declared, that all Bonds issued and secured hereunder are to be issued, authenticated and delivered, and all of the Trust Estate is to be dealt with and disposed of, under, upon and subject to the terms, conditions, stipulations, covenants, agreements, trusts, uses and purposes hereinafter expressed, and the Issuer has agreed and covenanted, and does hereby agree and covenant, with the Trustee and with the respective Owners, from time to time, of the Bonds, or any part thereof, as follows:

                                    ARTICLE I

                      DEFINITIONS AND RULES OF CONSTRUCTION

   SECTION 1.01. GENERAL DEFINITIONS. The terms defined in this Section 1.01 shall have the meanings provided herein for all purposes of this Indenture and the Agreement, unless the context clearly requires otherwise. Additional definitions relating to the PARS Rate are contained in Section 1.02. The two sets of definitions contained in Sections 1.01 and 1.02 are set forth separately for convenience of reference only.

      "Act" means Sections 90-5-101 to 90-5-114, inclusive, Montana Code Annotated, as from time to time supplemented and amended.

      "Administration Expenses" means reasonable compensation and reimbursement of reasonable expenses and advances payable to the Issuer, the Trustee, the Registrar, the Remarketing Agent, the Paying Agent, Moody's and S&P.

      "Agreement" or "Loan Agreement" means the Loan Agreement, dated as of September 1, 1999, between the Issuer and the Company, as amended and supplemented from time to time.

                                           Series 1999B Restated Trust Indenture

      "Ambac" shall mean Ambac Assurance Corporation, a Wisconsin-domiciled stock insurance company.

      "Authorized Company Representative" means each person at the time designated to act on behalf of the Company by written certificate furnished to the Issuer and the Trustee containing the specimen signature of such person and signed on behalf of the Company by its President, any Vice President, its Secretary, any Assistant Secretary, its Treasurer or any Assistant Treasurer. Such certificate may designate an alternate or alternates.

      "Authorized Denomination" means (i) $25,000 or any integral multiple of $25,000 when the Bonds bear interest as a PARS Rate; (ii) $100,000 or any integral multiple of $100,000 when the Bonds bear interest at a Daily Interest Rate or Weekly Interest Rate; (iii) $100,000 or any integral multiple of $5,000 in excess of $100,000 when the Bonds bear interest at a Flexible Interest Rate; and (iv) $5,000 or any integral multiple of $5,000 when the Bonds bear interest at a Term Interest Rate.

      "Beneficial Owner" has, when the Bonds are held in book-entry form, the meaning ascribed to such term in Section 2.16 hereof

      "Bond" or "Bonds" means the Issuer's Pollution Control Revenue Refunding Bonds (Avista Corporation Colstrip Project) Series 1999B, issued pursuant to this Indenture.

      "Bond Counsel" means Chapman and Cutler or any other firm of nationally recognized bond counsel familiar with the type of transactions contemplated under this Indenture selected by the Company and acceptable to the Trustee.

      "Bond Documents" means this Indenture, the Agreement and the Bonds.

      "Bond Fund" means the trust fund by that name created pursuant to Section 6.01(a) hereof.

      "Bond Payment Date" means any Interest Payment Date and any other date on which the principal of, and premium, if any, and interest on, the Bonds is to be paid to the Owners thereof, whether upon redemption, at maturity or upon acceleration of maturity of the Bonds.

      "Bond Purchase Contract" means the Bond Purchase Contract dated September 8, 1999, between the Issuer and Goldman, Sachs & Co., as Underwriter.

      "Bond Resolution" means the resolution duly adopted and approved by the City Council of the Issuer on August 23, 1999, authorizing the issuance and sale of the Bonds and the execution of this Indenture and the Agreement.

      "Business Day" means any day except a Saturday, Sunday or other day (a) on which commercial banks located in the cities in which the Principal Office of the Trustee, the Principal Office of the Company, the Principal Office of the Remarketing Agent or the Principal Office of

                                           Series 1999B Restated Trust Indenture
the Paying Agent are located are required or authorized by law or regulation to remain closed or are closed, or (b) on which The New York Stock Exchange is closed.

      "Change of Credit Facility" means (a) the delivery of a Credit Facility (or evidence thereof) to the Trustee, (b) the termination of an existing Credit Facility or (c) a combination of (a) and (b), in each case in accordance with
Section 4.07 of the Agreement.

      "Closing" and "Closing Date" means the date of the first authentication and delivery of fully-executed and authenticated Bonds under this Indenture.

      "Code" means the Internal Revenue Code of 1986, as amended. Each reference to a section of the Code herein shall be deemed to include the United States Treasury Regulations, including temporary and proposed regulations, relating to such section which are applicable to the Bonds or the use of the proceeds thereof.

      "1954 Code" means the Internal Revenue Code of 1954, as amended. Each reference to a section of the 1954 Code herein shall be deemed to include the United States Treasury Regulations, including temporary and proposed regulations, relating to such section which are applicable to the Bonds or the use of the proceeds thereof.

      "Company" means Avista Corporation, a corporation organized and existing under the laws of the State of Washington and formerly known as The Washington Water Power Company, or its successors and assigns pursuant to Section 5.01 of the Agreement.

      "Company Mortgage" shall mean the Mortgage and Deed of Trust, dated as of June 1, 1939, between the Company and the Company Mortgage Trustee, as heretofore and hereafter supplemented and amended. Upon delivery of any Substitute Collateral, references herein and in the Agreement to the Company Mortgage shall instead mean the mortgage and deed of trust or other agreement pursuant to which the Substitute Collateral is issued, except as may be otherwise provided in a Supplemental Indenture entered into pursuant to Section 12.01(q) hereof or a supplement to the Agreement entered into pursuant to
Section 12.05(l) hereof.

      "Company Mortgage Trustee" shall mean Citibank, N.A., formerly First National City Bank (successor by merger to First National City Trust Company, formerly City Bank Farmers Trust Company), its successors in trust and their assigns. Upon delivery of any Substitute Collateral, references herein and in the Agreement to the Company Mortgage Trustee shall instead mean the trustee with respect to such Substitute Collateral, except as may be otherwise provided in a Supplemental Indenture entered into pursuant to Section 12.01(q) hereof or a supplement to the Agreement entered into pursuant to Section 12.05(l) hereof.

      "Company Supplemental Indenture" shall mean the Thirty-eighth Supplemental Indenture dated as of May 1, 2005, supplementing the Company Mortgage and providing for the issuance of the First Mortgage Bonds.

      "Costs of Issuance" means any items of expense directly or indirectly payable or reimbursable by the Company and directly or indirectly attributable to the authorization, sale and

                                           Series 1999B Restated Trust Indenture
issuance of the Bonds, including, but not limited to, printing costs; costs of preparation and reproduction of documents; initial fees and charges of the Trustee, the Registrar and the Paying Agent; legal fees and charges, if any; underwriting discount or fees paid to Goldman, Sachs & Co. in connection with the initial offering and sale of the Bonds; the Issuer fees and direct out-of-pocket expenses incurred in issuing and paying the Bonds and loaning the proceeds of the Bonds to the Company (but not including any overhead or administrative costs of the Issuer relating to the Bonds); letter of credit fees and municipal bond insurance premiums, if any, (but such fees or premiums shall not be treated as Costs of Issuance to the extent such fees and premiums are for the payment of the reasonable costs of a transfer of credit risk under the Code and do not reflect indirect payment of additional Costs of Issuance); fees and disbursements of financial advisers, consultants and professionals; and costs of credit ratings.

      "Credit Facility" means a facility provided in accordance with Section
4.07 of the Agreement to provide security or liquidity for the Bonds. The term "Credit Facility" includes, by way of example and not of limitation, one or more letters of credit, bond insurance policies, standby bond purchase agreements, lines of credit, first mortgage bonds and other security instruments or liquidity devices. A Credit Facility may have an expiration date earlier than the maturity of the Bonds. The initial Credit Facility is the Insurance Policy.

      "Credit Facility Agreement" means any agreement between the Company and the Provider and relating to the Credit Facility then in effect. The initial Credit Facility Agreement is that Insurance Agreement dated as of September 1, 1999 between Ambac and the Company.

      "Daily Interest Rate" means the interest rate on the Bonds established pursuant to Section 2.04 hereof

      "Daily Interest Rate Period" means each period during which a Daily Interest Rate is in effect.

      "Delivery Office of the Trustee" means the office designated as such by the Trustee in writing to the Remarketing Agent, the Registrar, the Issuer and the Company.

      "Determination of Taxability" shall have the meaning set forth in Section
8.03 of the Agreement. The Trustee shall give notice of a Determination of Taxability as provided in Section 10.05 hereof.

      "DTC" means The Depository Trust Company and its successors and assigns.

      "DTC Participants" means those brokers, securities dealers, banks, trust companies, clearing corporations and certain other organizations from time to time for which DTC holds Bonds as securities depository.

      "DTC Representation Letter" has the meaning assigned thereto in Section 2.16(c) hereof.

      "Due for Payment" has the meaning specified in the Credit Facility.

                                           Series 1999B Restated Trust Indenture

      "Event of Default" means any occurrence or event specified in Section 9.01 hereof

      "Executive Officer" means the Mayor of the Issuer.

      "Exempt Facilities" means facilities which qualify as "sewage or solid waste disposal facilities" or "air or water pollution control facilities" as defined in the 1954 Code and which qualify as a "project" under the Act.

      "Favorable Opinion of Bond Counsel" means an opinion of Bond Counsel addressed to the Issuer and the Trustee to the effect that the proposed action is not prohibited by the Act or the Indenture or the Loan Agreement, as applicable, and will not adversely affect the Tax-Exempt status of the Bonds. The Favorable Opinion of Bond Counsel may be in such form and with such disclosures that such opinion will not be treated as a "covered opinion" for purposes of the Treasury Department Regulations governing practice before the Internal Revenue Service (Circular 230), 31 CFR Part 10.

      "First Mortgage Bonds" shall mean the series of first mortgage bonds issued and delivered under the Company Mortgage and the Company Supplemental Indenture, and held by the Trustee. Upon delivery of any Substitute Collateral, references herein and in the Agreement to the First Mortgage Bonds shall instead mean such Substitute Collateral, except as may be otherwise provided in a Supplemental Indenture entered into pursuant to Section 12.01(q) hereof or a supplement to the Agreement entered into pursuant to Section 12.05(l) hereof.

      "Flexible Interest Rate" means, with respect to any Bond, the interest rate or rates associated with such Bond established in accordance with Section
2.07 hereof.

      "Flexible Interest Rate Period" means each period comprised of Flexible Segments during which Flexible Interest Rates are in effect.

      "Flexible Segment" means, with respect to each Bond bearing interest at a Flexible Interest Rate, the period established in accordance with Section 2.07(a) hereof.

      "Government Obligations" means direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed as to full and timely payment by, the United States of America, which are not subject to redemption or prepayment prior to stated maturity.

      "Indenture" means this Trust Indenture between the Issuer and the Trustee relating to issuance of the Bonds, as amended or supplemented from time to time as permitted herein.

      "Information Services" means Financial Information, Inc.'s "Daily Called Bond Service," 30 Montgomery Street, 10th Floor, Jersey City, New Jersey 07302,
Attention: Editor; Kenny Information Services' "Called Bond Service," 65 Broadway, 16th Floor, New York, New York 10006; Moody's "Municipal and Government," 99 Church Street, 8th Floor, New York, New York 10007, Attention:
Municipal News Reports; the Municipal Securities Rulemaking Board, CDI Pilot, 1640 King Street, Suite 300, Alexandria, Virginia 22314 and Standard and Poor's "Called Bond Record," 55 Water Street, New York, New York 10041; or, in accordance

                                           Series 1999B Restated Trust Indenture
with then-current guidelines of the Securities and Exchange Commission, such other addresses and/or such other services providing information with respect to called bonds, or no such services, as the Company may designate in a certificate delivered to the Trustee.

      "Initial Period" means the period from and including the Closing Date through and including February 1, 2000.

      "Insurance Policy" shall mean the municipal bond insurance policy issued by Ambac insuring the payment when due of the principal of and interest on the Bonds as provided therein.

      "Insurance Trustee" has the meaning specified in the Insurance Policy. The Insurance Policy specifies that the United States Trust Company of New York is initially the Insurance Trustee.

      "Interest Account" means the trust account by that name established in the Bond Fund pursuant to Section 6.01 hereof.

      "Interest Coverage Rate" means the interest rate specified in a Credit Facility as being the rate used to determine the amount of interest on the Bonds covered by such Credit Facility.

      "Interest Payment Date" means:

            (a) with respect to any PARS Rate Period, the Business Day immediately following the Initial Period and (i) when used with respect to any Auction Period other than a daily Auction Period, the Business Day immediately following such Auction Period and (ii) when used with respect to a daily Auction Period, the first Business Day of the month immediately succeeding such Auction Period,

            (b) with respect to any Daily or Weekly Interest Rate Period, the first Business Day of each calendar month,

            (c) with respect to any Term Interest Rate Period, the first day of the sixth month following the commencement of the Term Interest Rate Period and the first day of each sixth month thereafter, and the day following the last day of a Term Interest Rate Period,

            (d) with respect to any Flexible Segment, the Business Day next succeeding the last day of such Flexible Segment, and

            (e) with respect to any Rate Period, the day next succeeding the last day thereof.

      "Investment Securities" means any of the following obligations or securities, to the extent permitted by law and subject to the provisions of
Article VII hereof, on which neither the Company nor any of its subsidiaries is the obligor.

                                           Series 1999B Restated Trust Indenture

      (a)   Government Obligations;

      (b) Obligations of any of the following federal agencies, which obligations represent the full faith and credit of the United States of America:

            -     Export-Import Bank

            -     Farm Credit System Financial Assistance Corporation

            - Rural Economic Community Development Administration (formerly the Farmers Home Administration)

            -     General Services Administration

            -     U.S. Maritime Administration

            -     Small Business Administration

            -     Government National Mortgage Association (GNMA)

            -     U.S. Department of Housing & Urban Development (PHA's)

            -     Federal Housing Administration

            -     Federal Financing Bank;

      (c) Direct obligations of any of the following federal agencies which obligations are not fully guaranteed by the full faith and credit of the United States of America:

            - Senior debt obligations rated "Aaa" by Moody's and "AAA" by S&P issued by the Federal National Mortgage Association (FNMA) or Federal Home Loan Mortgage Corporation (FHLMC)

            -     Obligations of the Resolution Funding Corporation (REFCORP)

            -     Senior debt obligations of the Federal Home Loan Bank System

            - Senior debt obligations of other government-sponsored agencies approved by the Provider;

      (d) U.S. dollar denominated deposit accounts, federal funds and bankers' acceptances with domestic commercial banks which have a rating on their short term certificates of deposit on the date of purchase of "A-1" or "A-1+" by S&P and "P-1" by Moody's and maturing no more than 360 days after the date of purchase. (Ratings on holding companies are not considered as the rating of the bank.);

      (e) Commercial paper which is rated at the time of purchase in the single highest classification, "A-1+" by S&P and "P-1" by Moody's and which matures not more than 270 days after the date of purchase;

      (f) Investments in a money market fund rated "AAAm" or "AAAm-G" or better by S & P;

      (g) Pre-refunded Municipal Obligations defined as follows: Any bonds or other obligations of any state of the United States of America or of any agency, instrumentality or local governmental unit of any such state which are not callable at the

                                           Series 1999B Restated Trust Indenture
      option of the obligor prior to maturity or as to which irrevocable instructions have been given by the obligor to call on the date specified in the notice; and

                  (1) which are rated, based on an irrevocable escrow account or fund (the "escrow"), in the highest rating category of S&P and Moody's or any successors thereto; or

                  (2) (i) which are fully secured as to principal and interest and redemption premium, if any, by an escrow consisting only of cash or Government Obligations, which escrow may be applied only to the payment of such principal of and interest and redemption premium, if any, on such bonds or other obligations on the maturity date or dates thereof or the specified redemption date or dates pursuant to such irrevocable instructions, as appropriate, and (ii) which escrow is sufficient, as verified by a nationally recognized independent certified public accountant, to pay principal of and interest and redemption premium, if any, on the bonds or other obligations described in this clause (g) on the maturity date or dates specified in the irrevocable instructions referred to above, as appropriate;

            (h) General obligations of states with a rating of at least "A2/A" or higher by both Moody's and S & P;

            (i) Investment agreements approved in writing by the Provider supported by appropriate opinions of counsel with notice to S & P; and

            (j) Other forms of investments (including repurchase agreements) approved in writing by the Provider with notice to S&P.

      "Issue Date" means the date of the initial authentication and delivery of the Bonds, being September 15, 1999.

      "Issuer" means the City of Forsyth, Montana, and its successors, and any political subdivision resulting from or surviving any consolidation or merger to which it or its successors may be a party.

      "Loan Payments" means the payments required to be made by the Company pursuant to Section 4.01(a) of the Agreement.

      "Mail" means by first-class mail postage prepaid.

      "Maturity Date" means March 1, 2034.

      "Maximum Interest Rate" means (a) while a Credit Facility is in effect that specifies an Interest Coverage Rate, the lesser of 18% per annum or the Interest Coverage Rate specified in the Credit Facility, and (b) at all other times, 18% per annum.

                                           Series 1999B Restated Trust Indenture

      "Moody's" means Moody's Investors Service, a corporation organized and existing under the laws of the State of Delaware, its successors and assigns, and, if such corporation shall for any reason no longer perform the functions of a securities rating agency, "Moody's" shall be deemed to refer to any other nationally recognized rating agency designated by the Company by notice to the Issuer, the Trustee and the Remarketing Agent.

      "Outstanding" or "Bonds Outstanding" or "Outstanding Bonds" means, as of any given date, all Bonds which have been authenticated and delivered by the Trustee under this Indenture, except:

            (a) Bonds canceled or purchased by or delivered to the Trustee for cancellation;

            (b) Bonds that have become due (at maturity or on redemption, acceleration or otherwise) and for the payment, including premium if any, and interest accrued to the due date, of which sufficient moneys are held by the Trustee;

            (c) Bonds deemed paid in accordance with Article VIII hereof; and

            (d) Bonds in lieu of which others have been authenticated under
      Section 2.11 (relating to transfer and exchange of Bonds) or Section 2.13 (relating to mutilated, lost, stolen, destroyed or undelivered Bonds) or Bonds paid pursuant to Section 2.13;

provided, however, that if the principal of or interest due on Bonds is paid by the Provider pursuant to the Credit Facility, such Bonds shall remain Outstanding for all purposes of this Indenture until the Provider receives payment therefor as contemplated by the Credit Facility.

      Bonds purchased by the Trustee or the Company pursuant to Article III hereof will continue to be Outstanding until the Company has paid or caused to be paid to the Trustee an amount sufficient to provide for the payment of all accrued interest on such Bonds and the Company has directed the Trustee to cancel such Bonds. Bonds purchased pursuant to tenders and not delivered to the Trustee for payment are not Outstanding, but there will be Outstanding Bonds authenticated and delivered in lieu of such undelivered Bonds as contemplated by
Section 3.03 hereof.

      "Owner" or "Owners" or "Owner of Bonds" or "Owners of Bonds" means the registered owner of any Bond; provided however, when used in the context of the Tax-Exempt status of the Bonds, the term "Owners" shall include a Beneficial Owner.

      "PARS" and other definitions relating to PARS Rate Bonds are set forth in
Section 1.02 hereto. Reference is also hereby made to Exhibit B for certain provisions relating to Auction Procedures for the PARS Rate Bonds.

      "Paying Agent" means any paying agent appointed as provided in Section
10.23 hereof, or any successor thereto.

                                           Series 1999B Restated Trust Indenture

      "Person" means one or more individuals, estates, joint ventures, joint-stock companies, partnerships, associations, corporations, limited liability companies, trusts or unincorporated organizations, and one or more governments or agencies or political subdivisions thereof.

      "Plant" means the Colstrip Plant Units 3 and 4 coal-fired steam electric generating plant, located in Rosebud County, Montana.

      "Pollution Control Facilities" means those items of machinery, equipment, structures, improvements, other facilities and related property, which have been or will be acquired, constructed and improved at the Plant and are particularly described in Exhibit A to the Agreement, as said Exhibit A may be from time to time amended.

      "Principal Account" means the trust account by that name established within the Bond Fund pursuant to Section 6.01 hereof.

      "Principal Office of the Company" means the office of the Company specified in or designated pursuant to Section 3.06(c) hereof.

      "Principal Office of the Paying Agent" means the office designated in writing by the Paying Agent to the Trustee, the Issuer, the Company, the Registrar, the Provider and the Remarketing Agent.

      "Principal Office of the Registrar" means the office or offices designated as such by the Registrar in writing to the Trustee, the Company, the Issuer, the Provider and the Remarketing Agent.

      "Principal Office of the Remarketing Agent" means the office designated in writing by the Remarketing Agent to the Trustee, the Issuer, the Company, the Provider, the Registrar and the Paying Agent.

      "Principal Office of the Trustee" means the office designated as such by the Trustee in writing to the Remarketing Agent, the Registrar, the Provider, the Issuer and the Company.

      "Prior Agreement" means the Loan Agreement between the Issuer and the Company, dated as of October 1, 1989, pursuant to which the Company is obligated to provide for payment of the Prior Bonds.

      "Prior Bond Fund" means the bond fund created under Section 4.01(b) of the Prior Indenture from which payments of principal and interest on the Prior Bonds are made.

      "Prior Bonds" means the City of Forsyth, Rosebud County, Montana, Pollution Control Revenue Refunding Bonds (The Washington Water Power Company Colstrip Project) Series 1989B which are being refunded pursuant to the Refunding with the proceeds of the Bonds.

      "Prior Indenture" means the Indenture of Trust between the Issuer and the Prior Trustee, dated as of October 1, 1989, pursuant to which the Prior Bonds were issued.

                                           Series 1999B Restated Trust Indenture

      "Prior Trustee" means Chemical Bank (which is now known as The Chase Manhattan Bank), as trustee under the Prior Indenture.

      "Project" means the Company's 15% undivided interest in the Pollution Control Facilities.

      "Project Certificate" means the Company's certificate or certificates, delivered concurrently with the initial authentication and delivery of the Bonds, with respect to certain facts which are within the knowledge of the Company to enable Bond Counsel to determine whether interest on the Bonds is includible in the gross income of the Owners thereof under applicable provisions of the Code.

      "Provider" and "Provider of the Credit Facility" means the provider of the Credit Facility. The initial Provider is Ambac.

      "Provider Default" means any of the following events:

            (a) the failure of the Provider to make any payment required under the Credit Facility when the same shall become due and payable or the Credit Facility shall for any reason cease to be in full force and effect;

            (b) a decree or order for relief shall be entered by a court or insurance regulatory authority having jurisdiction over the Provider in an involuntary case under an applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, custodian, trustee, sequestrator (or similar official) of the Provider or for any substantial part of the property of the Provider or ordering the winding-up or liquidation of the affairs of the Provider, and the continuance of any such decree or order shall be unstayed and remain in effect for a period of 60 consecutive days thereafter; or

            (c) the Provider shall commence a voluntary case under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or the Provider shall consent to or acquiesce in the entry of an order for relief in an involuntary case under any such law, or the Provider shall consent to the appointment of or taking of possession by a receiver, liquidator, trustee, custodian, sequestrator (or similar official) of the Provider or for any substantial part of its property, or the Provider shall make a general assignment for the benefit of creditors, or the Provider shall fail generally or admit in writing its inability to pay its debts as such debts become due, or the Provider shall take corporate action in contemplation or furtherance of any of the foregoing.

      "Rate" means any PARS Rate, Daily Interest Rate, Weekly Interest Rate, Flexible Interest Rate or Term Interest Rate.

      "Rate Period" means any PARS Rate Period, Daily Interest Rate Period, Weekly Interest Rate Period, Flexible Interest Rate Period or Term Interest Rate Period.

                                           Series 1999B Restated Trust Indenture

      "Rating Category" means one of the generic rating categories of either Moody's or S&P, without regard to any refinement or gradation of such rating category by a numerical modifier or otherwise.

      "Rebate Fund" means the trust fund by that name created pursuant to
Section 6.01(b) hereof.

      "Record Date" means:

            (a) with respect to a PARS Rate Period other than a daily Auction Period, the second Business Day preceding an Interest Payment Date therefor and during a daily Auction Period, the last Business Day of the month preceding an Interest Payment Date therefor,

            (b) with respect to any Interest Payment Date in respect of any Daily Interest Rate Period, Weekly Interest Rate Period or Flexible Segment, the Business Day next preceding such Interest Payment Date,

            (c) with respect to any Interest Payment Date in respect of any Term Interest Rate Period (except as provided in clause (d) below), the fifteenth day of the month preceding such Interest Payment Date, and

            (d) for any Interest Payment Date established pursuant to clause (e) of the definition of "Interest Payment Date" in this Section 1.01 in respect of a Term Interest Rate Period, the Business Day next preceding such Interest Payment Date.

      "Redemption Date" means December 1, 1999, the date upon which the Prior Bonds are to be redeemed.

      "Refunding" means the series of transactions whereby the Prior Bonds are refunded and cancelled with the proceeds of the Bonds and other money provided by the Company.

      "Registrar" means the Trustee or any successor Registrar appointed in accordance with Section 10.22.

      "Remarketing Agent" means any Person serving from time to time as Remarketing Agent under this Indenture.

      "Remarketing Agreement" means the remarketing agreement between the Company and the Remarketing Agent pursuant to which the Remarketing Agent agrees to act as Remarketing Agent for the Bonds, as such remarketing agreement may be amended and supplemented from time to time.

      "Revenues" means all moneys pledged hereunder and paid or payable to the Trustee for the account of the Issuer in accordance with the Agreement, the First Mortgage Bonds and the Credit Facility, and all receipts credited under the provisions of this Indenture against such

                                           Series 1999B Restated Trust Indenture
payments; provided however, that "Revenues" shall not include moneys held by the Trustee in the Rebate Fund or to pay the purchase price of Bonds subject to purchase pursuant to Article III hereof.

      "S&P" means Standard & Poor's Ratings Services, a Division of The McGraw-Hill Companies, Inc., a corporation organized and existing under the laws of the State of New York, its successors and assigns, and, if such corporation shall for any reason no longer perform the functions of a securities rating agency, "S&P" shall be deemed to refer to any other nationally recognized securities rating agency designated by the Company by notice to the Issuer, the Trustee and the Remarketing Agent.

      "Securities Depositories" means The Depository Trust Company, Call Notification Department, 711 Stewart Avenue, Garden City, New York 11530,
Telephone: (516) 227-4070, Fax: (516) 227-4190, or, in accordance with then-current guidelines of the Securities and Exchange Commission, such other addresses and/or such other securities depositories, or no such depositories, as the Company may designate in a certificate delivered to the Trustee.

      "State" means the State of Montana.

      "Substitute Collateral" means any form of collateral delivered by the Company in substitution for the First Mortgage Bonds pursuant to Section 4.09(f) of the Agreement.

      "Supplemental Indenture" means any indenture supplemental to this Indenture entered into between the Issuer and the Trustee pursuant to the provisions of Section 12.01 or Section 12.02 hereof.

      "Tax Certificate" means the Tax Exemption Certificate and Agreement relating to the Bonds to be executed by the Company, the Issuer and the Trustee on the date of the initial authentication and delivery of the Bonds, as amended and supplemented from time to time.

      "Tax-Exempt" means, with respect to interest on any obligations of a state or local government, including the Bonds, that such interest is not includible in gross income of the owners of such obligations for federal income tax purposes, except for interest on any such obligations for any period during which such obligations are owned by a person who is a "substantial user" of any facilities financed or refinanced with such obligations or a "related person" within the meaning of Section 147(a) of the Code, whether or not such interest is includible as an item of tax preference or otherwise includible directly or indirectly for purposes of calculating other tax liabilities, including any alternative minimum tax or environmental tax under the Code.

      "Term Interest Rate" means the interest rate on the Bonds established in accordance with Section 2.06 hereof.

      "Term Interest Rate Period" means each period of six months or more during which a Term Interest Rate is in effect.

                                           Series 1999B Restated Trust Indenture

      "Treasury Regulations" means the United States Treasury Regulations dealing with the tax-exempt bond provisions of the Code.

      "Trustee" means J.P. Morgan Trust Company, N.A. (successor in interest to Chase Manhattan Bank and Trust Company, National Association), as trustee under this Indenture, and any successor Trustee appointed hereunder.

      "Trust Estate" means all right, title and interest of the Issuer in and to the Agreement (except for amounts payable to, and the rights of, the Issuer under Section 4.04, Section 4.06(a), Section 5.03, Section 5.06, Section 5.07,
Section 5.08 and Section 7.05 thereof, and the Issuer's right to receive notices, certificates, requests, requisitions, directions and other communications thereunder), including, without limitation, all right, title and interest of the Issuer in the Revenues, any and all of the First Mortgage Bonds issued and delivered by the Company to the Trustee, all moneys and other obligations which are, from time to time, deposited or required to be deposited with or held or required to be held by or on behalf of the Trustee in trust in the Bond Fund under any of the provisions of this Indenture (except moneys or obligations deposited with or paid to the Trustee for payment or redemption of Bonds that are deemed no longer Outstanding hereunder), the Credit Facility, and all other rights, title and interest which are subject to the lien of this Indenture; provided, however, that the "Trust Estate" shall not include (a) moneys held by the Trustee in the Rebate Fund or to pay the purchase price of Bonds subject to purchase pursuant to Article III hereof or (b) the Plant, the Pollution Control Facilities, the Project or any part thereof.

      "Weekly Interest Rate" means the interest rate on the Bonds established in accordance with Section 2.05 hereof.

      "Weekly Interest Rate Period" means each period during which a Weekly Interest Rate is in effect.

   SECTION 1.02 PARS RATE DEFINITIONS. The terms defined in this Section 1.02 shall have the meanings provided herein for all purposes of this Indenture and the Agreement, unless the context clearly requires otherwise.

      "Agent Member" means a member of, or participant in, the Securities Depository who will act on behalf of a Bidder and is identified as such in the Bidder's Master Purchaser's Letter.

      "Auction" means each periodic implementation of the Auction Procedures.

      "Auction Agent" means IBJ Whitehall Bank & Trust Company, New York, New York, or any successor auctioneer appointed in accordance with Section 1.10 or
1.11 of Exhibit B hereto.

      "Auction Agreement" means an agreement between the Auction Agent and the Trustee pursuant to which the Auction Agent agrees to follow the procedures specified in Exhibit B hereto, as such agreement may from time to time be amended or supplemented.

                                           Series 1999B Restated Trust Indenture

      "Auction Date" means during any period in which the Auction Procedures are not suspended in accordance with the provisions hereof, if the PARS Rate Bonds are in a daily Auction Period, each Business Day, and if the PARS Rate Bonds are in any other Auction Period, the Business Day next preceding each Interest Payment Date for such PARS Rate Bonds (whether or not an Auction shall be conducted on such date); provided, however, that the last Auction Date with respect to the PARS Rate Bonds in an Auction Period other than a daily Auction Period shall be the earlier of (i) the Business Day next preceding the Interest Payment Date next preceding the Conversion Date for the PARS Rate Bonds and (ii) the Business Day next preceding the Interest Payment Date next preceding the final maturity date for the PARS Rate Bonds; and provided, further, that if the PARS Rate Bonds are in a daily Auction Period, the last Auction Date shall be the earlier of (x) the Business Day next preceding the Conversion Date for the PARS Rate Bonds and (y) the Business Day next preceding the final maturity date for the PARS Rate Bonds. On the Business Day preceding the conversion from a daily Auction Period to another Auction Period, there will be two Auctions, one for the last daily Auction Period and one for the first Auction Period following the conversion. The first Auction Date for the PARS Rate Bonds is February 1, 2000.

      "Auction Period" means:

            (i) with respect to the PARS Rate Bonds in a daily mode, a period beginning on each Business Day and extending to but not including the next succeeding Business Day,

            (ii) with respect to the PARS Rate Bonds in a seven-day mode, a period of generally seven days beginning on a Wednesday (or the day following the last day of the prior Auction Period if the prior Auction Period does not end on a Tuesday) and ending on the Tuesday thereafter (unless such Tuesday is not a Business Day, in which case ending on the Business Day immediately preceding such Tuesday),

            (iii) with respect to the PARS Rate Bonds in a 28 day mode, a period of generally 28 days beginning on a Wednesday (or the last day of the prior Auction Period if the Auction Period does not end on a Tuesday) and ending on the fourth Tuesday thereafter (unless such Tuesday is not a Business Day, in which case on the Business Day immediately preceding such Tuesday),

            (iv) with respect to the PARS Rate Bonds in a 35 day mode, a period of generally 35 days beginning on a Wednesday (or the last day of the prior Auction Period if the Auction Period does not end on a Tuesday) and ending on the fifth Tuesday thereafter (unless such Tuesday is not a Business Day, in which case on the Business Day immediately preceding such Tuesday), and

            (v) with respect to the PARS Rate Bonds in a semiannual mode, a period of generally six months (or shorter period upon a conversion from another Auction Period) beginning on the day following the last day of the prior Auction Period and ending on the next succeeding March 1 or September 1;

                                           Series 1999B Restated Trust Indenture
provided, however, that if there is a conversion from a daily Auction Period to a seven-day Auction Period, the next Auction Period will begin on the date of the conversion (i.e. the Interest Payment Date for the prior Auction Period) and will end on the next succeeding Tuesday (unless such Tuesday is not a Business Day, in which case on the next preceding Business Day), if there is a conversion from a daily Auction Period to a 28-day Auction Period, the next Auction Period will begin on the date of the conversion (i.e. the Interest Payment Date for the prior Auction Period and will end on the Tuesday (unless such Tuesday is not a Business Day, in which case on the next preceding Business Day) which is more than 21 days but not more than 28 days from such date of conversion, and, if there is a conversion from a daily Auction Period to a 35-day Auction Period, the next Auction Period will begin on the date of the conversion (i.e. the Interest Payment Date for the prior Auction Period) and will end on the Tuesday (unless such Tuesday is not a Business Day, in which case on the next preceding Business Day) which is more than 28 days but no more than 35 days from such date of conversion.

      "Auction Procedures" means the procedures for conducting Auctions for the PARS Rate Bonds during a PARS Rate Period set forth in Exhibit B hereto.

      "Auction Rate" means for each Auction Period, (i) if Sufficient Clearing Bids exist, the Winning Bid Rate, provided, however, if all of the PARS Rate Bonds are the subject of Submitted Hold Orders, the Minimum PARS Rate and (ii) if Sufficient Clearing Bids do not exist, the Maximum PARS Rate.

      "Available Bonds" means the aggregate principal amount of the PARS Rate Bonds that are not the subject of Submitted Hold Orders.

      "Bid" shall have the meaning specified in subsection (a) of Section 1.02 of Exhibit B hereto.

      "Bidder" means each Existing Owner and Potential Owner who places an Order.

      "Broker-Dealer Agreement" means an agreement between the Auction Agent and a Broker Dealer pursuant to which such Broker-Dealer agrees to follow the procedures specified in Exhibit B hereto, as such agreement may from to time be amended or supplemented.

      "Existing Owner" means a Person who has signed a Master Purchaser's Letter and is listed as the beneficial owner of the PARS Rate Bonds in the records of the Auction Agent.

      "Hold Order" shall have the meaning specified in subsection (a) of Section
1.02 of Exhibit B hereto.

      "Master Purchaser's Letter" means a letter substantially in the form attached to the Broker-Dealer Agreement addressed to a Broker-Dealer, among others, in which a Person agrees, among other things, to offer to purchase, to purchase, to offer to sell and/or to sell the PARS Rate Bonds as set forth in Exhibit B hereto.

      "Maximum PARS Rate" means, as of any Auction Date, the Maximum Interest Rate.

                                           Series 1999B Restated Trust Indenture

      "Minimum PARS Rate" means, as of any Auction Date, the lesser of the Maximum Interest Rate and a per annum rate equal to 45% of the PARS Index in effect on such Auction Date.

      "No Auction Rate" means, as of any Auction Date, the lesser of the Maximum PARS Rate and the rate determined by multiplying the Percentage of PARS Index set forth below, based on the Prevailing Rating of the PARS Rate Bonds in effect at the close of business on the Business Day immediately preceding such Auction Date, by the PARS Index:

PREVAILING RATING OF                          PERCENTAGE OF
     PARS BONDS                                PARS INDEX
AAA/Aaa                                             65%
AA/Aa                                               70%
A/A                                                 85%
Below A/A                                          100%

      "Order" means a Hold Order, Bid or Sell Order.

      "PARS" means the PARS Rate Bonds while they bear interest at the PARS
Rates.

      "PARS Index" shall have the meaning specified in Section 1.07 of Exhibit B hereto.

      "PARS Rate" means the rate of interest to be borne by the PARS Rate Bonds during each Auction Period, not greater than the Maximum Interest Rate, determined in accordance with Section 2.03; provided that all PARS shall bear the same PARS Rate.

      "PARS Rate Adjustment Date" means the first day of each Auction Period.

      "PARS Rate Bonds" means the Bonds during any PARS Rate Period.

      "PARS Rate Conversion Date" means the date on which the PARS Rate Bonds convert from an interest rate period other than a PARS Rate Period and begin to bear interest at a PARS Rate.

      "PARS Rate Period" means each period during which a PARS Rate is in effect.

      "Payment Default" means the failure to make payment of interest on, premium, if any, and principal of the PARS Rate Bonds when due.

      "Potential Owner" means any Person, including any Existing Owner, who shall have executed a Master Purchaser's Letter and who may be interested in acquiring a beneficial interest in the PARS Rate Bonds in addition to the PARS Rate Bonds currently owned by such Person, if any,

      "Prevailing Rating" means:

                                           Series 1999B Restated Trust Indenture

            (a) AAA/Aaa, if the PARS Rate Bonds shall have a rating of AAA or better by S&P and a rating of Aaa or better by Moody's';

            (b) if not AAA/Aaa, AA/Aa if the PARS Rate Bonds shall have a rating of AA- or better by S&P and a rating of Aa3 or better by Moody's;

            (c) if not AAA/Aaa or AA/Aa, A/A if the PARS Rate Bonds shall have a rating of A- or better by S&P and a rating of A3 or better by Moody's; and

            (d) if not AAA/Aaa, AA/Aa or A/A, then below A/A, whether or not the PARS Rate Bonds are rated by any securities rating agency.

For purposes of this definition, S&P's rating categories of "AAA", "AA" and "A-" and Moody's rating categories of "Aaa," "Aa3" and "A3," shall be deemed to refer to and include the respective rating categories correlative thereto in the event that any such Rating Agencies shall have changed or modified their generic rating categories or if any successor thereto appointed in accordance with the definitions thereof shall use different rating categories. If the PARS Rate Bonds are not rated by a Rating Agency, the requirement of a rating by such Rating Agency shall be disregarded. If the ratings for the PARS Rate Bonds are split between two or more of the foregoing categories, the lower rating will determine the Prevailing Rating.

      "Principal Office" means, with respect to the Auction Agent, the office thereof designated in writing to the Issuer, the Trustee and each Broker-Dealer.

      "Securities Depository" means The Depository Trust Company and its successors and assigns or any other securities depository selected by the Issuer which agrees to follow the procedures required to be followed by such securities depository in connection with the PARS Rate Bonds.

      "Sell Order" shall have the meaning specified in subsection (a) of Section
1.02 of Exhibit B hereto.

      "Submission Deadline" means 1:00 p.m., New York, New York time, on each Auction Date not in a daily Auction Period and 11:00 a.m., New York, New York time, on each Auction Date in a daily Auction Period, or such other time on such date as shall be specified from time to time by the Auction Agent pursuant to the Auction Agreement as the time by which Broker-Dealers are required to submit Orders to the Auction Agent.

      "Submitted Bid" shall have the meaning specified in subsection (b) of
Section 1.04 of Exhibit B hereto.

      "Submitted Hold Order" shall have the meaning specified in subsection (b) of Section 1.04 of Exhibit B hereto.

      "Submitted Order" shall have the meaning specified in subsection (b) of
Section 1.04 of Exhibit B hereto.

                                           Series 1999B Restated Trust Indenture

      "Submitted Sell Order" shall have the meaning specified in subsection (b) of Section 1.04 of Exhibit B hereto.

      "Sufficient Clearing Bids" means an Auction for which the aggregate principal amount of the PARS Rate Bonds that are the subject of Submitted Bids by Potential Owners specifying one or more rates not higher than the Maximum PARS Rate is not less than the aggregate principal amount of the PARS Rate Bonds that are the subject of Submitted Sell Orders and of Submitted Bids by Existing Owners specifying rates higher than the Maximum PARS Rate.

      "Winning Bid Rate" means the lowest rate in any Submitted Bid, which, if selected by the Auction Agent as the PARS Rate, would cause the aggregate principal amount of PARS Rate Bonds that are the subject of Submitted Bids specifying a rate not greater than such a rate to be at least equal to the aggregate principal amount of Available Bonds.

   SECTION 1.03. RULES OF CONSTRUCTION. Unless the context otherwise requires:

      (a) an accounting term not otherwise defined has the meaning assigned to it in accordance with generally accepted accounting principles;

      (b) references to Articles and Sections are to the Articles and Sections of this Indenture or the Agreement, as the case may be;

      (c) words importing the singular number shall include the plural number and vice versa and words importing the masculine shall include the feminine and vice versa; and

      (d) the headings and Table of Contents herein are solely for convenience of reference and shall not constitute a part of this Indenture nor shall they affect its meanings, construction or effect.

                                   ARTICLE II

                                    THE BONDS

   SECTION 2.01. AUTHORIZATION AND TERMS OF BONDS.

      (a) There is hereby authorized and created under this Indenture an issue of bonds designated as City of Forsyth, Montana, Pollution Control Revenue Refunding Bonds (Avista Corporation Colstrip Project) Series 1999B. The total aggregate principal amount of Bonds that may be issued and Outstanding under this Indenture is expressly limited to $17,000,000 exclusive of Bonds executed and authenticated as provided in Section 2.07 hereof; provided however, that no Bonds shall be delivered hereunder until the Trustee receives a request and authorization of the Issuer signed by the Executive Officer to authenticate and deliver the principal amount of the Bonds therein specified to the purchaser or purchasers therein identified upon payment to the Prior Trustee, for the account of the Issuer, of the sum specified in such request and authorization.

                                           Series 1999B Restated Trust Indenture

      (b) The Bonds shall be issued as registered Bonds, without coupons, in Authorized Denominations and shall all be dated as of the Issue Date. The Bonds shall mature, subject to prior redemption as provided in Article IV hereof, upon the terms and conditions hereinafter set forth, on the Maturity Date. The Bonds shall bear interest at the rate or rates determined as provided in this Article II.

      (c) The Bonds shall be numbered consecutively from 1 upward. Each Bond shall bear interest from the Interest Payment Date next preceding the date of registration and authentication thereof unless it is registered and authenticated on or prior to the first Interest Payment Date, in which event it shall bear interest from the Issue Date; provided, however, that if, as shown by the records of the Paying Agent, interest on the Bonds shall be in default, Bonds issued in exchange for Bonds surrendered for registration of transfer or exchange shall bear interest from the last date to which interest has been paid in full or duly provided for on the Bonds, or, if no interest has been paid or duly provided for on the Bonds, from the Issue Date. Payment of the interest on any Bond shall be made to the person appearing on the bond registration books of the Registrar as the registered Owner thereof on the Record Date, such interest to be paid by the Paying Agent to such registered Owner, as follows:

            (1) in respect of any Bond which is registered in the book-entry system pursuant to Section 2.16 hereof, in immediately available funds by no later than 2:30 p.m., New York, New York time, and

            (2) in respect of any Bond which is not registered in the book-entry system pursuant to Section 2.16 hereof, (i) by bank check mailed by first-class mail on the Interest Payment Date, to such Owner's address as it appears on the registration books of the Registrar or at such other address as has been furnished to the Registrar in writing by such Owner, or (ii) during any Rate Period other than a Term Interest Rate Period, in immediately available funds on the Interest Payment Date (by wire transfer or by deposit to the account of the Owner of any such Bond if such account is maintained with the Paying Agent), but in respect of any Owner of Bonds during a Daily Interest Rate Period, a Weekly Interest Rate Period or a Flexible Interest Rate Period, only to any Owner which owns Bonds in an aggregate principal amount of at least $1,000,000 on the Record Date, according to the written instructions given by such Owner to the Paying Agent or, if no such instructions have been provided as of the Record Date, by bank check mailed by first-class mail on the Interest Payment Date to the Owner at such Owner's address as it appears as of the Record Date on the registration books of the Registrar, except, in each case, that, if and to the extent that there shall be a default in the payment of the interest due on such Interest Payment Date, such defaulted interest shall be paid to the Owners in whose name any such Bonds are registered as of a special record date to be fixed by the Trustee, notice of which shall be given to such Owners not less than ten (10) days prior thereto.

                                           Series 1999B Restated Trust Indenture

      Both the principal of and premium, if any, on the Bonds shall be payable upon surrender thereof in lawful money of the United States of America at the Principal Office of the Paying Agent. Notwithstanding the foregoing, interest on any Bond bearing a Flexible Interest Rate and not registered in the book-entry system pursuant to Section 2.16 hereof shall be paid only upon presentation to the Trustee of the Bond on which such payment is due.

   SECTION 2.02. INTEREST RATES AND RATE PERIODS.

      (a) General. The Bonds shall bear interest from and including the Issue Date until final payment of the principal or redemption price thereof shall have been made or provided for in accordance with the provisions hereof, whether at maturity, upon redemption or otherwise, at the lesser of (A) the Maximum Interest Rate or (B) the interest rate or rates determined as provided in this
Article II. Such rate or rates shall be effective for the periods set forth in this Article II. During any Rate Period other than a PARS Rate Period or a Term Interest Rate Period, interest on the Bonds shall be computed upon the basis of a 365- or 366-day year, as applicable, for the number of days actually elapsed. During any PARS Rate Period, interest on the Bonds shall be computed on the basis of a 360-day year for the actual number of days elapsed except that interest during a six month Auction Period shall be calculated on the basis of a 360-day year composed of twelve 30-day months. During any Term Interest Rate Period, interest on the Bonds shall be computed upon the basis of a 360-day year, consisting of twelve 30-day months. Notwithstanding any other provision of this Indenture, it shall not be required that all Bonds bear interest at the same rate, provided that only one Rate Period may apply to the Bonds. Not later than 11:15 a.m. (New York, New York time) on the Business Day immediately following the day on which there has been a change in the rate of interest applicable to the Bonds, the Remarketing Agent shall give notice of such change to the Trustee by telephone, promptly confirmed in writing. The Trustee hereby agrees to give telephonic notice to the Company, promptly confirmed in writing, on each Record Date of the amount of interest to be due and payable on the Bonds on the next succeeding Interest Payment Date.

      (b) Rate Periods. The term of the Bonds shall be divided into consecutive Rate Periods during which the Bonds shall bear interest at the PARS Rate, Daily Interest Rate, Weekly Interest Rate, Term Interest Rate or at Flexible Interest Rates. During the initial Rate Period, the Bonds shall bear interest at a PARS Rate.

      (c) Initial Period. The Bonds shall bear interest at the PARS Rate of 3.60% per annum for the Initial Period. Immediately following the Initial Period, the Bonds shall bear interest at PARS Rates established for daily Auction Periods unless, prior to the end of the Initial Period, the Company changes the length of the Auction Periods immediately succeeding the Initial Period to a longer Auction Period in accordance with Section 1.09 of Exhibit B hereto.

      (d) Determination Conclusive. The determination of each PARS Rate by the Auction Agent and of each Flexible Interest Rate, Daily Interest Rate, Weekly Interest Rate and Term Interest Rate and each Flexible Segment by the Remarketing Agent, as the case may be, shall be conclusive and binding upon such parties, the Trustee, the Paying Agent, the Issuer, the Company, the Owners of the Bonds and any provider of a Credit Facility.

                                           Series 1999B Restated Trust Indenture

      (e) Conversions Subject to Compliance With Credit Facility Agreement. The Bonds shall not be converted from one Rate Period to a different Rate Period unless any applicable conditions precedent to such conversion specified in the Credit Facility Agreement (unless a Provider Default shall have occurred and be continuing) have been satisfied.

   SECTION 2.03. PARS RATES; CONVERSIONS TO AND FROM PARS RATE PERIODS.

      (a) Determination and Notice of PARS Rates. The PARS Rate to be applicable to the PARS Rate Bonds during each Auction Period shall be determined by the Auction Agent and notice thereof shall be given, all as provided in Exhibit B hereto. Exhibit B hereto is hereby incorporated herein by this reference.

      (b) Conversions to PARS Rate Periods. At the option of the Company and subject to Section 2.02(e), all of the Bonds may be converted to a PARS Rate Period from any other Rate Period as follows:

            (i) In any such conversion from a Daily Interest Rate Period or a Weekly Interest Rate Period, the PARS Rate Conversion Date shall be a regularly scheduled Interest Payment Date on which interest is payable for the Daily Interest Rate Period or the Weekly Interest Rate Period from which the conversion is to be made. In any such conversion from a Term Interest Rate Period, the PARS Rate Conversion Date shall be a regularly scheduled Interest Payment Date on which a new Term Interest Rate Period would otherwise have commenced, and in any such conversion from a Flexible Interest Rate Period, the PARS Rate Conversion Date shall be the last regularly scheduled Interest Payment Date on which interest is payable for any Flexible Segment theretofore established for the Bonds to be converted.

            (ii) The Company shall give written notice of any such conversion to the Auction Agent, any Remarketing Agent, the Issuer, the Trustee and any provider of a Credit Facility not less than seven (7) Business Days prior to the date on which the Trustee is required to notify the Owners of the conversion pursuant to subparagraph (iii) below. Such notice shall specify the PARS Rate Conversion Date and the length of the initial Auction Period. Together with such notice, the Company shall file with the Issuer, the Trustee and any provider of a Credit Facility a Favorable Opinion of Bond Counsel. No such change to a PARS Rate Period shall become effective unless the Company shall also file, with the Issuer and the Trustee, such a Favorable Opinion of Bond Counsel dated the PARS Rate Conversion Date.

            (iii) Not less than fifteen (15) days prior to the PARS Rate Conversion Date the Trustee shall mail a written notice of the conversion to the Owners of all Bonds to be converted; provided, however, that the Trustee shall not mail such written notice if converting from a Flexible Rate Period until it has received a written confirmation from the Remarketing Agent that no Flexible Segment for the Bonds extends beyond the PARS Rate Conversion Date. Such notice shall state that the Bonds to be converted will be subject to mandatory purchase on the PARS Rate Conversion Date at the purchase price

                                           Series 1999B Restated Trust Indenture
      determined pursuant to Section 3.02(a) and will specify the time at which Bonds are to be tendered for purchase.

            (iv) The PARS Rate for the Auction Period commencing on the PARS Rate Conversion Date shall be determined by the Broker-Dealer before the Conversion Date and shall be the lowest rate which, in the judgment of the Broker-Dealer, is necessary to enable the Bonds to be remarketed at the principal amount thereof, plus accrued interest, if any, on the PARS Rate Conversion Date. Such determination shall be conclusive and binding upon the Issuer, the Company, the Trustee, the Auction Agent and the Owners and Beneficial Owners of the Bonds to which such rate will be applicable.

            (v) Not later than 5:00 p.m., New York, New York time, on the date of determination of the PARS Rate, the Broker-Dealer shall notify the Trustee and the Company of such rate by telephone confirmed in writing. Not later than 5:00 p.m., New York, New York time, on the next succeeding Business Day, the Trustee shall give notice of such rate to the Issuer and the Auction Agent.

            (vi) The Company may revoke its election to effect a conversion of the interest rate on any Bonds to a PARS Rate by giving written notice of such revocation to the Issuer, the Trustee, the Remarketing Agent, the Auction Agent, the Broker-Dealer and any provider of a Credit Facility at any time prior to the setting of the PARS Rate by the Broker-Dealer.

      (c) Conversions From PARS Rate Periods. At the option of the Company and subject to Section 2.02(e), all of the Bonds may be converted from a PARS Rate Period to a Daily Interest Rate Period, a Weekly Interest Rate Period, a Term Interest Rate Period or a Flexible Interest Rate Period, as follows:

            (i) If the PARS are in an Auction Period other than the daily Auction Period, the conversion date shall be the second regularly scheduled Interest Payment Date following the final Auction Date. If the PARS are in a daily Auction Period, the conversion date shall be the next regularly scheduled Interest Payment Date.

            (ii) The Company shall give written notice of any such conversion to the Issuer, the Trustee, the Auction Agent, the Broker-Dealer and any provider of a Credit Facility not less than seven (7) Business Days prior to the date on which the Trustee is required to notify the Owners of the conversion pursuant to subparagraph (iii) below. Such notice shall specify the conversion date and the Rate Period to which the conversion will be made and, if applicable, the length of any Term Rate Period. Together with such notice, the Company shall file with the Issuer and the Trustee a Favorable Opinion of Bond Counsel regarding such conversion. No conversion shall become effective unless the Company shall also file, with the Issuer, the Trustee and any provider of a Credit Facility, such a Favorable Opinion of Bond Counsel dated the date of such conversion.

                                           Series 1999B Restated Trust Indenture

            (iii) Not less than twenty (20) days prior to the conversion date, the Trustee shall mail a written notice of the conversion to the Owners of all Bonds to be converted, specifying the Rate Period to which the Bonds are being converted, stating that the Bonds to be converted will be subject to mandatory purchase on the conversion date at the purchase price determined pursuant to Section 3.02(a), specifying the time at which Bonds are to be tendered for purchase, stating any conditions precedent to such conversion and stating that, if such conditions are not satisfied, the Bonds will continue to bear interest at PARS Rates but that the Bonds will be subject to mandatory purchase in accordance with the last paragraph of
      Section 2.08 hereof.

   SECTION 2.04. DAILY INTEREST RATE; ADJUSTMENT TO DAILY INTEREST RATE PERIOD.

      (a) Determination of Daily Interest Rate. During each Daily Interest Rate Period, the Bonds shall bear interest at the Daily Interest Rate determined by the Remarketing Agent on each Business Day for such Business Day. The Daily Interest Rate shall be the rate determined by the Remarketing Agent (based on an examination of Tax-Exempt obligations comparable to the Bonds known by the Remarketing Agent to have been priced or traded under then-prevailing market conditions) to be the lowest rate which would enable the Remarketing Agent to sell the Bonds on the effective date of such rate at a price (without regard to accrued interest) equal to 100% of the principal amount thereof. If the Remarketing Agent shall not have determined a Daily Interest Rate for any day by 10:00 a.m., New York, New York time, the Daily Interest Rate for such day shall be the same as the Daily Interest Rate for the immediately preceding day. The Remarketing Agent shall notify the Company, the Trustee and the Paying Agent of each Daily Interest Rate on the date of the determination thereof by written notice communicated by electronic mail, by facsimile or by other means acceptable to the Company, the Trustee, and the Paying Agent.

      (b) Adjustment to Daily Interest Rate Period. At any time, the Company, by written notice to the Issuer, the Trustee, the Paying Agent and the Remarketing Agent may, subject to Section 2.02(e), elect that the Bonds shall bear interest at a Daily Interest Rate. Such notice (A) shall specify the effective date of such adjustment to a Daily Interest Rate, which shall be (1) a Business Day not earlier than the fifteenth day following the fifth Business Day after the date of receipt by the Trustee and the Paying Agent of such notice (or such shorter period after the date of such receipt as shall be acceptable to the Trustee);
(2) in the case of an adjustment from a Term Interest Rate Period, a day on which the Bonds would be permitted to be redeemed at the option of the Company pursuant to Section 4.02(b)(iv) hereof or the day immediately following the last day of the then-current Term Interest Rate Period, and (3) in the case of an adjustment from a Flexible Interest Rate Period, the day immediately following the last day of the then-current Flexible Interest Rate Period as determined in accordance with Section 2.07(d) hereof; provided, however, that if prior to the Company's mailing of notice of such election, any Bonds shall have been called for redemption and such redemption shall not have theretofore been effected, the effective date of such Daily Interest Rate Period shall not precede such redemption date; and (B) if the adjustment is from a Term Interest Rate Period having a duration in excess of one year, shall be accompanied by a Favorable Opinion of Bond Counsel with respect to such adjustment.

                                           Series 1999B Restated Trust Indenture

      (c) Notice of Adjustment to Daily Interest Rate Period. The Trustee shall give notice by Mail of an adjustment to a Daily Interest Rate Period to the Owners not less than 15 days prior to the effective date of such Daily Interest Rate Period. Such notice shall state (A) that the interest rate on the Bonds will be adjusted to a Daily Interest Rate (subject to the Company's ability to rescind its election as provided in Section 2.08 hereof), (B) the effective date of such Daily Interest Rate Period, (C) that such Bonds are subject to mandatory purchase on such effective date, (D) the procedures for such mandatory purchase,
(E) the purchase price of such Bonds on such effective date (expressed as a percentage of the principal amount thereof), and (F) that the Owners of such Bonds do not have the right to retain their Bonds on such effective date.

   SECTION 2.05. WEEKLY INTEREST RATE; ADJUSTMENT TO WEEKLY INTEREST RATE
PERIOD.

      (a) Determination of Weekly Interest Rate. During each Weekly Interest Rate Period, the Bonds shall bear interest at the Weekly Interest Rate determined by the Remarketing Agent no later than the first day of such Weekly Interest Rate Period and thereafter no later than Tuesday of each week during such Weekly Interest Rate Period, unless any such Tuesday shall not be a Business Day, in which event the Weekly Interest Rate shall be determined by the Remarketing Agent no later than the Business Day next preceding such Tuesday. The Weekly Interest Rate shall be the rate determined by the Remarketing Agent (based on an examination of Tax-Exempt obligations comparable to the Bonds known by the Remarketing Agent to have been priced or traded under then prevailing market conditions) to be the lowest rate which would enable the Remarketing Agent to sell the Bonds on the effective date of such rate at a price (without regard to accrued interest) equal to 100% of the principal amount thereof. If the Remarketing Agent shall not have determined a Weekly Interest Rate for any period, the Weekly Interest Rate shall be the same as the Weekly Interest Rate in effect for the immediately preceding week. The first Weekly Interest Rate determined for each Weekly Interest Rate Period shall apply to the period commencing on the first day of such Weekly Interest Rate Period and ending on the next succeeding Tuesday. Thereafter, each Weekly Interest Rate shall apply to the period commencing on each Wednesday and ending on the next succeeding Tuesday, unless such Weekly Interest Rate Period shall end on a day other than Tuesday, in which event the last Weekly Interest Rate for such Weekly Interest Rate Period shall apply to the period commencing on the Wednesday preceding the last day of such Weekly Interest Rate Period and ending on such last day. The Remarketing Agent shall notify the Company, the Trustee and the Paying Agent of each Weekly Interest Rate on the date of the determination thereof by written notice communicated by electronic mail, by facsimile or by other means acceptable to the Company, the Trustee, and the Paying Agent.

      (b) Adjustment to Weekly Interest Rate Period. The Company, by written notice to the Issuer, the Trustee, the Paying Agent and the Remarketing Agent may, subject to Section 2.02(e), at any time elect that the Bonds shall bear interest at a Weekly Interest Rate. Such notice (A) shall specify the effective date of such adjustment to a Weekly Interest Rate, which shall be (1) a Business Day not earlier than the fifteenth day following the fifth Business Day after the date of receipt by the Trustee and the Paying Agent of such notice (or such shorter period after the date of such receipt as shall be acceptable to the Trustee); (2) in the case of an adjustment from a Term Interest Rate Period, a day on which the Bonds would be permitted to be redeemed at the option of the Company pursuant to Section 4.02(b)(iv) hereof or the day immediately following

                                           Series 1999B Restated Trust Indenture
the last day of the then-current Term Interest Rate Period; and (3) in the case of an adjustment from a Flexible Interest Rate Period the day immediately following the last day of the then-current Flexible Interest Rate Period as determined in accordance with Section 2.07(d); provided however, that if prior to the Company's making such election, any Bonds shall have been called for redemption and such redemption shall not have theretofore been effected, the effective date of such Weekly Interest Rate Period shall not precede such redemption date; and (B) if the adjustment is from a Term Interest Rate Period having a duration in excess of one year, shall be accompanied by a Favorable Opinion of Bond Counsel with respect to such adjustment.

      (c) Notice of Adjustment to Weekly Interest Rate Period. The Trustee shall give notice by Mail of an adjustment to a Weekly Interest Rate Period to the Owners not less than 15 days prior to the effective date of such Weekly Interest Rate Period. Such notice shall state (A) that the interest rate on the Bonds will be adjusted to a Weekly Interest Rate (subject to the Company's ability to rescind its election as provided in Section 2.08 hereof), (B) the effective date of such Weekly Interest Rate Period, (C) that such Bonds are subject to mandatory purchase on such effective date, (D) the procedures for such mandatory purchase, (E) the purchase price of such Bonds on such effective date (expressed as a percentage of the principal amount thereof), and (F) that the Owners of such Bonds do not have the right to retain their Bonds on such effective date.

   SECTION 2.06. TERM INTEREST RATE; ADJUSTMENT TO TERM INTEREST RATE PERIOD.

      (a) Determination of Term Interest Rate. During each Term Interest Rate Period, the Bonds shall bear interest at the Term Interest Rate determined by the Remarketing Agent on a Business Day selected by the Remarketing Agent, but not more than 60 days prior to and not later than the effective date of such Term Interest Rate Period. The Term Interest Rate shall be the rate determined by the Remarketing Agent on such date as being the lowest rate (based on an examination of Tax-Exempt obligations comparable to the Bonds known by the Remarketing Agent to have been priced or traded under then prevailing market conditions) which would enable the Remarketing Agent to sell the Bonds on the effective date of such Term Interest Rate Period at a price (without regard to accrued interest) equal to 100% of the principal amount thereof, provided however, that if, for any reason, a Term Interest Rate for any Term Interest Rate Period shall not be determined or become effective, then (A) in the event the then-current Term Interest Rate Period is for one year or less, the Rate Period for the Bonds shall automatically convert to a Daily Interest Rate Period and (B) in the event the current Term Interest Rate Period is for more than one year, the Rate Period for the Bonds shall automatically adjust to a Term Interest Rate Period of one year and one day; provided, however, that if the last day of any successive Term Interest Rate Period shall not be a day immediately preceding a Business Day, then such successive Term Interest Rate Period shall end on the first day immediately preceding the Business Day next succeeding such day or, if such Term Interest Rate Period would end after the day prior to the final maturity date of the Bonds, the next succeeding Rate Period shall be a Term Interest Rate Period ending on the day prior to the final maturity date of the Bonds; provided further that in the case of clause (B) above, if the Company delivers to the Trustee a Favorable Opinion of Bond Counsel prior to the end of the then-effective Term Interest Rate Period, the Rate Period for the Bonds will adjust to a Daily Interest Rate Period. If the Daily Interest Rate for the first day of a Daily Interest Rate Period described in clause (A) above is not

                                           Series 1999B Restated Trust Indenture
determined as provided in Section 2.04(a) hereof the Daily Interest Rate for the first day of such Daily Interest Rate Period shall be 110% of the most recent PSA Municipal Swap Index theretofore published in The Bond Buyer (or, if The Bond Buyer is no longer published or no longer publishes the PSA Municipal Swap Index, the variable rate index contained in the publication determined by the Remarketing Agent, or, if the Remarketing Agent is the Trustee, determined by the Company, as the most comparable to The Bond Buyer). If a Term Interest Rate for any such Term Interest Rate Period described in clause (B) above is not determined as described in the first sentence of this Section 2.06(a), the Term Interest Rate for such Term Interest Rate Period shall be 110% of the most recent One-Year Note Index theretofore published in The Bond Buyer (or, if The Bond Buyer is no longer published or no longer publishes the One-Year Note Index, the one-year note index contained in the publication determined by the Remarketing Agent, or, if the Remarketing Agent is the Trustee, determined by the Company, as the most comparable to The Bond Buyer). The Remarketing Agent shall notify the Company, the Trustee and the Paying Agent of each Term Interest Rate on the date of the determination thereof by written notice communicated by electronic mail, by facsimile or by other means acceptable to the Company, the Trustee, and the Paying Agent.

      (b) Adjustment to or Continuation of Term Interest Rate Period. At any time, the Company, by written notice to the Issuer, the Trustee, the Paying Agent and the Remarketing Agent, may, subject to Section 2.02(e), elect that the Bonds shall bear, or continue to bear, interest at a Term Interest Rate and shall determine the duration of the Term Interest Rate Period during which such Bonds shall bear interest at such Term Interest Rate. At the time the Company so elects an adjustment to or continuation of a Term Interest Rate Period, the Company may specify two or more consecutive Term Interest Rate Periods and, if the Company so specifies, shall specify the duration of each such Term Interest Rate Period as provided in this paragraph (b). Such notice shall specify the effective date of each Term Interest Rate Period, which shall be (A) a Business Day not earlier than the fifteenth day following the fifth Business Day after the date of receipt by the Trustee and the Paying Agent of such notice (or such shorter period after the date of such receipt as shall be acceptable to the Trustee); (B) in the case of an adjustment from a Term Interest Period to a Term Interest Period of a different duration or the continuation of a Term Interest Rate Period, a day on which the Bonds would be permitted to be redeemed at the option of the Company pursuant to Section 4.02(b)(iv) hereof or the day immediately following the last day of the then-current Term Interest Rate Period; and (C) in the case of an adjustment from a Flexible Interest Rate Period the day immediately following the last day of the then-current Flexible Interest Rate Period as determined in accordance with Section 2.07(d) hereof; provided, however, that if prior to the Company's making such election, any Bonds shall have been called for redemption and such redemption shall not have theretofore been effected, the effective date of such Term Interest Rate Period shall not precede such redemption date. In addition, such notice (x) shall specify the last day of such Term Interest Rate Period (which shall be either the day preceding the date of final maturity of the Bonds or a day which both immediately precedes a Business Day and is at least 180 days after such effective date), and (y) unless such Term Interest Rate Period immediately succeeds a Term Interest Rate Period of the same duration and is subject to the same optional redemption rights under Section 4.02(b)(iv) hereof, shall be accompanied by a Favorable Opinion of Bond Counsel with respect to such adjustment.

                                           Series 1999B Restated Trust Indenture

      If, by 15 days prior to the end of the then-current Term Interest Rate Period, the Trustee shall not have received notice of the Company's election that the Bonds shall bear interest at a PARS Rate, a Daily Interest Rate, a Weekly Interest Rate, a Term Interest Rate or a Flexible Interest Rate, (A) in the event the then-current Term Interest Rate Period is for one year or less, the Rate Period for the Bonds shall automatically convert to a Daily Interest Rate Period and (B) in the event the current Term Interest Rate Period is for more than one year, the Rate Period for the Bonds shall automatically adjust to a Term Interest Rate Period of one year and one day, provided however, that if the last day of any successive Term Interest Rate Period shall not be a day immediately preceding a Business Day, then such successive Term Interest Rate Period shall end on the first day immediately preceding the Business Day next succeeding such day or, if such Term Interest Rate Period would end after the day prior to the Maturity Date, the next succeeding Rate Period shall be a Term Interest Rate Period ending on the day prior to the Maturity Date; provided however, that in the case of clause (B) above, if the Company delivers to the Trustee a Favorable Opinion of Bond Counsel prior to the end of the then-effective Term Interest Rate Period, the Rate Period for the Bonds will adjust to a Daily Interest Rate Period. If the Daily Interest Rate for the first day of a Daily Interest Rate Period described in clause (A) above is not determined as provided in Section 2.04(a) hereof, the Daily Interest Rate for the first day of such Daily Interest Rate Period shall be 110% of the most recent PSA Municipal Swap Index theretofore published in The Bond Buyer (or, if The Bond Buyer is no longer published or no longer publishes the PSA Municipal Swap Index, the variable rate index contained in the publication determined by the Remarketing Agent, or, if the Remarketing Agent is the Trustee, determined by the Company, as the most comparable to The Bond Buyer). If a Term Interest Rate for any such Term Interest Rate Period described in clause (B) above is not determined as described in the first sentence of this Section 2.06(a), the Term Interest Rate for such Term Interest Rate Period shall be 110% of the most recent One-Year Note Index theretofore published in The Bond Buyer (or, if The Bond Buyer is no longer published or no longer publishes the One-Year Note Index, the one-year note index contained in the publication determined by the Remarketing Agent, or, if the Remarketing Agent is the Trustee, determined by the Company, as the most comparable to The Bond Buyer).

      At the same time that the Company elects to have the Bonds bear interest at a Term Interest Rate or to continue to bear interest at a Term Interest Rate, the Company may also elect that such Term Interest Rate Period shall be automatically renewed for successive Term Interest Rate Periods each having the same duration as the Term Interest Rate Period so specified; provided however, that such election must be accompanied by a Favorable Opinion of Bond Counsel with respect to such continuing automatic renewals of such Term Interest Rate Period. If such election is made, no Favorable Opinion of Bond Counsel shall be required in connection with the commencement of each successive Term Interest Rate Period determined in accordance with such election. Further, at the same time that the Company elects to have the Bonds bear interest at a Term Interest Rate or continue to bear interest at a Term Interest Rate, subject to the provisions of Section 4.02(c) hereof the Company may also specify to the Trustee optional redemption prices and periods different from those set out in Section
4.02 hereof during the Term Interest Rate Period(s) with respect to which such election is made.

      (c) Notice of Adjustment to or Continuation of Term Interest Rate Period. The Trustee shall give notice by Mail of an adjustment to or continuation of a Term Interest Rate Period to

                                           Series 1999B Restated Trust Indenture
the Owners not less than 15 days prior to the effective date of such Term Interest Rate Period. Such notice shall state (A) that the interest rate on the Bonds will be adjusted to, or continue to be, a Term Interest Rate (subject to the Company's ability to rescind its election as provided in Section 2.08 hereof), (B) the effective date and the last date of such Term Interest Rate Period, (C) that the Term Interest Rate for such Term Interest Rate Period will be determined not later than the effective date thereof (D) how such Term Interest Rate may be obtained from the Remarketing Agent, (E) the Interest Payment Dates after such effective date, (F) that, during such Term Interest Rate Period, the Owners of such Bonds will not have the right to tender their Bonds for purchase, (G) the redemption provisions that will apply to the Bonds during such Term Interest Rate Period, and (H) that, except when the new Term Interest Rate Period is preceded by a Term Interest Rate Period of the same duration, such Bonds are thereby subject to mandatory purchase on such effective date, the procedures for such mandatory purchase, the purchase price of such Bonds on such effective date (expressed as a percentage of the principal amount thereof), and the Owners of such Bonds do not have the right to retain their Bonds on such effective date.

   SECTION 2.07. FLEXIBLE INTEREST RATE; ADJUSTMENT TO FLEXIBLE INTEREST RATE PERIOD.

      (a) Determination of Flexible Segments and Flexible Interest Rates. During each Flexible Interest Rate Period, each Bond shall bear interest during each Flexible Segment for such Bond at the Flexible Interest Rate for such Bond as described herein. Each Flexible Segment and Flexible Interest Rate for each Bond shall be the Flexible Segment and Flexible Interest Rate determined by the Remarketing Agent. Each Flexible Segment for any Bond shall be a period of not less than one nor more than 270 days (subject to any limitations set forth in the Remarketing Agreement), determined by the Remarketing Agent to be, in its judgment, the period which, together with all other Flexible Segments for the Bonds then outstanding, is likely to result in the lowest overall net interest expense on the Bonds; provided however, that (A) any such Bond purchased on behalf of the Company and remaining unsold in the hands of the Remarketing Agent as of the close of business on the effective date of the Flexible Segment for such Bond shall have a Flexible Segment of one day or, if such Flexible Segment would not end on a day immediately preceding a Business Day, a Flexible Segment of more than one day ending on the day immediately preceding the next Business Day and (B) each Flexible Segment shall end on a day which immediately precedes a Business Day and no Flexible Segment shall extend beyond the final maturity date of the Bonds.

      The Flexible Interest Rate for each Flexible Segment for each Bond shall be the rate determined by the Remarketing Agent (based on an examination of Tax-Exempt obligations comparable to the Bonds known by the Remarketing Agent to have been priced or traded under then prevailing market conditions) no later than the first day of such Flexible Segment (and in the case of a Flexible Segment of one day, no later than 12:30 p.m. New York, New York time, on such date) to be the lowest rate which would enable the Remarketing Agent to sell the Bonds on the effective date of such rate at a price (without regard to accrued interest) equal to 100% of the principal amount thereof. If a Flexible Segment or a Flexible Interest Rate for a Flexible Segment is not determined or effective, the Flexible Segment for such Bond shall be a Flexible Segment of one day, and the interest rate for such Flexible Segment of one day shall be 110% of the most recent PSA Municipal Swap Index theretofore published in The Bond Buyer (or, if The Bond Buyer is no longer published or no longer publishes the PSA Municipal Swap Index, the

                                           Series 1999B Restated Trust Indenture
variable rate index contained in the publication determined by the Remarketing Agent, or, if the Remarketing Agent is the Trustee, determined by the Company, as most comparable to The Bond Buyer). The Remarketing Agent shall notify the Company, the Trustee and the Paying Agent of each Flexible Interest Rate and Flexible Segment on the date of the determination thereof by written notice communicated by electronic mail, by facsimile or by other means acceptable to the Company, the Trustee, and the Paying Agent.

      (b) Adjustment to Flexible Interest Rate Period. At any time, the Company, by written notice to the Issuer, the Trustee, the Paying Agent and the Remarketing Agent, may, subject to Section 2.02(e), elect that the Bonds shall bear interest at Flexible Interest Rates. Such notice (A) shall specify the effective date of the Flexible Interest Rate Period during which such Bonds shall bear interest at Flexible Interest Rates, which shall be (1) a Business Day not earlier than the fifteenth day following the fifth Business Day after the date of receipt by the Trustee and the Paying Agent of such notice (or such shorter period after the date of such receipt as shall be acceptable to the Trustee), and (2) in the case of an adjustment from a Term Interest Rate Period, a day on which the Bonds would be permitted to be redeemed at the option of the Company pursuant to Section 4.02(b)(iv) hereof or the day immediately following the last day of the then-current Term Interest Rate Period, provided however, that if prior to the Company's making such election any Bonds shall have been called for redemption and such redemption shall not have theretofore been effected, the effective date of such Flexible Interest Rate Period shall not precede such redemption date; and (B) in the case of an adjustment from a Term Interest Rate Period having a duration in excess of one year, shall be accompanied by a Favorable Opinion of Bond Counsel with respect to such adjustment. During each Flexible Interest Rate Period commencing on the date so specified (provided that the Favorable Opinion of Bond Counsel described in clause (B) above, if required, is reaffirmed as of such date) and ending on the day immediately preceding the effective date of the next succeeding Rate Period, each Bond shall bear interest at a Flexible Interest Rate during each Flexible Segment for such Bond.

      (c) Notice of Adjustment to Flexible Interest Rate Period. The Trustee shall give notice by Mail of an adjustment to a Flexible Interest Rate Period to the Owners not less than 15 days prior to the effective date of such Flexible Interest Rate Period. Such notice shall state (A) that the interest rate on the Bonds will be adjusted to Flexible Interest Rates (subject to the Company's ability to rescind its election as provided in Section 2.08 hereof), (B) the effective date of such Flexible Interest Rate Period, (C) that such Bonds are thereby subject to mandatory purchase on the effective date of such Flexible Interest Rate Period, (D) the procedures for such mandatory purchase, (E) the purchase price of such Bonds on such effective date (expressed as a percentage of the principal amount thereof), and (F) that the Owners of such Bonds do not have the right to retain their Bonds on such effective date.

      (d) Adjustment From Flexible Interest Rates. At any time during a Flexible Interest Rate Period, the Company may elect that the Bonds shall no longer bear interest at Flexible Interest Rates and shall instead bear interest as otherwise permitted under this Indenture. The Company shall notify the Issuer, the Trustee, the Paying Agent and the Remarketing Agent of such election by Mail and shall specify the Rate Period to follow with respect to such Bonds upon cessation of the Flexible Interest Rate Period and instruct the Remarketing Agent to determine Flexible Segments of such duration that, as soon as possible, all Flexible Segments

                                           Series 1999B Restated Trust Indenture
shall end on the same date, not earlier than the day that would permit the notices required by Sections 2.03(b)(iii), 2.04(c), 2.05(c) or 2.06(c), as applicable, to be given, and such date shall be the last day of the then current Flexible Interest Rate Period. Upon the establishment of such Flexible Segments, the day next succeeding the last day of all such Flexible Segments shall be the effective date of the Rate Period elected by the Company. The Remarketing Agent, promptly upon the determination thereof, shall give written notice of such last day and such effective dates to the Issuer, the Company, the Trustee and the Paying Agent.

   SECTION 2.08. RESCISSION OF ELECTION. Notwithstanding anything herein to the contrary, the Company may rescind any election by it to adjust to or, in the case of a Term Interest Rate Period, continue a Rate Period pursuant to Section 2.03, Section 2.04, Section 2.05, Section 2.06 or Section 2.07 hereof prior to the effective date of such adjustment or continuation or, as provided in Section 2.03(b)(vi) hereof, prior to the setting of the PARS Rate by the Broker-Dealer, by giving written notice thereof to the Issuer, the Trustee, the Paying Agent, any Auction Agent and any Remarketing Agent prior to such effective date. At the time that the Company gives notice of rescission, it may also elect in such notice to continue the Rate Period then in effect; provided however, that if the Rate Period then in effect is a Term Interest Rate Period, the subsequent Term Interest Rate Period shall not be of a different duration than the Term Interest Rate Period then in effect unless the Company provides to the Trustee a Favorable Opinion of Bond Counsel prior to the expiration of the then-current Term Interest Rate Period. If the Trustee receives notice of such rescission prior to the time the Trustee has given notice to the Owners of the Bonds of the change in or continuation of Rate Periods pursuant to Section 2.03, Section 2.04, Section 2.05, Section 2.06 or Section 2.07 hereof, then such notice of change in or continuation of Rate Periods shall be of no force and effect and shall not be given to the Owners. If the Trustee receives notice of such rescission after the Trustee has given notice to the Owners of the Bonds pursuant to Section 2.03, Section 2.04, Section 2.05, Section 2.06 or Section
2.07 hereof of an adjustment from any Rate Period other than a Term Interest Rate Period in excess of one year or if an attempted adjustment from one Rate Period (other than a Term Interest Rate Period in excess of one year) to another Rate Period does not become effective for any other reason, and if the Company does not elect to continue the Rate Period then in effect, then the Rate Period for the Bonds shall automatically adjust to or continue in a Daily Interest Rate Period and the Trustee shall promptly give notice thereof to the Owners of the Bonds. If the Trustee receives notice of such rescission after the Trustee has given notice to the Owners of the Bonds pursuant to Section 2.03, Section 2.04,
Section 2.05, Section 2.06 or Section 2.07 hereof of an adjustment from a Term Interest Rate Period in excess of one year to another Rate Period (including a Term Interest Rate Period of a different duration), or if an attempted adjustment from a Term Interest Rate Period in excess of one year to another Rate Period (including a Term Interest Rate Period of a different duration) does not become effective for any reason and if the Company does not elect to continue the Rate Period then in effect, then the Rate Period for the Bonds shall continue to be a Term Interest Rate Period of the same duration as the immediately preceding Term Interest Rate Period, subject to the second proviso contained in Section 2.06(a); provided that if the Company delivers to the Trustee a Favorable Opinion of Bond Counsel prior to the end of the then-effective Term Interest Rate Period, the Rate Period for the Bonds shall be as directed by the Company in writing. If a Daily Interest Rate for the first day of any Daily Interest Rate Period to which a Rate Period is adjusted under this Section 2.08 is not determined as provided in Section 2.04(a) hereof, the Daily Interest Rate for the first day of such Daily

                                           Series 1999B Restated Trust Indenture

Interest Rate Period shall be 110% of the most recent PSA Municipal Swap Index theretofore published in The Bond Buyer (or, if The Bond Buyer is no longer published or no longer publishes the PSA Municipal Swap Index, the variable rate index contained in the publication determined by the Remarketing Agent or if the Remarketing Agent is the Trustee, determined by the Company, as most comparable to The Bond Buyer). The Trustee shall promptly give written notice of each such automatic adjustment to a Rate Period pursuant to this Section 2.08 to the Owners in the form provided in Section 2.04(c) hereof.

      Notwithstanding the rescission by the Company of any notice to adjust to or from or continue a Rate Period, if notice has been given to Owners pursuant to Section 2.03(b)(iii), Section 2.03(c)(iii), Section 2.04(c), Section 2.05(c),
Section 2.06(c) or Section 2.07(c), the Bonds shall be subject to mandatory purchase as specified in such notice.

   SECTION 2.09. FORM OF BONDS. The Bonds and the certificate of authentication to be executed thereon shall be in substantially the form attached hereto as Exhibit A, with such appropriate variations, omissions and insertions as are permitted or required by this Indenture. Upon adjustment to a Term Interest Rate Period, the form of Bond may include a summary of the mandatory and optional redemption provisions to apply to the Bonds during such Term Interest Rate Period, or a statement to the effect that the Bonds will not be optionally redeemed during such Term Interest Rate Period; provided that the Registrar shall not authenticate such a revised Bond form prior to receiving a Favorable Opinion of Bond Counsel that such Bond form satisfies the requirements of the Act and of this Indenture and that authentication thereof will not adversely affect the Tax-Exempt status of the Bonds.

   SECTION 2.10. EXECUTION OF BONDS. The Bonds shall be signed in the name and on behalf of the Issuer with the manual or facsimile signature of its Mayor and attested by the manual or facsimile signature of the City Clerk. The Bonds shall then be delivered to the Registrar for authentication by it. In case any officer who shall have signed any of the Bonds shall cease to be such officer before the Bonds so signed or attested shall have been authenticated or delivered by the Registrar or issued by the Issuer, such Bonds may nevertheless be authenticated, delivered and issued and, upon such authentication, delivery and issuance, shall be as binding upon the Issuer as though those who signed and attested the same had continued to be such officers of the Issuer. Also, any Bond may be signed on behalf of the Issuer by such persons as on the actual date of the execution of such Bond shall be the proper officers although on the nominal date of such Bond any such person shall not have been such officer.

      Only such of the Bonds as shall bear thereon a certificate of authentication in the form set forth in Exhibit A hereto, manually executed by an authorized signatory of the Registrar, shall be valid or obligatory for any purpose or entitled to the benefits of this Indenture, and such certificate of the Registrar shall be conclusive evidence that the Bonds so authenticated have been duly authenticated and delivered hereunder and are entitled to the benefits of this Indenture.

      Upon authentication of any Bond, the Registrar shall set forth on such Bond (1) the date of such authentication and (2) in the case of a Bond bearing interest at a Flexible Interest Rate and not registered in the book-entry system pursuant to Section 2.16 hereof, such Flexible

                                           Series 1999B Restated Trust Indenture

Interest Rate, the last day of the applicable Flexible Segment, the number of days comprising such Flexible Segment and the amount of interest to accrue during such Flexible Segment.

   SECTION 2.11. TRANSFER AND EXCHANGE OF BONDS. Registration of any Bond may, in accordance with the terms of this Indenture, be transferred at the Principal Office of the Registrar, upon the books of the Registrar required to be kept pursuant to the provisions of Section 2.12 hereof, by the Person in whose name it is registered, in person or by its attorney duly authorized in writing, upon surrender of such Bond for cancellation, accompanied by a written instrument of transfer in a form approved by the Registrar, duly executed. The Registrar shall require the payment by the Owner of the Bond requesting such transfer of any tax or other governmental charge required to be paid and there shall be no other charge to any Owners for any such transfer. Whenever any Bond shall be surrendered for registration of transfer, the Issuer shall execute and the Registrar shall authenticate and deliver a new Bond or Bonds of the same tenor and of Authorized Denominations. Except with respect to Bonds purchased pursuant to Sections 3.01 and 3.02 hereof, no registration of transfer of Bonds shall be required to be made for a period of fifteen (15) days next preceding the date on which the Trustee Mails any notice of redemption, nor shall any registration of transfer of Bonds called for redemption be required, except the unredeemed portion of any Bond being redeemed in part.

      Bonds may be exchanged at the Principal Office of the Registrar for a like aggregate principal amount of Bonds of the same tenor and of Authorized Denominations. The Registrar shall require the payment by the Owner of the Bond requesting such exchange of any tax or other governmental charge required to be paid with respect to such exchange, and there shall be no other charge to any Owners for any such exchange. Except with respect to Bonds purchased pursuant to
Section 3.01 and Section 3.02 hereof, no exchange of Bonds shall be required to be made for a period of fifteen (15) days next preceding the date on which the Trustee Mails notice of redemption, nor shall any exchange of Bonds called for redemption be required, except the unredeemed portion of any Bond being redeemed in part.

      The Issuer, the Registrar, the Trustee and any agent of the Issuer, the Registrar or the Trustee may treat the person in whose name the Bond is registered as the owner thereof for the purpose of receiving payment as herein provided and for all other purposes, whether or not the Bond be overdue, and neither the Issuer, the Registrar, the Trustee, any paying agent nor any such agent shall be affected by notice to the contrary.

   SECTION 2.12. BOND REGISTER. The Registrar will keep or cause to be kept at its Principal Office sufficient books for the registration and the registration of transfer of the Bonds, which shall at all times, during regular business hours, be open to inspection by the Issuer, the Trustee, the Provider, the Remarketing Agent and the Company; and, upon presentation for such purpose, the Registrar shall under such reasonable regulations as it may prescribe, register the transfer or cause to be registered the transfer, on said books, Bonds as hereinbefore provided.

   SECTION 2.13. BONDS MUTILATED, LOST, DESTROYED OR STOLEN. If any Bond shall become mutilated, the Issuer, upon the request and at the expense of the Owner of said Bond, shall execute, and the Registrar shall thereupon authenticate and deliver, a new Bond of like tenor and number in exchange and substitution for the Bond so mutilated, but only upon surrender to the

                                           Series 1999B Restated Trust Indenture

Registrar of the Bond so mutilated. Every mutilated Bond so surrendered to the Registrar shall be canceled by it and delivered to the Company. If any Bond issued hereunder shall be lost, destroyed or stolen, evidence of such loss, destruction or theft may be submitted to the Issuer, the Company and the Registrar, and if such evidence shall be satisfactory to them and indemnity satisfactory to them shall be given, the Issuer, at the expense of the Owner, shall execute, and the Registrar shall thereupon authenticate and deliver, a new Bond of like tenor in lieu of and in substitution for the Bond so lost, destroyed or stolen (or if any such Bond shall have matured or shall be about to mature, instead of issuing a substitute Bond the Registrar may pay the same without surrender thereof). The Issuer may require payment of a reasonable fee for each new Bond issued under this Section and payment of the expenses which may be incurred by the Issuer and the Registrar. Any Bond issued under the provisions of this Section in lieu of any Bond alleged to be lost, destroyed or stolen shall constitute an original additional contractual obligation on the part of the Issuer whether or not the Bond so alleged to be lost, destroyed or stolen be at any time enforceable by anyone, and shall be equally and proportionately entitled to the benefits of this Indenture with all other Bonds secured by this Indenture.

      To the extent permitted by law, the provisions of this Section are exclusive and shall preclude all other rights and remedies with respect to the replacement or payment of mutilated, lost, destroyed or stolen Bonds.

   SECTION 2.14. BONDS; LIMITED OBLIGATIONS. The Bonds, together with premium, if any, and interest thereon, shall be limited and not general obligations of the Issuer not constituting or giving rise to a pecuniary liability of the Issuer nor any charge against its general credit or taxing powers nor an indebtedness of or a loan of credit thereof within the meaning of any provision or limitation of the State Constitution or laws, shall be payable solely from the Revenues and other moneys pledged therefor under this Indenture, and shall be a valid claim of the respective Owners thereof only against the Bond Fund, the Revenues and other moneys held by the Trustee as part of the Trust Estate. The Issuer shall not be obligated to pay the purchase price of Bonds from any source.

      THE BONDS SHALL NOT BE DEEMED TO CONSTITUTE A DEBT, LIABILITY OR GENERAL OBLIGATION OF THE ISSUER, THE STATE OR OF ANY POLITICAL SUBDIVISION THEREOF, OR A PLEDGE OF THE FAITH AND CREDIT OF THE ISSUER, THE STATE OR OF ANY SUCH POLITICAL SUBDIVISION, BUT SHALL BE PAYABLE SOLELY FROM THE REVENUES AND PROCEEDS PROVIDED THEREFOR. THE ISSUER SHALL NOT BE OBLIGATED TO PAY THE SAME NOR INTEREST THEREON EXCEPT FROM THE REVENUES AND PROCEEDS PLEDGED THEREFOR, AND NEITHER THE FAITH AND CREDIT NOR THE TAXING POWER OF THE ISSUER, THE STATE OR OF ANY POLITICAL SUBDIVISION THEREOF IS PLEDGED TO THE PAYMENT OF THE PRINCIPAL OF OR THE INTEREST ON THE BONDS.

      No recourse shall be had for the payment of the principal of, or premium, if any, or interest on any of the Bonds or for any claim based thereon or upon any obligation, covenant or agreement contained in this Indenture, the Bonds, the Agreement or any other related documents, against any past, present or future officer, elected official agent or employee of the Issuer, or any incorporator, officer, director or member of any successor corporation, as such, either directly or through the Issuer or any successor corporation, under any rule of law or equity, statute or

                                           Series 1999B Restated Trust Indenture
constitution or by the enforcement of any assessment or penalty or otherwise, and all such liability of any such incorporator, officer, director or member as such is hereby expressly waived and released as a condition of and in consideration for the execution of this Indenture and the issuance of any of the Bonds.

   SECTION 2.15. DISPOSAL OF BONDS. Upon payment of the principal of, premium, if any, and interest represented thereby or transfer or exchange pursuant to
Section 2.11 hereof or, replacement pursuant to Section 2.13 hereof, any Bond shall be canceled and such Bond shall be disposed of by the Registrar in accordance with its customary procedures and the Registrar shall provide evidence satisfactory to the Company of such cancellation and disposition.

   SECTION 2.16. BOOK-ENTRY SYSTEM.

      (a) Unless otherwise determined by the Issuer, the Bonds shall be issued in the form of a single certificated fully-registered Bond, registered in the name of Cede & Co., as nominee of DTC, or any successor nominee (the "Nominee"). The actual owners of the Bonds (the "Beneficial Owners") will not receive physical delivery of Bond certificates except as provided herein. Except as provided in paragraph (d) below, all of the outstanding Bonds shall be so registered in the registration books kept by the Registrar, and the provisions of this Section shall apply thereto.

      (b) With respect to Bonds registered on the registration books kept by the Registrar in the name of the Nominee, the Issuer, the Company, the Paying Agent, the Registrar, the Trustee and the Remarketing Agent shall have no responsibility or obligation to any DTC Participant or the Beneficial Owners. Without limiting the immediately preceding sentence, the Issuer, the Company, the Paying Agent, the Registrar, the Trustee and the Remarketing Agent shall have no responsibility or obligation to DTC, any DTC Participant or any Beneficial Owner with respect to (1) the accuracy of the records of DTC, the Nominee or any DTC Participant with respect to any ownership interest in the Bonds, (2) the delivery by DTC or any DTC Participant of any notice with respect to the Bonds, including any notice of redemption, or (3) the payment to any DTC Participant or Beneficial Owner of any amount with respect to principal or purchase price of, or premium, if any, or interest on, the Bonds. The Issuer, the Company, the Paying Agent, the Registrar, the Trustee and the Remarketing Agent may treat and consider the person in whose name each Bond is registered in the registration books kept by the Registrar as the owner and absolute owner of such Bond for the purpose of payment of principal purchase price, premium and interest with respect to such Bond, for the purpose of giving notices of redemption and other matters with respect to such Bond, for the purpose of registering transfers with respect to such Bond, and for all other purposes whatsoever. The Paying Agent shall pay all principal of and premium if any, and interest on, the Bonds only to or upon the order of the respective Owners, as shown in the registration books kept by the Registrar, or their respective attorneys duly authorized in writing, and all such payments shall be valid and effective to fully satisfy and discharge the Issuer's obligations with respect to payment of principal of, and premium, if any, and interest on, the Bonds to the extent of the sum or sums so paid. No person other than an Owner, as shown in the registration books kept by the Registrar, shall receive a certificated Bond evidencing the obligation of the Issuer to make payments of principal, premium, if any, and interest pursuant to this Indenture.

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      (c) The Issuer, the Paying Agent, the Remarketing Agent and the Trustee
shall execute and deliver to DTC a letter of representations in customary form with respect to the Bonds in book-entry form (the "DTC Representation Letter"), but such DTC Representation Letter shall not in any way limit the provisions of the foregoing paragraph (b) or in any other way impose upon the Issuer, the Trustee or the Paying Agent any obligation whatsoever with respect to persons having interests in the Bonds other than the Owners, as shown on the registration books kept by the Registrar. The Trustee, the Remarketing Agent and the Paying Agent shall take all action necessary for all representations of the Issuer in the DTC Representation Letter with respect to the Trustee, the Remarketing Agent and the Paying Agent to be complied with at all times, including but not limited to, the giving of all notices required under the DTC Representation Letter. The Trustee and Paying Agent are hereby authorized by the Issuer to enter into the DTC Representation Letter.

      (d) DTC may determine to discontinue providing its services with respect to the Bonds at any time by giving reasonable notice to the Issuer or the Trustee and discharging its responsibilities with respect thereto under applicable law. The Issuer, with the consent of the Company, may terminate the services of DTC with respect to the Bonds. Upon the discontinuance or termination of the services of DTC with respect to the Bonds, unless a substitute securities depository is appointed to undertake the functions of DTC hereunder, the Issuer, at the expense of the Company, is obligated to deliver Bond certificates to the Beneficial Owners of such Bonds, as described in this Indenture, and such Bonds shall no longer be restricted to being registered in the registration books kept by the Registrar in the name of the Nominee, but may be registered in whatever name or names Owners transferring or exchanging Bonds shall designate, in accordance with the provisions of this Indenture.

      (e) Notwithstanding any other provision of this Indenture to the contrary, so long as any Bond is registered in the name of the Nominee, all payments with respect to principal or purchase price of or, premium if any, and interest on such Bond and all notices with respect to such Bond shall be made and given, respectively, in the manner provided in the DTC Representation Letter. Owners shall have no lien or security interest in any rebate or refund paid by DTC to the Paying Agent which arises from the payment by the Paying Agent of principal of, or premium, if any, or interest on, the Bonds in immediately available funds to DTC.

      (f) So long as any Bond is held in book-entry form a Beneficial Owner (through its DTC Participant) shall give notice to the Trustee to elect to have its Bonds purchased, and shall effect delivery of such Bonds by causing such DTC Participant to transfer its interest in the Bonds equal to such Beneficial Owner's interest on the records of DTC to the Trustee's participant account with DTC. The requirement for physical delivery of the Bonds in connection with any purchase pursuant to Section 3.01 and Section 3.02 hereof shall be deemed satisfied when the ownership rights in the Bonds are transferred by DTC Participants on the records of DTC to the Trustee's participant account.

   SECTION 2.17. PAYMENTS PURSUANT TO THE CREDIT FACILITY. So long as the Credit Facility shall be in effect, the Trustee, Registrar and Paying Agent shall observe the following provisions respecting the Credit Facility:

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            (a) If on the Business Day prior to each Interest Payment Date and prior to each date upon which the principal of the Bonds becomes due on the Maturity Date or pursuant to a mandatory redemption pursuant to
      Section 4.03 hereof, the Trustee has received actual notice that sufficient amounts will not be on deposit in the Bond Fund on such Interest Payment Date, Maturity Date or redemption date to pay the principal of or interest on the Bonds then maturing or subject to such mandatory redemption, or if the Trustee determines on any Interest Payment Date or on any date upon which the principal of the Bonds becomes due on the Maturity Date or pursuant to a mandatory redemption effected pursuant to Section 4.03 hereof that there are not sufficient funds in the Bond Fund to pay the principal of or interest on the Bonds coming due on such date, the Trustee shall so notify the Provider. Such notice shall specify the amount of the anticipated or actual deficiency, as the case may be, the Bonds to which such deficiency is applicable and whether such Bonds will be or are deficient as to principal or interest, or both. The Insurance Policy provides, in effect, that if the Trustee has not so notified the Provider at least one Business Day prior to an Interest Payment Date or prior to any date upon which the principal of the Bonds becomes due on the Maturity Date or pursuant to a mandatory redemption effected pursuant to Section 4.03 hereof, the Provider will make payments of principal or interest, or both, due on the Bonds on or before the first Business Day next following the date on which the Provider shall have received notice of nonpayment from the Trustee. Otherwise, such payments shall be made on such Interest Payment Date, Maturity Date or redemption date.

            (b) The Trustee shall, after giving notice to the Provider as provided in (a) above, make available to the Provider and, at the Provider's direction, to the Insurance Trustee, the registration books of the Issuer maintained by the Registrar, and all records relating to the Bond Fund and any other funds and accounts maintained under this Indenture.

            (c) The Trustee or the Registrar shall provide the Provider and the Insurance Trustee with a list of Owners entitled to receive principal or interest payments from the Provider under the terms of the Credit Facility, and shall make arrangements with the Insurance Trustee (i) to mail checks or drafts to the Owners entitled to receive full or partial interest payments from the Provider and (ii) to pay principal upon Bonds surrendered or, if a book-entry system is in effect, ownership interests in Bonds transferred to the Insurance Trustee by the Owners or Beneficial Owners entitled to receive full or partial principal payments from the Provider.

            (d) The Trustee shall, at the time it provides notice to the Provider pursuant to (a) above, notify the Owners entitled to receive the payment of principal thereof or interest thereon from the Provider (i) as to the fact of such entitlement, (ii) that the Provider will remit to them all or a part of the interest payments next coming due upon proof of the entitlement of such Owners to interest payments and delivery to the Insurance Trustee, in form satisfactory to the Insurance Trustee, of an appropriate assignment of the Owner's right to payment, (iii) that should they be entitled to receive full payment of principal from the Provider, they must surrender their Bonds (along with an appropriate instrument of assignment in form satisfactory to the Insurance Trustee to

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      permit ownership of such Bonds to be registered in the name of the
      Provider) for payment to the Insurance Trustee, and not the Trustee or Paying Agent, and (iv) that should they be entitled to receive partial payment of principal from the Provider, they must surrender their Bonds for payment thereon first to the Paying Agent, which shall note on such Bonds the portion of the principal previously paid by the Paying Agent, and then, along with an appropriate instrument of assignment in form satisfactory to the Insurance Trustee, to the Insurance Trustee, which will then pay the unpaid portion of principal thereof. At any time that there is a DTC book-entry system in effect for the Bonds, the notice required pursuant to this Section 2.17 shall specify that, in lieu of surrendering the Bonds, the beneficial ownership interests to receive payment of such principal or interest shall be transferred on the records of DTC to the order of the Insurance Trustee.

            (e) In the event that the Trustee or Paying Agent has notice that any payment of principal of or interest on a Bond which has become Due for Payment and which is made to an Owner by or on behalf of the Issuer has been deemed a preferential transfer and theretofore recovered from such Owner pursuant to the United States Bankruptcy Code by a trustee in bankruptcy in accordance with the final, nonappealable order of a court having competent jurisdiction, the Trustee or Paying Agent shall, within five Business Days after it has notice that such payment has been deemed a preferential transfer, notify all Owners that in the event that any Owner's payment is so recovered, such Owner will be entitled to payment from the Provider to the extent of such recovery if sufficient funds are not otherwise available, and the Paying Agent shall furnish to the Provider its records evidencing the payments of principal of and interest on the Bonds which have been made by the Paying Agent and subsequently recovered from Owners and the dates on which such payments were made.

            (f) In addition to those rights granted the Provider under this Indenture, the Provider shall, to the extent it makes payment of principal of or interest on the Bonds, become subrogated to the rights of the recipients of such payments in accordance with the terms of the Credit Facility, and to evidence such subrogation (i) in the case of subrogation as to claims for past due interest, the Registrar shall note the Provider's rights as subrogee on the registration books of the Issuer maintained by the Registrar upon receipt from the Provider of proof of the payment of interest thereon to the Owners, and (ii) in the case of subrogation as to claims for past due principal, the Registrar shall note the Provider's rights as subrogee on the registration books of the Issuer maintained by the Registrar upon surrender of the Bonds by the Owners thereof, together with proof of the payment of principal thereof.

   SECTION 2.18. CHANGE OF CREDIT FACILITY.

      (a) The Trustee shall give notice by Mail of a proposed Change of Credit Facility pursuant to Section 4.07(a) of the Agreement to the Owners prior to a date upon which the Owners can give the requisite notice to tender their Bonds on or prior to the effective date of such Change of Credit facility. Such notice shall (a) describe the proposed Change of Credit Facility (subject to the Company's ability to rescind its election to make such Change of Credit

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Facility), (b) state the effective date of such Change of Credit Facility, and
(c) state such other matters as the Company may direct.

      (b) The Trustee shall give notice by Mail of a proposed Change of Credit Facility pursuant to Section 4.07(b) of the Agreement to the Owners not less than 15 days prior to the effective date of such Change of Credit Facility. Such notice shall (a) describe the proposed Change of Credit Facility (subject to the Company's ability to rescind its election to make such Change of Credit Facility), (b) state the effective date of such Change of Credit Facility, (c) state that such Bonds are subject to mandatory purchase on or before such effective date pursuant to Section 3.02(a)(iii), (d) describe the procedures for such mandatory purchase and the date thereof, (e) state the purchase price of such Bonds on such effective date (expressed as a percentage of the principal amount thereof), (f) state that the Owners of such Bonds do not have the right to retain their Bonds on such effective date, and (g) state such other matters as the Company may direct.

   Section 2.19. CUSIP NUMBERS. The Issuer in issuing the Bonds may use "CUSIP" numbers (if then generally in use), and, if so, the Trustee shall use CUSIP numbers in notices of redemption as a convenience to Owners; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Bonds or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Bonds, and any such redemption shall not be affected by any defect in or omission of such numbers. The Issuer or the Company will promptly notify the Trustee and the Registrar of any change in any CUSIP number(s).

      Neither the Issuer, the Registrar nor the Trustee shall have any responsibility for any defect in the CUSIP number that appears on any Bond, check, advice of payment or redemption notice, and any such document may contain a statement to the effect that CUSIP numbers have been assigned by an independent service for convenience of reference and that neither the Issuer, the Registrar nor the Trustee shall be liable for any inaccuracy in such matters.

                                   ARTICLE III

                        PURCHASE AND REMARKETING OF BONDS

   SECTION 3.01. OWNER'S OPTION TO TENDER FOR PURCHASE.

      (a) Daily Interest Rate Period. During any Daily Interest Rate Period, any Bond or portion thereof in an Authorized Denomination shall be purchased at the option of the Owner thereof on any Business Day at a purchase price equal to 100% of the principal amount thereof plus accrued interest, if any, from the Interest Payment Date next preceding the date of purchase to the date of purchase (unless the date of purchase shall be an Interest Payment Date, in which case the purchase price shall be equal to the principal amount thereof), upon (i) delivery to the Trustee at the Delivery Office of the Trustee, by no later than 11:00 a.m., New York, New York time, on such Business Day, of an irrevocable written notice or irrevocable notice by telephone (promptly confirmed by telecopy or other writing) which states the principal amount and

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certificate number (if the Bonds are not then held in book-entry form) of such
Bond and the date on which the same shall be purchased, and (ii) subject to
Section 2.16(f) hereof and the last paragraph of Section 3.03 hereof, delivery of such Bond tendered for purchase to the Trustee at the Delivery Office of the Trustee, accompanied by an instrument of transfer thereof in a form satisfactory to the Trustee, executed in blank by the Owner thereof with the signature of such Owner guaranteed by a member or participant in a "signature guarantee program" as provided in the form of assignment attached to such Bond, at or prior to 1:00 p.m., New York, New York time, on the purchase date. The Trustee shall keep a written record of each notice described in clause (i) above.

      (b) Weekly Interest Rate Period. During any Weekly Interest Rate Period, any Bond or portion thereof in an Authorized Denomination shall be purchased at the option of the Owner thereof on any Business Day at a purchase price equal to 100% of the principal amount thereof plus accrued interest, if any, from the Interest Payment Date next preceding the date of purchase to the date of purchase (unless the date of purchase shall be an Interest Payment Date, in which case the purchase price shall be equal to the principal amount thereof), upon (i) delivery to the Trustee at the Delivery Office of the Trustee of an irrevocable written notice or an irrevocable notice by telephone (promptly confirmed by telecopy or other writing), by 5:00 p.m., New York, New York time, on any Business Day, which states the principal amount of such Bond and the certificate number (if the Bonds are not then held in book-entry form) and the date on which the same shall be purchased, which date shall not be prior to the seventh day next succeeding the date of the delivery of such notice to the Trustee, and (ii) subject to Section 2.16(f) hereof and the last paragraph of
Section 3.03 hereof, delivery of such Bond to the Trustee at the Delivery Office of the Trustee, accompanied by an instrument of transfer thereof in a form satisfactory to the Trustee, executed in blank by the Owner thereof with the signature of such Owner guaranteed by a member or participant in a "signature guarantee program" as provided in the form of assignment attached to such Bond, at or prior to 1:00 p.m., New York, New York time, on the purchase date. The Trustee shall keep a written record of each notice described in clause (i) above.

      (c) Term Interest Rate Period. Any Bond or portion thereof in an Authorized Denomination shall be purchased at the option of the Owner thereof on the first day of any Term Interest Rate Period which is preceded by a Term Interest Rate Period of equal duration at a purchase price equal to 100% of the principal amount thereof upon (x) delivery to the Trustee at the Delivery Office of the Trustee of an irrevocable notice in writing by 5:00 p.m., New York, New York time, on any Business Day not less than fifteen days before the purchase date, which states the principal amount and certificate number (if the Bonds are not then held in book-entry form) of such Bond to be purchased, and (y) subject to Section 2.16(f) hereof and the last paragraph of Section 3.03 hereof delivery of such Bond to the Trustee at the Delivery Office of the Trustee, accompanied by an instrument of transfer thereof in a form satisfactory to the Trustee, executed in blank by the Owner thereof with the signature of such Owner guaranteed by a member or participant in a "signature guarantee program" as provided in the form of assignment attached to such Bond, at or prior to 1:00 p.m. New York, New York time, on the purchase date. The Trustee shall keep a written record of each notice described in clause (x) above.

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

      (d) If any Bond is to be purchased in part pursuant to Section 3.01(a),
Section 3.01(b) or Section 3.01(c) hereof, the amount so purchased and the amount not so purchased must each be an Authorized Denomination.

   SECTION 3.02. MANDATORY PURCHASE.

      (a) The Bonds shall be subject to mandatory purchase at a purchase price equal to 100% of the principal amount thereof, plus accrued interest, if any, to the purchase date described below, upon the occurrence of any of the events stated below:

            (i) as to any Bond, on the effective date of any change in a Rate Period with respect to such Bond, other than the effective date of a Term Interest Rate Period which was preceded by a Term Interest Rate Period of the same duration;

            (ii) as to each Bond in a Flexible Interest Rate Period, on the Business Day next succeeding the last day of any Flexible Segment with respect to such Bond; or

            (iii) as to any Bond, on the date set forth in any notice of a Change of Credit Facility given by the Company pursuant to Section 4.07(b) of the Agreement, which shall be a date that is on or before the effective date of such Change of Credit Facility, provided, however, that if the Bonds are then subject to optional redemption pursuant to Section 4.02(b)(iv), the purchase price shall include any premium that would have been payable upon such redemption had the Bonds been redeemed.

      (b) When Bonds are called for redemption pursuant to Section 4.02(b)(iv) hereof and if the Company gives notice to the Trustee on or before the Business Day prior to the redemption date that the Company elects to have the Bonds purchased in lieu of redemption, all or any portion of the Bonds that the Company elects to purchase shall be subject to mandatory purchase on such redemption date at a purchase price equal to 100% of the principal amount thereof plus an amount equal to any premium that would have been payable upon such redemption had the Bonds been redeemed. If the Bonds are purchased in lieu of redemption on or prior to the applicable Record Date, the purchase price shall include accrued interest from the Interest Payment Date next preceding the date of purchase to the date of purchase (unless the date of purchase shall be an Interest Payment Date, in which case the purchase price shall be equal to the amount specified in the preceding sentence). If the Bonds are purchased in lieu of redemption after such Record Date, the purchase price shall not include accrued interest.

   SECTION 3.03. PAYMENT OF PURCHASE PRICE. If Bonds are to be purchased pursuant to Section 3.01 or Section 3.02, the Trustee shall pay the purchase price of such Bonds but solely from the following sources in the order of priority indicated, and the Trustee shall not have any obligation to use funds from any other source:

            (a) proceeds of the remarketing and sale of such Bonds pursuant to
      Section 3.04 hereof;

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            (b) moneys furnished to the Trustee pursuant to Article VIII hereof, such moneys to be applied only to the purchase of Bonds which are deemed to be paid in accordance with Article VIII hereof;

            (c) moneys furnished to the Trustee representing moneys provided pursuant to a Credit Facility for the payment of the purchase price of the Bonds; and

            (d) any other moneys furnished by or on behalf of the Company to the Trustee for purchase of the Bonds, including, without limitation, any payments on the First Mortgage Bonds; provided, however, that funds for the payment of the purchase price of Bonds which are deemed to be paid in accordance with Article VIII hereof shall be derived only from the sources described in Section 3.03(a) and Section 3.03(b), in such order of priority.

      Subject to Section 2.16 hereof, the Registrar shall register new Bonds as directed by the Remarketing Agent and make such Bonds available for delivery on the date of such purchase. Payment of the purchase price of any Bond shall be made in immediately available funds for Bonds in a Flexible, Daily, Weekly or Term Interest Rate Period (subject to Section 2.16(f) hereof) in each case only upon presentation and surrender of such Bond to the Trustee.

      If moneys sufficient to pay the purchase price of Bonds to be purchased pursuant to Section 3.01 or Section 3.02 hereof shall be held by the Trustee on the date such Bonds are to be purchased, such Bonds shall be deemed to have been purchased and shall be purchased according to the terms hereof, for all purposes of this Indenture, irrespective of whether or not such Bonds shall have been delivered to the Trustee, and the former Owner of such Bonds shall have no claim under this Indenture or otherwise, for any amount due with respect to such Bonds other than the purchase price thereof.

   SECTION 3.04. REMARKETING OF BONDS BY REMARKETING AGENT.

      (a) Whenever any Bonds are subject to purchase pursuant to Section 3.01 or
Section 3.02 hereof, the Remarketing Agent shall offer for sale and use its best efforts to remarket such Bonds to be so purchased, any such remarketing to be made at a price equal to 100% of the principal amount thereof, plus accrued interest, if any, to the purchase date. The Company may direct the Remarketing Agent from time to time to cease and to resume sales efforts with respect to some of or all of the Bonds.

      (b) If the Remarketing Agent is remarketing the Bonds after the date notice has been given of the redemption of such Bonds pursuant to Section 4.02 or 4.03 hereof (and prior to the redemption date thereof), the Remarketing Agent shall provide to the Trustee the names of the Persons to whom the Bonds are being remarketed so that the Trustee can provide the notice required by Section 3.05(a) hereof.

      (c) By 11:30 a.m., New York, New York time, on the date the Trustee receives notice from any Owner in accordance with Section 3.01(a) hereof, and promptly, but in no event later than 11:30 a.m., New York, New York time, on the Business Day following the day on which the

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

Trustee receives notice from any Owner of its demand to have the Trustee purchase Bonds pursuant to Section 3.01(b) or Section 3.01(c) hereof, the Trustee shall give facsimile or telephonic notice, confirmed in writing thereafter, to the Remarketing Agent specifying the principal amount of Bonds which such Owner has demanded to have purchased and the date on which such Bonds are demanded to be purchased.

   SECTION 3.05. LIMITS ON REMARKETING. Any Bond purchased pursuant to Sections
3.01 and 3.02 hereof from the date notice is given of redemption pursuant to Sections 4.02 and 4.03 hereof through the date of such redemption shall not be remarketed unless the Person buying such Bonds has been given notice in writing by the Trustee that such Bonds are to be redeemed. Furthermore, in addition to the requirements of the preceding sentence, if the Bonds are subject to redemption pursuant to Section 4.03 hereof, the Person buying such Bonds shall also be given notice in writing by the Trustee that a Determination of Taxability has occurred and that such Bonds are subject to mandatory redemption pursuant to Section 4.03 hereof.

   SECTION 3.06. DELIVERY OF BONDS; DELIVERY OF PROCEEDS OF REMARKETING SALE.

      (a) DELIVERY OF BONDS.

      Bonds purchased pursuant to Section 3.01 or Section 3.02 hereof shall be delivered as follows:

            (i) Delivery of Remarketed Bonds. Subject to Section 2.16 hereof, Bonds remarketed by the Remarketing Agent pursuant to Section 3.04 hereof shall be delivered to the purchasers thereof upon payment of the purchase price therefor.

            (ii) Delivery of Bonds Purchased by the Company. Bonds delivered to the Trustee and purchased with moneys furnished by the Company shall at the direction of the Company, be (A) held by the Trustee for the account of the Company, (B) delivered to the Trustee for cancellation or (C) delivered to the Company.

            (iii) Delivery of Bonds Purchased by the Provider. Bonds purchased with moneys furnished by the Provider shall at the direction of the Provider be (A) held by the Trustee for the account of the Provider or (B) delivered to the Provider.

            (iv) Delivery of Defeased Bonds. Bonds purchased by the Remarketing Agent with moneys described in Section 3.03(b) hereof shall not be remarketed and shall be delivered to the Trustee for cancellation.

      (b) REGISTRATION OF DELIVERED BONDS. Bonds delivered as provided in this
Section 3.06 shall be registered in the manner directed by the recipient thereof.

      (c) NOTICE OF FAILED REMARKETING. In the event that any Bonds are not remarketed, the Remarketing Agent shall notify the Company by telephone, promptly confirmed in writing by telecopy, and the Trustee in writing (which may be delivered by telecopy) no later than 1:30 p.m., New York, New York time, on any day on which Bonds are delivered or deemed delivered for

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

purchase under this Indenture, of the aggregate principal amount of Bonds not remarketed on such date and the aggregate principal amount of Bonds remarketed on such date but for which the purchase price has not been paid (which Bonds for purposes of this Indenture shall be considered to not be remarketed), as follows:

            (i) Such notice to the Company shall be given to the Principal Office of the Company, as follows:

                  Avista Corporation
                  1411 East Mission Avenue
                  Spokane, Washington  99220
                  Attention: Treasurer
                  Telephone: (509) 495-8045
                  Telecopy:  (509) 495-4879

      The Company may, by notice given in accordance with Section 13.08 hereof to the Remarketing Agent and the Trustee, designate any further or different addresses to which subsequent such notices may be given.

            (ii) Such notice to the Trustee shall be given to the Trustee, as follows:

                  J.P. Morgan Trust Company, N.A.
                  600 Travis Street, Suite 1150
                  Houston, Texas 77002
                  Attention: Corporate Trust Administration
                  Telephone: (713) 216-5651
                  Telecopy: (713) 216-2431

      The Trustee may, by notice given in accordance with Section 13.08 hereof to the Company and the Trustee, designate any further or different addresses to which subsequent such notices may be given.

      (d) PROCEEDS OF SALE HELD FOR SELLER OF BONDS. Moneys deposited with the Trustee for the purchase of Bonds pursuant to Section 3.01 and Section 3.02 hereof shall be held uninvested in trust in one or more separate accounts and shall be paid to the former Owners of such Bonds upon presentation thereof. The Trustee shall notify the Company in writing within five days after the date of purchase if the Bonds have not been delivered, and if so directed by the Company, shall give notice by Mail to each Owner whose Bonds are deemed to have been purchased pursuant to Section 3.01 and Section 3.02 hereof stating that interest on such Bonds ceased to accrue on the date of purchase and that moneys representing the purchase price of such Bonds are available against delivery thereof at the Delivery Office of the Trustee. Bonds deemed purchased pursuant to Section 3.01 and Section 3.02 hereof shall cease to accrue interest on the date of purchase. The Trustee shall hold moneys deposited for the purchase of Bonds without liability for interest thereon, for the benefit of the former Owner of the Bond on such date of purchase, who shall thereafter be restricted exclusively to such moneys for any claim of whatever

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

nature on its part under this Indenture or on, or with respect to, such Bond. Any moneys so deposited with and held by the Trustee not so applied to the payment of Bonds within six months after such date of purchase shall be paid by the Trustee to the Company upon the written direction of the Authorized Company Representative, and thereafter the Trustee shall have no further liability with respect to such moneys and the former Owners shall be entitled to look only to the Company for payment, and then only to the extent of the amount so repaid to the Company, and the Company shall not be liable for any interest thereon and shall not be regarded as a trustee of such money.

   SECTION 3.07. NO REMARKETING SALES AFTER CERTAIN EVENTS. Anything in this Indenture to the contrary notwithstanding, there shall be no sales of Bonds pursuant to a remarketing in accordance with Section 3.04 hereof, if (a) there shall have occurred and not have been cured or waived an Event of Default described in Section 9.01(a), Section 9.01(b) or Section 9.01(c) hereof of which an authorized officer in the Principal Office of the Remarketing Agent and an authorized officer of the corporate trust department of the Trustee have actual knowledge or (b) the Bonds have been declared to be immediately due and payable pursuant to Section 9.02 hereof and such declaration has not been rescinded pursuant to Section 9.02(d) hereof.

                                   ARTICLE IV

                               REDEMPTION OF BONDS

   SECTION 4.01. REDEMPTION OF BONDS GENERALLY.

      (a) The Bonds are subject to redemption if and to the extent the Company is entitled or required to make and makes a prepayment pursuant to Article VIII of the Agreement. Except as specifically provided in Section 4.03 hereof, the Trustee shall not give notice of any redemption under Section 4.05 hereof unless the Company has so directed in accordance with Section 8.01 of the Agreement; provided that the Trustee may require prepayment of Loan Payments under Section
4.01 of the Agreement in the case of mandatory redemption.

      (b) If the Bonds are to be redeemed in part, they shall only be redeemed in the principal amount of $100,000 or any integral multiple thereof unless such redemption occurs during a Term Interest Rate Period which extends to and includes the Maturity Date, in which case the Bonds may be redeemed in the principal amount of $5,000 or any integral multiple thereof.

   SECTION 4.02. REDEMPTION UPON OPTIONAL PREPAYMENT.

      (a) The Bonds shall be redeemed in whole or in part, and if in part by lot, at any time at a redemption price equal to 100% of the principal amount thereof (except as otherwise provided in Section 4.02(a)(v) below) plus accrued interest to the redemption date, upon receipt by the Trustee of a written notice from the Company stating that any of the following events has occurred and that the Company therefore intends to exercise its option to prepay the payments due under the Agreement in whole or in part pursuant to Section 8.01 of the Agreement and thereby effect the redemption of Bonds in whole or in part to the extent of such prepayments:

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            (i) the Company shall have determined or concurred in a
      determination that the continued operation of the Plant is impracticable, uneconomical or undesirable for any reason; or

            (ii) all or substantially all of the Plant shall have been condemned or taken by eminent domain;

            (iii) the operation of the Plant shall have been enjoined or shall have otherwise been prohibited by, or shall conflict with, any order, decree, rule or regulation of any court or of any federal, state or local regulatory body, administrative agency or other governmental body;

            (iv) unreasonable burdens or excessive liabilities shall have been imposed upon the Company in respect of all or a part of the Pollution Control Facilities or the Plant including, without limitation, federal, state or other ad valorem, property, income or other taxes not being imposed on the date of the Agreement, as well as any statute or regulation enacted or promulgated after the date of the Agreement that prevents the Company from deducting interest in respect of the Agreement for federal income tax purposes; or

            (v) all or substantially all of the Project shall be transferred or sold to any entity other than an affiliate of the Company; provided, however, that in the case of a redemption under this Section 4.02(a)(v), the redemption price of the Bonds shall be equal to 101% of the principal amount thereof, plus accrued interest to the date of redemption, unless a smaller or no premium would be due upon optional redemption of the Bonds as described in Section 4.02(b) below.

      (b) The Bonds shall be subject to redemption in whole, or in part by lot, prior to their maturity, following receipt by the Issuer and the Trustee of a written notice from the Company pursuant to Section 8.01 of the Agreement and upon prepayment of the Loan Payments at the option of the Company, as follows:

            (i) While the Bonds bear interest at a PARS Rate, the Bonds shall be subject to such redemption on the date next succeeding the last day of any PARS Rate Period at a redemption price equal to 100% of the principal amount thereof plus accrued interest, if any, to the redemption date.

            (ii) While the Bonds bear interest at a Flexible Interest Rate or Rates, each Bond shall be subject to such redemption on the day next succeeding the last day of each Flexible Segment for such Bond at a redemption price equal to 100% of the principal amount thereof plus accrued interest, if any, to the redemption date.

            (iii) While the Bonds bear interest at a Daily Interest Rate or a Weekly Interest Rate, the Bonds shall be subject to such redemption on any Business Day at a redemption price equal to 100% of the principal amount thereof plus accrued interest, if any, to the redemption date.

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            (iv) While the Bonds bear interest at a Term Interest Rate, the
      Bonds shall be subject to such redemption (1) on the day next succeeding the last day of each Term Interest Rate Period at a redemption price equal to the principal amount of the Bonds being redeemed plus accrued interest, if any, to the redemption date and (2) either (A) on the redemption dates and at the redemption prices specified by the Company pursuant to Section 4.02(c) hereof or (B) during the redemption periods specified below, in each case in whole or in part, at the redemption prices (expressed as percentages of principal amount) hereinafter indicated plus accrued interest, if any, to the redemption date:

           LENGTH OF TERM
        INTEREST RATE PERIOD                      REDEMPTION DATES AND PRICES

Greater than or equal to 11 years              At any time on or after the first
                                               day of the calendar month
                                               following the tenth anniversary
                                               of the effective date at 102%
                                               declining 1% annually to 100%

Less than 11 years                             Not redeemable

      (c) With respect to any Term Interest Rate Period, the Company may specify in the notice required by Section 2.06(b) hereof redemption provisions, prices and periods other than those set forth above; provided however, that such notice shall be accompanied by a Favorable Opinion of Bond Counsel with respect to such changes in redemption dates and prices.

   SECTION 4.03. REDEMPTION UPON MANDATORY PREPAYMENT. The Bonds shall be subject to mandatory redemption in whole on any date from amounts which are to be prepaid by the Company under Section 8.03 of the Agreement, at a redemption price equal to 100% of the principal amount thereof plus interest accrued, if any, to the redemption date within one hundred eighty (180) days following a Determination of Taxability; provided that if, in the opinion of Bond Counsel delivered to the Trustee, the redemption of a specified portion of the Bonds outstanding would have the result that interest payable on the Bonds remaining outstanding after such redemption would remain Tax-Exempt, then the Bonds shall be redeemed in part by lot (in Authorized Denominations), in such amount as Bond Counsel in such opinion shall have determined is necessary to accomplish that result.

   SECTION 4.04. SELECTION OF BONDS FOR REDEMPTION. If less than all of the Bonds are called for redemption the Trustee shall select the Bonds or any given portion thereof to be redeemed, from the outstanding Bonds or such given portion thereof not previously called for redemption, by lot. For the purpose of any such selection the Trustee shall (to the extent practicable) assign a separate number for each minimum Authorized Denomination of each Bond of a denomination of more than such minimum; provided that, following any such selection, both the portion of such Bond to be redeemed and the portion remaining shall be in Authorized Denominations. The Trustee shall promptly notify the Issuer and the Company in writing of the numbers of the Bonds or portions thereof so selected for redemption.

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   SECTION 4.05. NOTICE OF REDEMPTION.

      (a) The Trustee, for and on behalf of the Issuer, shall give notice of the redemption of any Bond by Mail, postage prepaid, not less than fifteen (15) nor more than sixty (60) days prior to the redemption date, to the Owner of such Bond at the address shown on the registration books of the Registrar on the date such notice is mailed and to any Auction Agent, any Remarketing Agent, any Provider, Moody's, S&P, the Securities Depositories, one or more of the Information Services and the Company Mortgage Trustee. Notice of redemption shall also be given to DTC in accordance with the DTC Representation Letter. Notice of redemption to the Securities Depositories and the Information Services shall be given by registered mail. Each notice of redemption shall state the date of such notice, the date of issue of the Bonds to be redeemed, the redemption date, the redemption price, the place of redemption (including the name and appropriate address or addresses of the Paying Agent), the source of the funds to be used for such redemption, the principal amount, the CUSIP number (if any) of the maturity and, if less than all, the distinctive certificate numbers of the Bonds to be redeemed and, in the case of Bonds to be redeemed in part only, the respective portions of the principal amount thereof to be redeemed. Each such notice shall also state that the interest on the Bonds designated for redemption shall cease to accrue from and after such redemption date and that on said date there will become due and payable on each of said Bonds the principal amount thereof to be redeemed, interest accrued thereon, if any, to the redemption date and the premium, if any, thereon (such premium to be specified) and shall require that such Bonds be then surrendered at the address or addresses of the Paying Agent specified in the redemption notice. Notwithstanding the foregoing, failure by the Trustee to give notice pursuant to this Section 4.05 to the Company Mortgage Trustee or to any one or more of the Information Services or Securities Depositories or the insufficiency of any such notices shall not affect the sufficiency of the proceedings for redemption. Failure to give any required notice of redemption as to any particular Bond or to the Company Mortgage Trustee shall not affect the validity of the call for redemption of any Bonds in respect of which no such failure has occurred.

      (b) With respect to any notice of optional redemption of Bonds in accordance with Section 4.02 hereof, unless, upon the giving of such notice, such Bonds shall be deemed to have been paid within the meaning of Article VIII hereof, such notice may state that such redemption is conditioned upon the receipt by the Trustee, on or prior to the date fixed for such redemption, of moneys sufficient to pay the principal of, and premium, if any, and interest on, such Bonds to be redeemed. In the event such moneys are not so received, the redemption shall not be made and the Trustee shall within a reasonable time thereafter give notice, in the manner in which the notice of redemption was given, that such redemption will not take place.

      (c) The Trustee shall also provide the notice with respect to the Bonds to be redeemed as required by Section 3.05(a) hereof.

   SECTION 4.06. PARTIAL REDEMPTION OF BONDS. Upon surrender of any Bond redeemed in part only, the Registrar shall exchange the Bond redeemed for a new Bond of like tenor and in an Authorized Denomination without charge to the Owner in the principal amount of the portion of the Bond not redeemed. In the event of any partial redemption of a Bond which is registered in the name of Cede & Co., DTC may elect to make a notation on the Bond certificate which

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reflects the date and amount of the reduction in the principal amount of said
Bond in lieu of surrendering the Bond certificate to the Registrar for exchange. The Issuer, the Company and the Trustee shall be fully released and discharged from all liability to the extent of payment of the redemption price for such partial redemption.

   SECTION 4.07. NO PARTIAL REDEMPTION AFTER DEFAULT. Anything in this Indenture to the contrary notwithstanding, if there shall have occurred and be continuing an Event of Default (other than an Event of Default described in Section 9.0l(d) hereof) of which an authorized officer of the corporate trust department of the Trustee has actual knowledge, there shall be no redemption of less than all of the Bonds at the time Outstanding.

   SECTION 4.08. PAYMENT OF REDEMPTION PRICE. For the redemption of any of the Bonds, the Issuer shall cause to be deposited in the Bond Fund, solely out of the Revenues and any other moneys constituting the Trust Estate, an amount sufficient to pay the principal of, and premium, if any, and interest to become due on, the Bonds called for redemption on the date fixed for such redemption. The obligation of the Issuer to cause any such deposit to be made hereunder shall be reduced by the amount of moneys in the Bond Fund or any fund in Article VIII hereof available for and used on such redemption date for payment of the principal of, and premium, if any, and accrued interest on, the Bonds to be redeemed. The Trustee shall apply amounts as and when required available therefor in the Bond Fund to pay principal of, and premium, if any, and interest on, the Bonds.

   SECTION 4.09. EFFECT OF REDEMPTION. Notice of redemption having been duly given as aforesaid, and moneys for payment of the redemption price being held by the Trustee if such redemption was conditioned thereon, the Bonds so called for redemption shall, on the redemption date designated in such notice, become due and payable at the redemption price specified in such notice, interest on the Bonds so called for redemption shall cease to accrue, said Bonds shall cease to be entitled to any lien, benefit or security under this Indenture, and the Owners of said Bonds shall have no rights in respect thereof except to receive payment of the redemption price thereof, without interest accrued on any funds held to pay such redemption price accruing after the date of redemption.

      All Bonds fully redeemed pursuant to the provisions of this Article IV shall be canceled upon surrender thereof to the Paying Agent, which shall upon the written request of the Issuer, deliver to the Company a certificate evidencing such cancellation.

                                    ARTICLE V

                     GENERAL COVENANTS; FIRST MORTGAGE BONDS
                               AND CREDIT FACILITY

   SECTION 5.01. PAYMENT OF BONDS.

      (a) The Issuer covenants that it will promptly pay or cause to be paid the principal of, and premium, if any, and interest on, every Bond issued under this Indenture at the place, on the

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dates and in the manner provided herein and in the Bonds, provided that the principal, premium if any, and interest are payable by the Issuer solely from the Revenues, and nothing in the Bonds or this Indenture shall be considered as assigning or pledging any other funds or assets of the Issuer other than the Trust Estate.

      (b) Each and every covenant made herein by the Issuer is predicated upon the condition that the Issuer shall not in any event be liable for the payment of the principal of, or premium, if any, or interest on the Bonds, or for the payment of the purchase price of the Bonds, or the performance of any pledge, mortgage, obligation or agreement created by or arising under this Indenture or the Bonds from any property other than the Trust Estate; and, further, that neither the Bonds nor any such obligation or agreement of the Issuer shall be construed to constitute an indebtedness or a lending of credit of the Issuer within the meaning of any constitutional or statutory provision whatsoever, or constitute or give rise to a pecuniary liability of the Issuer or a charge against its general credit or taxing power.

      (c) For the payment of interest on the Bonds, the Issuer shall cause to be deposited in the Interest Account on or prior to each Interest Payment Date, solely out of Revenues and other moneys pledged therefor, an amount sufficient to pay the interest to become due on such Interest Payment Date. The obligation of the Issuer to cause any such deposit to be made hereunder shall be reduced by the amount of moneys in the Interest Account available on the Interest Payment Date for the payment of the interest on the Bonds.

      (d) For payment of the principal of the Bonds upon redemption, maturity or acceleration of maturity, the Issuer shall cause to be deposited in the Principal Account, on or prior to the redemption date or the maturity date (whether accelerated or not) of the Bonds, solely out of Revenues and other moneys pledged therefor, an amount sufficient to pay the principal of the Bonds. The obligation of the Issuer to cause any such deposit to be made hereunder shall be reduced by the amount of moneys in the Principal Account available on the redemption date or the maturity date (whether accelerated or not) for the payment of the principal of the Bonds.

   SECTION 5.02. PERFORMANCE OF COVENANTS BY ISSUER; AUTHORITY; DUE EXECUTION. The Issuer covenants that it will faithfully perform at all times any and all covenants, undertakings, stipulations and provisions contained in this Indenture, in any and every Bond executed, authenticated and delivered hereunder and in all of its proceedings pertaining thereto. The Issuer represents that it is duly authorized under the Constitution and laws of the State to issue the Bonds and to execute this Indenture, to execute and deliver the Agreement, to assign the Agreement and amounts payable thereunder, and to pledge the amounts hereby pledged in the manner and to the extent herein set forth. The Issuer further represents that all action on its part for the issuance of the Bonds and the execution and delivery of this Indenture has been duly and effectively taken, and that the Bonds in the hands of the Owners thereof are and will be valid and binding limited obligations of the Issuer.

      The Issuer shall fully cooperate with the Trustee and with the Owners of the Bonds to the end of fully protecting the rights and security of the Owners of any Bonds.

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

      The Issuer represents that it now has, and covenants that it shall use its best efforts to maintain, complete and lawful authority and privilege to enter into and perform its obligations under this Indenture and the Agreement, and covenants that it will at all times use its best efforts to maintain its existence or provide for the assumption of its obligations under this Indenture and the Agreement.

      Except to the extent otherwise provided in this Indenture, the Issuer shall not enter into any contract or take any action by which the rights of the Trustee or the Owners of the Bonds may be impaired and shall, from time to time, execute and deliver such further instruments and take such further action as may be reasonably required to carry out the purposes of this Indenture.

   SECTION 5.03. IMMUNITIES AND LIMITATIONS OF RESPONSIBILITY OF ISSUER; Remedies. Without limiting the obligation of the Issuer to perform its covenants and obligations hereunder:

            (a) The Issuer shall be entitled to the advice of counsel and shall be wholly protected as to action taken or omitted in good faith in reliance on such advice.

            (b) The Issuer may rely conclusively on any communication or other document furnished to it hereunder and reasonably believed by it to be genuine.

            (c) The Issuer shall not be liable for any action.

                  (i) taken by it in good faith and reasonably believed by it to be within its discretion or powers hereunder, or

                  (ii) in good faith omitted to be taken by it because such
            action was reasonably believed to be beyond its discretion or powers hereunder, or

                  (iii) taken by it pursuant to any direction or instruction by which it is governed hereunder, or

                  (iv) omitted to be taken by it by reason of the lack of any direction or instruction required hereby for such action; nor shall it be responsible for the consequences of any error of judgment made by it in good faith.

            (d) The Issuer shall in no event be liable for the application or misapplication of funds or for other acts or defaults by any person, except its own officers and employees.

            (e) When any payment or consent or other action by it is called for hereby, it may defer such action pending receipt of such evidence (if any) as it may require in support thereof.

            (f) The Issuer shall not be required to take any remedial action (other than the giving of notice) unless reasonable indemnity satisfactory to it is furnished for any expense or liability to be incurred thereby.

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            (g) As provided herein and in the Agreement, the Issuer shall be entitled to reimbursement from the Company for its expenses reasonably incurred or advances reasonably made, with interest at a rate per annum equal to the rate of interest then in effect and as announced by The Chase Manhattan Bank as its prime lending rate for domestic commercial loans in New York, New York, in the exercise of its rights or the performance of its obligations hereunder, to the extent that it acts without previously obtaining indemnity.

            (h) No permissive right or power to act which it may have shall be construed as a requirement to act, and no delay in the exercise of a right or power shall affect its subsequent exercise of that right or power.

   SECTION 5.04. DEFENSE OF ISSUER'S RIGHTS. The Issuer agrees that the Trustee may defend the Issuer's rights to the payments and other amounts due under the Agreement, for the benefit of the Owners of the Bonds, against the claims and demands of all persons whomsoever. The Issuer covenants that it will do, execute, acknowledge and deliver, or cause to be done, executed, acknowledged and delivered, such indentures supplemental hereto and such further acts, instruments and transfers as the Trustee may reasonably require for the better assuring, transferring, pledging, assigning and confirming to the Trustee all and singular the rights assigned hereby and the amounts pledged hereby to the payment of the principal of, and premium, if any, and interest on, the Bonds. The Issuer covenants and agrees that, except as herein and in the Agreement provided, it will not sell, convey, assign, pledge, encumber or otherwise dispose of any part of the Trust Estate.

   SECTION 5.05. RECORDING AND FILING; FURTHER INSTRUMENTS.

      (a) The Issuer and the Trustee shall cooperate with the Company in causing to be filed and recorded all documents, notices and financing statements related to this Indenture and to the Agreement which are necessary, as required by law, in order to perfect the lien of this Indenture in the Trust Estate. Concurrently with the execution and delivery of the Bonds and in accordance with the requirements of Section 5.04 of the Agreement, the Company shall cause to be delivered to the Trustee an opinion of counsel (i) stating that, in the opinion of such counsel either (A) such action has been taken, as set forth therein, with respect to the recording and filing of such documents, notices and financing statements as is necessary to perfect the lien of this Indenture in the Trust Estate, or (B) no such action is necessary to perfect such lien, and
(ii) stating the requirements for the filing of continuation statements or other documentation or notices in order to maintain the perfection of the lien of this Indenture in the Trust Estate.

      (b) The Issuer shall upon the reasonable request of the Trustee, from time to time execute and deliver such further instruments and take such further action as may be reasonable (and consistent with the Bond Documents) and as may be required to effectuate the purposes of this Indenture or any provisions hereof, provided however, that no such instruments or actions shall pledge the general credit or the full faith of the Issuer.

   SECTION 5.06. RIGHTS UNDER AGREEMENT. The Agreement, a duly executed counterpart, of which has been filed with the Trustee, sets forth the covenants and obligations of the Issuer and

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the Company, including provisions that, subsequent to the issuance of the Bonds and prior to the payment in full or provision for payment thereof in accordance with the provisions hereof, the Agreement (except as expressly provided therein) may not be effectively amended, changed, modified, altered or terminated without the concurring written consent of the Trustee, as provided in Article XII hereof, and reference is hereby made to the Agreement for a detailed statement of such covenants and obligations of the Company, and the Issuer agrees that the Trustee in its name or (to the extent required by law) in the name of the Issuer may enforce all rights of the Issuer and all obligations of the Company under and pursuant to the Agreement, whether or not the Issuer is in default hereunder. The Issuer shall cooperate with the Trustee in enforcing the obligations of the Company to pay or cause to be paid all amounts payable by the Company under the Agreement.

   SECTION 5.07. ARBITRAGE AND TAX COVENANTS. The Issuer will not take or fail to take any action that would impair the exclusion of interest on the Bonds from gross income for federal income tax purposes. The Issuer further will not knowingly act or fail to act so as to cause the proceeds of the Bonds, any moneys derived, directly or indirectly, from the use or investment thereof and any other moneys on deposit in any fund or account maintained in respect of the Bonds (whether such moneys were derived from the proceeds of the sale of the Bonds or from other sources) to be used in a manner which would cause the Bonds to be treated as "arbitrage bonds" within the meaning of Section 148 of the Code, or which would otherwise adversely affect the Tax-Exempt status of the Bonds.

   SECTION 5.08. NO DISPOSITION OF TRUST ESTATE. Except as permitted by this Indenture, the Issuer shall not sell lease, pledge, assign or otherwise encumber or dispose of its interest in the Trust Estate and will promptly pay (but only from the Revenues) or cause to be discharged, or make adequate provision to discharge, any lien or charge on any part thereof not permitted hereby.

   SECTION 5.09. ACCESS TO BOOKS. All books and documents in the possession of the Issuer relating to the Revenues and the Trust Estate shall at all reasonable times be open to inspection by such accountants or other agencies as the Trustee may from time to time designate.

   SECTION 5.10. SOURCE OF PAYMENT OF BONDS. The Bonds are not general obligations of the Issuer but are limited obligations payable solely from the Revenues. The Revenues have been pledged and assigned as security for the equal and ratable payment of the Bonds and shall be used for no other purpose than to pay the principal of, and premium, if any, and interest on, the Bonds, except as may be otherwise expressly authorized in this Indenture or the Agreement.

   SECTION 5.11. CREDIT FACILITY. The Trustee and the Paying Agent shall take action under the Credit Facility, in accordance with the terms and subject to the coverage thereof, to the extent necessary in order to cause amounts in respect of the principal of and interest on the Bonds to be payable by the Provider pursuant to the Credit Facility to the Owners of the Bonds. The Trustee shall not sell, assign, transfer or surrender the Credit Facility (a) except to a successor Trustee hereunder or (b) except in connection with a Change of Credit Facility.

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   SECTION 5.12. NO TRANSFER OF FIRST MORTGAGE BONDS. The Trustee shall not sell, assign or transfer the First Mortgage Bonds except to a successor trustee under this Indenture. The First Mortgage Bonds may be held by and registered in the name of the Trustee's nominee without violating the provisions of the preceding sentence, provided that such nominee is under the control of the Trustee and that the ability of the Trustee to perform its obligations hereunder will not be adversely affected thereby.

   SECTION 5.13. VOTING OF FIRST MORTGAGE BONDS. The Trustee shall, as the holder of the First Mortgage Bonds, attend such meeting or meetings of bondholders under the Company Mortgage or, at its option, deliver its proxy in connection therewith, as related to matters with respect to which it is entitled to vote or consent. So long as no Event of Default shall have occurred and be continuing, either at any such meeting or meetings, or otherwise when the consent of the holders of the first mortgage bonds issued under the Company Mortgage is sought without a meeting, the Trustee shall vote as the holder of the First Mortgage Bonds, or shall consent with respect thereto, proportionately with the vote or consent of the holders of all other first mortgage bonds of the Company then outstanding under the Company Mortgage, the holders of which are eligible to vote or consent, as indicated in a Bondholder's Certificate (as hereinafter defined) delivered to the Trustee; provided, however, that the Trustee shall not vote as such holder in favor of, or give its consent to, any amendment or modification of the Company Mortgage which, if it were an amendment or modification of this Indenture, would not be described in Section 12.01 hereof without (a) the prior consent and approval, obtained in the manner prescribed in Section 12.02 hereof, of Owners of Bonds which would be required under said Section 12.02 for such an amendment or modification of this Indenture and (b) the consent of the Provider (unless an Provider Default shall have occurred and be continuing).

      For purposes of this Section 5.13, "Bondholder's Certificate" means a certificate signed by the temporary chairman, the temporary secretary, the permanent chairman, the permanent secretary, or an inspector of votes at any meeting or meetings of bondholders under the Company Mortgage, or by the Company Mortgage Trustee in the case of consents of such bondholders which are sought without a meeting, which states what the signer thereof reasonably believes will be the proportionate votes or consents of the holders of all first mortgage bonds (other than the First Mortgage Bonds) outstanding under the Company Mortgage and counted for the purposes of determining whether such bondholders have approved or consented to the matter put before them.

      Any action taken by the Trustee in accordance with the provisions of this
Section 5.13 shall be binding upon the Issuer and the Owners of Bonds.

   SECTION 5.14. SURRENDER OF FIRST MORTGAGE BONDS. The Trustee shall surrender First Mortgage Bonds to the Company Mortgage Trustee only in accordance with the provisions of Section 4.09(e) or Section 4.09(f) of the Agreement.

   SECTION 5.15. NOTICE TO COMPANY MORTGAGE TRUSTEE. In the event that a payment on the First Mortgage Bonds shall have become due and payable and shall not have been fully paid, the Trustee shall forthwith give notice thereof to the Company Mortgage Trustee signed by its President, a Vice President, a Senior Trust Officer or a Trust Officer, specifying, with respect to

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principal of the First Mortgage Bonds, the principal amount of First Mortgage
Bonds then due and payable and the amount of funds required to make such payment and, with respect to interest on the First Mortgage Bonds, the last date to which interest has been paid and the amount of funds required to make such payment. In the event that the Trustee shall have received written notice pursuant to Section 8.01 of the Agreement to the effect that any Bonds are to be redeemed pursuant to Section 4.02 or Section 4.03 hereof, the Trustee shall forthwith give notice thereof to the Company Mortgage Trustee specifying the principal amount, interest rate and redemption date of Bonds so to be redeemed. Any such notice given by the Trustee shall be signed by its President, a Vice President, a Senior Trust Officer or a Trust Officer thereof. The Trustee shall incur no liability for failure to give any such notice, and such failure shall have no effect on the obligations of the Company on the First Mortgage Bonds or on the rights of the Trustee or of the Owners of Bonds.

                                   ARTICLE VI

              DEPOSIT OF BOND PROCEEDS; FUND AND ACCOUNTS; REVENUES

   SECTION 6.01. CREATION OF BOND FUND AND ACCOUNTS; REBATE FUND.

      (a) There is hereby created by the Issuer and ordered established a separate Bond Fund, to be held by the Trustee and to be designated "City of Forsyth, Montana, Pollution Control Revenue Refunding Bonds (Avista Corporation Colstrip Project) Series 1999B Bond Fund" and therein a Principal Account and an Interest Account.

      (b) For purposes of complying with the requirements of Section 148 of the Code, the Rebate Fund is hereby established with the Trustee to make arbitrage payments as contemplated by the Tax Certificate. The Trustee shall deposit such amounts into the Rebate Fund and pay such amounts from the Rebate Fund as it shall be directed by an Authorized Company Representative. The Trustee shall have no responsibility for calculating the amount of arbitrage rebate with respect to the Bonds.

   SECTION 6.02. DISPOSITION OF BOND PROCEEDS AND CERTAIN OTHER MONEYS. In accordance with the direction contained in Section 3.03 of the Agreement, simultaneously with the initial authentication and delivery of the Bonds: (i) there shall be deposited with the Prior Trustee in the Prior Bond Fund and used for the purpose of the Refunding of the Prior Bonds, an amount equal to $17,000,000, representing the principal proceeds received from the sale of the Bonds, and (ii) there shall be deposited into the Interest Account the accrued interest on the Bonds, if any, from the Issue Date to the date of the initial authentication and delivery of the Bonds.

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

   SECTION 6.03. DEPOSITS INTO THE BOND FUND; USE OF MONEYS IN THE BOND FUND.

      (a) The Trustee shall deposit into the Principal Account of the Bond Fund
(i) payments made by the Company pursuant to the Agreement in respect of principal of or premium payable on the Bonds, including any payments of principal of and premium, if any, on the First Mortgage Bonds, and (ii) any other moneys required by this Indenture or the Agreement to be deposited into the Principal Account of the Bond Fund.

      (b) The Trustee shall deposit into the Interest Account of the Bond Fund
(i) payments made by the Company pursuant to the Agreement in respect of interest on the Bonds, including any payments of interest on the First Mortgage Bonds, and (ii) any other moneys required by this Indenture or the Agreement to be deposited into the Interest Account of the Bond Fund.

      (c) Except as provided in Sections 6.04, 6.05, 9.10 and 10.04 and Article VIII hereof, moneys in the Principal Account of the Bond Fund shall be used solely for the payment of principal of and premium if any, on the Bonds as the same shall become due and payable at maturity, upon redemption or upon acceleration of maturity.

      (d) Except as provided in Sections 6.04, 6.05, 9.10 and 10.04 and Article VIII hereof, moneys in the Interest Account of the Bond Fund shall be used solely to pay interest on the Bonds when due.

   SECTION 6.04. BONDS NOT PRESENTED FOR PAYMENT OF PRINCIPAL. In the event any Bonds shall not be presented for payment when the principal thereof becomes due, either at maturity or at the date fixed for redemption thereof or the acceleration of maturity or in the event that any interest thereon is unclaimed, if moneys sufficient to pay such Bonds or interest are held by the Trustee, the Trustee shall segregate and hold such moneys in trust (but shall not invest such moneys), without liability for interest thereon, for the benefit of Owners of such Bonds who shall except as provided in the following paragraph, thereafter be restricted exclusively to such fund or funds for the satisfaction of any claim of whatever nature on their part under this Indenture or relating to said Bonds or interest. Such Bonds which shall not have been so presented for payment shall be deemed paid for any purposes of this Indenture.

      Any moneys which the Trustee shall segregate and hold in trust for the payment of the principal of or interest on any Bond and remaining unclaimed for two years after such principal or interest has become due and payable shall be paid by the Trustee to the Company upon request of an Authorized Company Representative. After the payment of such unclaimed moneys to the Company, the Owner of such Bond shall look only to the Company for payment, and then only to the extent of the amount so repaid to the Company, and the Company shall not be liable for any interest thereon and shall not be regarded as a trustee of such money, and all liability of the Issuer and the Trustee with respect to such moneys shall thereupon cease.

      Neither the Company nor the Issuer shall have any right, title or interest in or to any moneys held by the Trustee pursuant to this Section. The Trustee shall not be liable to the Issuer or any Owner for interest on funds held by it for the payment and discharge of the principal, interest, or premium on any of the Bonds to any Owner.

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

   SECTION 6.05. PAYMENT TO THE COMPANY. After the right, title and interest of the Trustee in and to the Trust Estate and all covenants, agreements and other obligations of the Issuer to the Owners shall have ceased, terminated and become void and shall have been satisfied and discharged in accordance with Section
6.04 and Article VIII hereof, and all fees, expenses and other amounts payable to the Registrar, the Paying Agent, the Trustee, the Remarketing Agent, the Provider and the Issuer pursuant to any provision of this Indenture or the Credit Facility Agreement shall have been paid, any moneys remaining in the Bond Fund and the Rebate Fund shall be paid to the Company upon request of an Authorized Company Representative, other than any unclaimed moneys held pursuant to Section 6.04. The Trustee may conclusively rely on certificates of the Remarketing Agent and the Provider as to the amount of any fees, expenses and other amounts owing to them.

                                   ARTICLE VII

                                   INVESTMENTS

   SECTION 7.01. INVESTMENT OF MONEYS IN FUNDS. Subject to Section 5.07 hereof and the provisions of the Tax Certificate, moneys in the Bond Fund and the Rebate Fund may be invested and reinvested in Investment Securities. Such investments shall be made by the Trustee as specifically directed and designated by the Company in a certificate of, or telephonic advice promptly confirmed by a certificate of, an Authorized Company Representative. Each such certificate or telephonic advice shall contain a statement that each investment so designated by the Company constitutes an Investment Security and can be made without violation of any provision hereof or of the Agreement or of the Tax Certificate. The Trustee shall be entitled to rely on each such certificate or advice and shall incur no liability for making any such investment so designated or for any loss, fee, tax or other charge incurred in selling such investment or for any action taken pursuant to this Section that causes the Bonds to be treated as "arbitrage bonds" within the meaning of Section 148 of the Code. No investment instructions shall be given by the Company if the investments to be made pursuant thereto would violate any covenant set forth in Section 5.07 hereof or the provisions of the Agreement or the Tax Certificate. The Trustee may act as principal or agent in the acquisition or disposition of investments. The Trustee shall not be responsible for any loss on any investment made in accordance herewith.

   SECTION 7.02. CONVERSION OF INVESTMENT TO CASH. As and when any amounts so invested may be needed for disbursements from the Bond Fund or the Rebate Fund, the Trustee shall cause a sufficient amount of such investments to be sold or otherwise converted into cash to the credit of such fund. As long as no Event of Default shall have occurred and be continuing, the Company shall have the right to designate the investments to be sold and to otherwise direct the Trustee in the sale or conversion to cash of such investments; provided that the Trustee shall be entitled to conclusively assume the absence of any Event of Default unless it has notice thereof within the meaning of Section 10.05 hereof.

   SECTION 7.03. CREDIT FOR GAINS AND CHARGE FOR LOSSES. Gains from investments shall be credited to and held in and losses shall be charged to the fund or account from which the investment is made.

                                           Series 1999B Restated Trust Indenture

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

                                  ARTICLE VIII

                                   DEFEASANCE

      If the Issuer shall pay or cause to be paid to the Owner of any Bond secured hereby the principal of, and premium, if any, and interest due and payable, and thereafter to become due and payable, upon such Bond or any portion of such Bond in an Authorized Denomination thereof, such Bond or portion thereof shall cease to be entitled to any lien, benefit or security under this Indenture.

      If the Issuer shall pay or cause to be paid the principal of, and premium if any, and interest due and payable on, all Outstanding Bonds, and thereafter to become due and payable thereon, and shall pay or cause to be paid all other sums payable hereunder by the Issuer, including any necessary and proper fees, compensation and expenses of the Trustee, the Paying Agent, the Registrar, the Provider and the Remarketing Agent, then, and in that case, the right, title and interest of the Trustee in and to the Trust Estate shall thereupon cease, terminate and become void. In such event, the Trustee shall assign, transfer and turn over the Trust Estate to the Company and any surplus in the Bond Fund and any balance remaining in any other fund created under this Indenture shall be paid to the Company upon the request of an Authorized Company Representative, other than any unclaimed moneys held pursuant to Sections 3.06(d) and 6.04. The Trustee may conclusively rely on certificates of the Remarketing Agent and the Provider as to the amount of any fees, expenses and other amounts owing to them. Notwithstanding anything herein to the contrary, in the event that the principal of and interest due on any Bonds shall be paid by the Provider pursuant to the Credit Facility, such Bonds shall remain Outstanding for all purposes, shall not be defeased or otherwise satisfied and shall not be considered paid by the Issuer, and the assignment and pledge of the Trust Estate and all covenants, agreements and other obligations of the Issuer to such Owners shall continue to exist and shall run to the benefit of the Provider and the Provider shall be subrogated to the rights of such Owners.

      All or any portions of Bonds (in Authorized Denominations) shall, prior to the maturity or redemption date thereof, be deemed to have been paid within the meaning of this Article VIII and for all purposes of this Indenture when:

            (a) in the event said Bonds or portions thereof have been selected for redemption in accordance with Section 4.04 hereof, the Trustee shall have given, or the Company shall have given to the Trustee in form satisfactory to it irrevocable instructions to give, on a date in accordance with the provisions of Section 4.05 hereof, notice of redemption of such Bonds or portions thereof;

            (b) there shall have been deposited with the Trustee moneys in an amount sufficient (without relying on any investment income) to pay when due the principal of, and premium, if any, and interest due and to become due (which amount of interest to become due shall be calculated at the Maximum Interest Rate unless the interest rate borne by all of such Bonds is not subject to adjustment prior to the maturity or

                                           Series 1999B Restated Trust Indenture

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

      redemption thereof, in which case the amount of interest shall be calculated at the rate borne by such Bonds) on said Bonds or portions thereof on and prior to the redemption date or maturity date thereof, as the case may be;

            (c) in the event said Bonds or portions thereof do not mature and are not to be redeemed within the next succeeding 60 days, the Issuer at the direction of the Company shall have given the Trustee in form satisfactory to it irrevocable instructions to give, as soon as practicable in the same manner as a notice of redemption is given pursuant to Section 4.05 hereof, a notice to the Owners of said Bonds or portions thereof and to the Provider that the deposit required by clause (b) above has been made with the Trustee and that said Bonds or portions thereof are deemed to have been paid in accordance with this Article VIII and stating the maturity or redemption date upon which moneys are to be available for the payment of the principal of, and premium, if any, and interest on, said Bonds or portions thereof; and

            (d) the Trustee shall have received a Favorable Opinion of Bond Counsel with respect to such deposit.

      In the event the requirements of the next succeeding paragraph can be satisfied, the preceding paragraph shall not apply, and the following two paragraphs shall be applicable.

      Any Bond shall be deemed to be paid within the meaning of this Article VIII and for all purposes of this Indenture when:

            (a) payment of the principal of and premium if any, on such Bond, plus interest thereon to the due date thereof (whether such due date is by reason of maturity or acceleration or upon redemption as provided herein) either (A) shall have been made or caused to be made in accordance with the terms thereof or (B) shall have been provided for by irrevocably depositing with the Trustee in trust and irrevocably set aside exclusively for such payment (1) moneys sufficient to make such payment, and/or (2) Government Obligations maturing as to principal and interest in such amount and at such time as will insure, without reinvestment, the availability of sufficient moneys to make such payment;

            (b) all necessary and proper fees, compensation and expenses of the Issuer, the Trustee, the Remarketing Agent, the Provider, the Paying Agent and the Registrar pertaining to the Bonds with respect to which such deposit is made shall have been paid or the payment thereof provided for to the satisfaction of the Trustee, the Trustee being able to conclusively rely on certificates of the Remarketing Agent and the Provider as to the amount of any fees, compensation and expenses owing to them; and

            (c) an opinion of an independent public accountant of nationally recognized standing, selected by the Company, to the effect that such moneys and/or Government Obligations will insure, without reinvestment, the availability of sufficient moneys to make such payment, and a Favorable Opinion of Bond Counsel with respect to such deposit shall have been delivered to the Trustee. At such times as a Bond shall be

                                           Series 1999B Restated Trust Indenture
      deemed to be paid hereunder, as aforesaid, such Bond shall no longer be secured by or entitled to the benefits of this Indenture, except for the purposes of registration and exchange of Bonds and of any such payment from such moneys or Government Obligations.

The foregoing provisions of this paragraph shall apply only if (x) such Bond is to mature or be called for redemption prior to the next date upon which such Bond is subject to purchase pursuant to Section 3.01 and 3.02 hereof; and (y) the Company has waived, to the satisfaction of the Trustee, its right to convert the interest rate borne by such Bond.

      No deposit under clause (a)(B) of the preceding paragraph shall be deemed a payment of such Bonds as aforesaid until: (i) proper notice of redemption of such Bonds shall have been previously given in accordance with Section 4.05 hereof, or in the event said Bonds are not to be redeemed within the next succeeding 60 days, until the Company shall have given the Trustee on behalf of the Issuer, in form satisfactory to the Trustee, irrevocable instructions to notify, as soon as practicable, the Owners of the Bonds and the Provider in accordance with Section 4.05 hereof, that the deposit required by clause (a)(B) above has been made with the Trustee and that said Bonds are deemed to have been paid in accordance with this Article VIII and stating the maturity or redemption date upon which moneys are to be available for the payment of the principal of and the applicable redemption premium, if any, on said Bonds, plus interest thereon to the due date thereof; or (ii) the maturity of such Bonds.

      Moneys deposited with the Trustee pursuant to this Article VIII shall not be withdrawn or used for any purpose other than, and shall be held in trust for, the payment of the principal of, premium, if any, and interest on said Bonds or portions thereof, or for the payment of the purchase price of Bonds in accordance with Section 3.03 hereof; provided that such moneys, if not then needed for such purpose, shall to the extent practicable, be invested and reinvested in Government Obligations maturing on or prior to the earlier of (i) the date moneys may be required for the purchase of Bonds pursuant to Section
3.03 hereof or (ii) the Interest Payment Date next succeeding the date of investment or reinvestment, and interest earned from such investments shall be paid over to the Company, as received by the Trustee, free and clear of any trust, lien or pledge. If payment of less than all the Bonds is to be provided for in the manner and with the effect provided in this Article VIII, the Trustee shall select such Bonds or portion of such Bonds in the manner specified by
Section 4.04 hereof for selection for redemption of less than all Bonds in the principal amount, not less than $100,000 or, to the extent permitted by Section 4.01(b) hereof, $5,000, designated to the Trustee by the Company.

      Notwithstanding that all or any portion of the Bonds are deemed to be paid within the meaning of this Article VIII, the provisions of this Indenture relating to (i) the registration and exchange of Bonds, (ii) the delivery of Bonds to the Trustee for purchase and the related obligations of the Trustee with respect thereto, (iii) replacement of mutilated, lost, destroyed or stolen Bonds, (iv) payment of the Bonds from the moneys deposited as described in this Article and (v) payment, compensation, reimbursement and indemnification of the Trustee, shall remain in full force and effect with respect to all Bonds until the Maturity Date or the last date fixed for redemption of all Bonds prior to maturity and, in the case of clause (v), until payment, compensation, reimbursement or indemnification, as the case may be, of the Trustee.

                                           Series 1999B Restated Trust Indenture

                                   ARTICLE IX

                              DEFAULTS AND REMEDIES

   SECTION 9.01. EVENTS OF DEFAULT. Each of the following events shall constitute and is referred to in this Indenture as an "Event of Default":

            (a) a failure to pay the principal of or premium, if any, on any of the Bonds when the same shall become due and payable at maturity, upon redemption or otherwise;

            (b) a failure to pay an installment of interest on any of the Bonds for a period of (i) 30 days after the date upon which such interest has become due and payable if the Bonds bear interest at a Term Interest Rate, or (ii) two Business Days after the date upon which such interest has become due and payable if the Bonds bear interest at a PARS Rate, a Flexible Interest Rate, a Daily Interest Rate or a Weekly Interest Rate;

            (c) a failure to pay an amount due in respect of the purchase price of Bonds pursuant to Section 3.01 and Section 3.02 hereof after such payment has become due and payable;

            (d) a failure by the Issuer to observe and perform any covenant, condition, agreement or provision (other than as specified in Section 9.01(a), Section 9.01(b) and Section 9.01(c)) contained in the Bonds or in this Indenture on the part of the Issuer to be observed or performed, which failure shall continue for a period of 90 days after written notice, specifying such failure and requesting that it be remedied, shall have been given to the Issuer and the Company by the Trustee by registered or certified mail which may give such notice in its discretion and shall give such notice at the written request of the Owners of not less than 33-1/3% in principal amount of the Bonds then Outstanding, unless the Trustee, or the Trustee and the Owners of a principal amount of Bonds not less than the principal amount of Bonds the Owners of which requested such notice, as the case may be, shall agree in writing to an extension of such period prior to its expiration; provided however, that the Trustee, or the Trustee and the Owners of such principal amount of Bonds, as the case may be, shall be deemed to have agreed to an extension of such period if corrective action is initiated by the Issuer or the Company on behalf of the Issuer within such period and is being diligently pursued;

            (e) an "Event of Default" under the Agreement; or

            (f) subject to Section 13.13 hereof, a "Completed Default" as such term is defined in Section 65 of the Company Mortgage.

      If on the date on which payment of principal of, interest on or other amount in any respect of the Bonds is due, sufficient moneys are not available to make such payment, the Trustee shall promptly give telephonic notice of such insufficiency to the Company given to the person at the telephone number provided for in Section 3.06(c) hereof.

                                           Series 1999B Restated Trust Indenture

   SECTION 9.02. ACCELERATION; OTHER REMEDIES.

      (a) If an Event of Default described in Section 9.01(a), Section 9.01(b),
Section 9.01(c) or Section 9.01(f) hereof or an Event of Default described in
Section 9.01(e) hereof resulting from an "Event of Default" under Section 7.01(a) or Section 7.01(c) of the Agreement (of which the Trustee shall be deemed to have notice pursuant to the provisions of Section 10.05 hereof) has occurred and has not been cured or waived, then (i) the Trustee may, with the consent of the Provider (unless a Provider Default shall have occurred and be continuing) or (ii) the Trustee shall (A) upon the written direction of the Provider (unless a Provider Default shall have occurred and be continuing), (B) upon the written request of the Owners of not less than 33-1/3% in principal amount of the Bonds then Outstanding and with the consent of the Provider (unless a Provider Default shall have occurred and be continuing), or (C) upon the acceleration of the First Mortgage Bonds pursuant to the provisions of the Company Mortgage, by written notice by registered or certified mail to the Issuer, the Company and the Provider, declare the Bonds to be immediately due and payable, whereupon the Bonds shall without further action, become and be immediately due and payable, anything in this Indenture or in the Bonds to the contrary notwithstanding, and the Trustee shall give notice thereof by Mail to all Owners of Outstanding Bonds.

      The provisions of the preceding paragraph, however, are subject to the condition that any waiver of any "Completed Default" under the Company Mortgage and a rescission and annulment of its consequences (assuming that the First Mortgage Bonds are not otherwise to be mandatorily redeemed at the time of such waiver, rescission and annulment) shall constitute a waiver of the corresponding Event or Events of Default and a rescission and annulment of the consequences thereof. The Trustee shall promptly give written notice of such waiver, rescission or annulment to the Issuer, the Company and the Provider and shall give notice thereof by Mail to all Owners of Outstanding Bonds provided that it is deemed to have notice thereof under Section 10.05 hereof; but no such waiver, rescission and annulment shall extend to or affect any other Event of Default or any subsequent Event of Default or impair any right or remedy consequent thereon.

      (b) The provisions of Section 9.02(a) are subject further to the condition that if, after the principal of the Bonds shall have been so declared to be due and payable and before any judgment or decree for the payment of the moneys due shall have been obtained or entered as hereinafter provided, the Issuer shall cause to be deposited with the Trustee a sum sufficient to pay all matured installments of interest upon all Bonds, any unpaid purchase price and the principal of any and all Bonds which shall have become due otherwise than by reason of such declaration (with interest upon such principal and, to the extent permissible by law, on overdue installments of interest, at the rate per annum then borne by the Bonds) and such amount as shall be sufficient to cover reasonable compensation and reimbursement of expenses payable to the Trustee and all Events of Default (other than nonpayment of the principal of Bonds which shall have become due by said declaration) shall have been remedied, then, in every such case, such Event of Default shall be deemed waived and such declaration and its consequences rescinded and annulled, and the Trustee shall promptly give written notice of such waiver, rescission or annulment to the Issuer and the Company, and shall give notice thereof by Mail to all Owners of Outstanding Bonds; provided, however, that no such waiver, rescission and annulment shall

                                           Series 1999B Restated Trust Indenture
extend to or affect any other Event of Default or subsequent Event of Default or impair any right, power or remedy consequent thereon.

      (c) Upon the occurrence and continuance of any Event of Default, then and in every such case the Trustee in its discretion, with the consent of the Provider (unless a Provider Default shall have occurred and be continuing) may, and upon the written request of the Owners of not less than 33-1/3% in principal amount of the Bonds then Outstanding and receipt of indemnity to its satisfaction (except against negligence or willful misconduct) shall in its own name and as the Trustee of an express trust:

            (i) by mandamus, or other suit, action or proceeding at law or in equity, enforce all rights of the Owners under, and require the Issuer, the Company or the Provider to carry out any agreements with or for the benefit of the Owners of Bonds and to perform its or their duties under, the Act, the Agreement, this Indenture, the Credit Facility and the Credit Facility Agreement, provided that any such remedy may be taken only to the extent permitted under the applicable provisions of the Agreement or this Indenture, as the case may be;

            (ii) bring suit upon the Bonds;

            (iii) by action or suit in equity require the Issuer to account as if it were the trustee of an express trust for the Owners of Bonds;

            (iv) by action or suit in equity enjoin any acts or things which may be unlawful or in violation of the rights of the Owners of Bonds; or

            (v) except as otherwise limited by this Indenture or the Company Supplemental Indenture, exercise any and all rights then available to the Trustee as a holder of the First Mortgage Bonds under the Company Mortgage.

      Anything in this Indenture to the contrary notwithstanding, upon the occurrence and continuance of an Event of Default, the Provider (unless a Provider Default shall have occurred and be continuing) shall be entitled (subject to Section 9.04) to control and direct the enforcement of all rights and remedies granted to the Owners of the Bonds or the Trustee for the benefit of such Owners under this Indenture and shall be entitled to consent to any request or direction of the Owners as a condition to the effectiveness of any such request or direction.

      (d) The Trustee shall waive any Event of Default hereunder and its consequences and rescind any declaration of acceleration of principal upon (i) the written direction of the Provider (unless a Provider Default shall have occurred and be continuing) and (ii) the written request of the Owners of (A) more than a majority in principal amount of all Outstanding Bonds in respect of which default in the payment of principal or purchase price of or interest on the Bonds exists or (B) more than a majority in principal amount of all Outstanding Bonds in the case of any other Event of Default; provided, however, that (x) there shall not be waived any Event of Default specified in Section 9.01(a), Section 9.01(b) or Section 9.01(c) hereof unless prior to such waiver or rescission the Issuer shall have caused to be deposited with the Trustee a sum sufficient to pay

                                           Series 1999B Restated Trust Indenture
all matured installments of interest upon all Bonds and the principal and purchase price of any and all Bonds which shall have become due otherwise than by reason of such declaration of acceleration (with interest upon such principal and, to the extent permissible by law, on overdue installments of interest, at the rate per annum then borne by the Bonds) and (y) no Event of Default shall be waived unless (in addition to the applicable conditions as aforesaid) there shall have been deposited with the Trustee such amount as shall be sufficient to cover reasonable compensation and reimbursement of expenses payable to the Trustee. In case of any waiver or rescission described above, or in case any proceeding taken by the Trustee on account of any such Event of Default shall have been discontinued or concluded or determined adversely, then and in every such case the Issuer, the Trustee and the Owners of Bonds shall be restored to their former positions and rights hereunder, respectively; provided further that no such waiver or rescission shall extend to any subsequent or other Event of Default, or impair any right consequent thereon.

   SECTION 9.03. RESTORATION TO FORMER POSITION. In the event that any proceeding taken by the Trustee to enforce any right under this Indenture shall have been discontinued or abandoned for any reason, or shall have been determined adversely to the Trustee, then the Issuer, the Trustee and the Owners of Bonds shall be restored to their former positions and rights hereunder, respectively, and all rights, remedies and powers of the Trustee shall continue as though no such proceeding had been taken.

   SECTION 9.04. OWNERS' RIGHT TO DIRECT PROCEEDINGS. Anything in this Indenture to the contrary notwithstanding, upon the occurrence and continuance of an Event of Default, the Provider (provided that a Provider Default shall not have occurred and be continuing) or the Owners of a majority in principal amount of the Bonds then Outstanding, with the consent of the Provider (if no Provider Default shall have occurred and be continuing), shall have the right, by an instrument in writing executed and delivered to the Trustee and upon furnishing to the Trustee indemnity satisfactory to it (except against negligence or willful misconduct), to direct the time, method and place of conducting all remedial proceedings available to the Trustee under this Indenture or exercising any trust or power conferred on the Trustee by this Indenture, provided that such direction shall not be other than in accordance with the provisions of law, the Agreement and this Indenture and shall not result in any personal liability of the Trustee.

   SECTION 9.05. LIMITATION ON OWNERS' RIGHT TO INSTITUTE PROCEEDINGS. No Owner shall have any right to institute any suit, action or proceeding in equity or at law for the execution of any trust or power hereunder, or any other remedy hereunder or in the Bonds, unless such Owner previously shall have given to the Trustee written notice of an Event of Default as herein above provided and unless the Owners of not less than 33-1/3% in principal amount of the Bonds then Outstanding shall have made written request of the Trustee so to do after the right to institute said suit, action or proceeding under Section 9.02 hereof shall have accrued, and shall have afforded the Trustee a reasonable opportunity to proceed to institute the same in either its or their name, and unless there also shall have been offered to the Trustee security and indemnity satisfactory to it against the costs, expenses and liabilities to be incurred therein or thereby (except against negligence or willful misconduct), and the Trustee shall not have complied with such request within a reasonable time; and such notification, request and offer of indemnity are hereby declared in every such case, at the option of the Trustee, to be conditions precedent to the

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institution of said suit, action or proceeding, it being understood and intended that no one or more of the Owners shall have any right in any manner whatever by his or their action to affect, disturb or prejudice the security of this Indenture, or to enforce any right hereunder or under the Bonds, except in the manner herein provided, and that all suits, actions and proceedings at law or in equity shall be instituted, had and maintained in the manner herein provided and for the equal benefit of all Owners.

   SECTION 9.06. NO IMPAIRMENT OF RIGHT TO ENFORCE PAYMENT. Notwithstanding any other provision in this Indenture, the right of any Owner to receive payment of the principal or purchase price of, and premium, if any, and interest on, its Bond, on or after the respective due dates expressed therein, or to institute suit for the enforcement of any such payment on or after the respective due dates expressed therein, or to institute suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Owner.

   SECTION 9.07. PROCEEDINGS BY TRUSTEE WITHOUT POSSESSION OF BONDS. All rights of action under this Indenture or under any of the Bonds secured hereby which are enforceable by the Trustee may be enforced by it without the possession of any of the Bonds, or the production thereof at the trial or other proceedings relative thereto, and any such suit, action or proceeding instituted by the Trustee shall be brought in its name for the equal and ratable benefit of the Owners, subject to the provisions of this Indenture.

   SECTION 9.08. NO REMEDY EXCLUSIVE. Except as provided in Section 2.13, no remedy herein conferred upon or reserved to the Trustee or to the Owners is intended to be exclusive of any other remedy or remedies, and each and every such remedy shall be cumulative, and shall be in addition to every other remedy given hereunder or under the Agreement, or now or hereafter existing at law or in equity or by statute; provided, however, that any conditions set forth herein to the taking of any remedy to enforce the provisions of this Indenture, the Bonds or the Agreement shall also be conditions to seeking any remedies under any of the foregoing pursuant to this Section 9.08.

   SECTION 9.09. NO WAIVER OF REMEDIES. No delay or omission of the Trustee or of any Owner to exercise any right or power accruing upon any Event of Default shall impair any such right or power or shall be construed to be a waiver of any such Event of Default, or an acquiescence therein; and every power and remedy given by this Article IX to the Trustee and to the Owners, respectively, may be exercised from time to time and as often as may be deemed expedient.

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   SECTION 9.10. APPLICATION OF MONEYS. Any moneys received by the Trustee, by any receiver or by any Owner pursuant to any right given or action taken under the provisions of this Article IX, after payment of the costs and expenses, liabilities and advances incurred or made by the Trustee or its agents or counsel (provided that moneys held for Bonds not presented for payment or deemed paid pursuant to Section 3.06(d), Section 6.04 or Article VIII hereof shall not be used for purposes other than payment of such Bonds), shall be deposited in the Bond Fund and all moneys so deposited in the Bond Fund during the continuance of an Event of Default (other than moneys for the payment of Bonds which had matured or otherwise become payable prior to such Event of Default or for the payment of interest due prior to such Event of Default) shall be applied as follows:

            (a) Unless the principal of all the Bonds shall have been declared due and payable, all such moneys shall be applied (i) first, to the payment to the persons entitled thereto of all installments of interest then due on each Bond, with interest on overdue installments of interest, if lawful at the rate per annum then borne by such Bond, in the order of maturity of the installments of such interest and, if the amount available shall not be sufficient to pay in full any particular installment of interest, then to the payment ratably, according to the amounts due on such installment, and (ii) second, to the payment to the persons entitled thereto of the unpaid principal of any of the Bonds which shall have become due (other than Bonds called for redemption for the payment of which money is held pursuant to the provisions of this Indenture) with interest on each Bond at its rate from the respective dates upon which it became due and, if the amount available shall not be sufficient to pay in full Bonds due on any particular date, together with such interest, then to the payment ratably, according to the amount of principal and interest due on such date, in each case to the persons entitled thereto, without any discrimination or privilege.

            (b) If the principal of all the Bonds shall have been declared due and payable, all such moneys shall be applied to the payment of the principal and interest then due and unpaid upon the Bonds, with interest on overdue interest and principal as aforesaid, without preference or priority of principal over interest or interest over principal or of any installment of interest over any other installment of interest, or of any Bond over any other Bond, ratably, according to the amounts due respectively for principal and interest, to the persons entitled thereto without any discrimination or privilege.

            (c) If the principal of all the Bonds shall have been declared due and payable, and if such declaration shall thereafter have been rescinded and annulled under the provisions of this Article then, subject to the provisions of subparagraph (b) of this Section 9.10 which shall be applicable in the event that the principal of all the Bonds shall later become due and payable, the moneys shall be applied in accordance with the provisions of subparagraph (a) of this Section 9.10.

      Whenever moneys are to be applied pursuant to the provisions of this
Section 9.10, such moneys shall be applied at such times, and from time to time, as the Trustee shall determine, having due regard to the amount of such moneys available for application and the likelihood of additional moneys becoming available for such application in the future. Whenever the Trustee

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shall apply such funds, it shall fix the Bond Payment Date upon which such application is to commence and upon such Bond Payment Date interest on the amounts of principal and interest to be paid on such Bond Payment Date shall cease to accrue. The Trustee shall give notice of the deposit with it of any such moneys and of the fixing of any such Bond Payment Date by Mail to the Provider and all Owners of Outstanding Bonds and shall not be required to make payment to any Owner until such Bond shall be presented to the Trustee for appropriate endorsement or cancellation if fully paid.

   SECTION 9.11. SEVERABILITY OF REMEDIES. It is the purpose and intention of this Article IX to provide rights and remedies to the Trustee and the Owners which may be lawfully granted under the provisions of the Act, but should any right or remedy herein granted be held to be unlawful the Trustee and the Owners shall be entitled, as above set forth, to every other right and remedy provided in this Indenture and by law.

                                    ARTICLE X

               TRUSTEE; PAYING AGENT; REGISTRAR; REMARKETING AGENT

   SECTION 10.01. ACCEPTANCE OF TRUSTS. The Issuer appoints J.P. Morgan Trust Company, N.A. (successor in interest to Chase Manhattan Bank and Trust Company, National Association), as Trustee and Paying Agent. The Trustee hereby accepts and agrees to execute the trusts hereby created, but only upon the additional terms set forth in this Article X, to all of which the Issuer agrees and the respective Owners agree by their acceptance of delivery of any of the Bonds. The Trustee, prior to the occurrence of an Event of Default and after the curing of all Events of Default, undertakes to perform such duties and only such duties as are specifically set forth herein and no implied covenant shall be read into this Indenture.

   SECTION 10.02. NO RESPONSIBILITIES FOR RECITALS. The recitals, statements and representations contained in this Indenture or in the Bonds, save only the Trustee's authentication upon the Bonds, shall not be taken and construed as made by or on the part of the Trustee, and the Trustee does not assume, and shall not have, any responsibility or obligation for the correctness of any thereof or for the validity, sufficiency or priority of this Indenture, the Agreement, or the First Mortgage Bonds, or the perfection or the maintenance of the perfection of any security interest granted hereby, or for the validity, enforceability or the priority of the lien of the Company Mortgage.

   SECTION 10.03. LIMITATIONS ON LIABILITY. The Trustee may execute any of the trusts or powers hereof and perform the duties required of it hereunder by or through attorneys, agents, receivers or employees, and shall be entitled to advice of counsel concerning all matters of trust and its duties hereunder and shall not be answerable for the conduct of any such attorney, agent, receiver or employee if appointed by the Trustee with reasonable care, and the advice of any such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted hereunder in good faith and reliance thereon. The Trustee shall not be answerable for the exercise of any discretion or power under this Indenture or for anything

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whatsoever in connection with the trusts created hereby, except only for its own negligence or willful misconduct.

      The Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Provider or the Owners of a majority in aggregate principal amount of the Bonds Outstanding relating to the time, method and place of conducting any proceeding or any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee under this Indenture.

      No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers.

      The permissive rights of the Trustee to do things enumerated in this Trust Indenture shall not be construed as a duty unless so specified herein.

      The Trustee shall not be liable for any error of judgment made in good faith by an officer, director or employee unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts.

      The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Provider or the Owners pursuant to the provisions of this Trust Indenture unless such Owners shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

      Whether or not expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of the Trustee shall be subject to the provisions of this Article X and shall extend to the Registrar, Paying Agents, and employees and agents of the Trustee.

   SECTION 10.04. COMPENSATION, EXPENSES AND ADVANCES. The Trustee, the Paying Agent and the Registrar shall be entitled to such compensation as shall be agreed in writing with the Company for their services rendered hereunder (not limited by any provision of law in regard to the compensation of the trustee of an express trust) and to reimbursement for their actual out-of-pocket expenses (including reasonable counsel fees and expenses) reasonably incurred in connection therewith except as a result of their negligence or willful misconduct. If the Issuer shall fail to perform any of the covenants or agreements contained in this Indenture, the Trustee may, in its uncontrolled discretion and without notice to the Owners, at any time and from time to time, make advances to effect performance of the same on behalf of the Issuer, but the Trustee shall be under no obligation so to do; and any and all such advances shall bear interest at a rate per annum equal to the lesser of the Maximum Interest Rate and the rate of interest then in effect and as announced by The Chase Manhattan Bank as its prime lending rate for domestic commercial loans in New York, New York; but no such advance shall operate to relieve the Issuer from any Event of Default. In no event shall the Trustee be liable for any claims resulting from any decision on its part not to advance funds as permitted in the immediately preceding sentence. In the Agreement, the Company has agreed that it will pay to the Trustee, the Paying

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Agent, and the Registrar compensation and reimbursement of expenses and advances and certain indemnitees, but the Company may, without creating an Event of Default, contest in good faith the reasonableness of any such expenses and advances. If the Company shall have failed to make any payment to the Trustee, the Paying Agent or the Registrar under the Agreement, then each of the Trustee, the Paying Agent and the Registrar shall have, in addition to any other rights hereunder, a claim, prior to the claim of the Owners, for the payment of their compensation and indemnitees and the reimbursement of their expenses and any advances made by them, as provided in this Section 10.04, upon the moneys and obligations in the Bond Fund, except for moneys or obligations deposited with or paid to the Trustee for the redemption or payment of Bonds which are deemed to have been paid in accordance with Article VIII hereof, or funds held pursuant to
Section 6.04 hereof.

      Without prejudice to any other rights available to the Trustee under applicable law, when the Trustee incurs expenses or renders services in connection with an Event of Default specified in Section 7.01(c) of the Agreement, the expenses (including the reasonable charges and expenses of its counsel) and the compensation for the services are intended to constitute expenses of administration under any applicable federal or state bankruptcy, insolvency or other similar law.

      The provisions of this Section 10.04 shall survive the termination of this Indenture.

   SECTION 10.05. NOTICE OF EVENTS OF DEFAULT AND DETERMINATION OF TAXABILITY. The Trustee shall not be required to take notice, or be deemed to have notice
(a) of any default or Event of Default, other than an Event of Default under
Section 9.01(a), Section 9.01(b) or Section 9.01(c) hereof, (b) of any Provider Default, (c) of any declaration of acceleration of the First Mortgage Bonds, or
(d) any waiver of any "Completed Default" under the Company Mortgage or any rescission or annulment of its consequences unless the Trustee shall have been specifically notified in writing at the Principal Office of the Trustee,
Attention: Corporate Trust Administration, of such Event of Default or Provider Default by the Owners of at least 25% in principal amount of the Bonds then Outstanding, the Issuer, the Company, the Provider or the Remarketing Agent. The Trustee may, however, at any time, in its discretion, require of the Issuer full information and cooperation as to the performance of any of the covenants, conditions and agreements contained herein. Such inquiry shall not for the purposes of this Section 10.05 constitute notice of any Event of Default. The Issuer shall not be required to take notice, or be deemed to have notice, of any Event of Default, other than an Event of Default of which it shall have actual knowledge. If an Event of Default occurs after the Trustee has notice of the same as provided in this Section 10.05, or if a Determination of Taxability occurs of which the Trustee has actual knowledge, then the Trustee shall give notice thereof by Mail to the Provider, the Remarketing Agent and the Owners of Outstanding Bonds.

   SECTION 10.06. ACTION BY TRUSTEE. Except as provided in Section 3.03, Section
9.02 and Section 9.04 hereof and except for the payment of principal of, and premium, if any, and interest on, the Bonds when due from moneys held by the Trustee as part of the Trust Estate, the Trustee shall be under no obligation to take any action in respect of any Event of Default or toward the execution or enforcement of any of the trusts hereby created, or to institute, appear in or defend any suit or other proceeding in connection therewith, unless requested in writing so to do by the

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Owners of at least 33-1/3% in principal amount of the Bonds then Outstanding and, if in its opinion such action may tend to involve it in expense or liability, unless furnished, from time to time as often as it may require, with security and indemnity satisfactory to it (except against negligence or willful misconduct); but the foregoing provisions are intended only for the protection of the Trustee, and shall not affect any discretion or power given by any provisions of this Indenture to the Trustee to take action in respect of any Event of Default without such notice or request from the Owners, or without such security or indemnity.

      Notwithstanding any other provision of this Indenture, in determining whether the rights of the Owners will be adversely affected by any action taken pursuant to the terms and provisions of this Indenture, the Trustee shall consider the effect on the Owners as if there were no Credit Facility.

   SECTION 10.07. GOOD-FAITH RELIANCE. The Trustee, the Registrar, the Provider and the Remarketing Agent, shall be protected and shall incur no liability in acting or proceeding in good faith upon any resolution, notice, telegram, telex or facsimile transmission, request, consent, waiver, certificate, statement, affidavit, voucher, bond, requisition or other paper or document which it shall in good faith believe to be genuine and to have been passed or signed by the proper board, body or person or to have been prepared and furnished pursuant to any of the provisions of this Indenture, the Agreement, or the Company Mortgage, or upon the written opinion of any attorney, engineer, accountant or other expert believed, without independent investigation, by the Trustee, the Registrar or the Remarketing Agent, as the case may be, to be qualified in relation to the subject matter. The Trustee, the Registrar, the Provider and the Remarketing Agent, shall be under no duty to make any investigation or inquiry as to any statements contained or matters referred to in any such instrument, but may accept and rely upon the same as conclusive evidence of the truth and accuracy of such statements; provided, however, that the Trustee may, in its discretion, make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation it shall be entitled to examine the books, records and premises of the Company personally or by agent or attorney. Neither the Trustee, the Registrar, the Provider nor the Remarketing Agent shall be bound to recognize any person as an Owner or to take any action at such person's request unless satisfactory evidence of the ownership of such Bond shall be furnished to such entity.

      Whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of negligence or bad faith on its part, request and conclusively rely upon a certificate of an Authorized Company Representative or an Executive Officer.

      The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder.

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      Notwithstanding anything elsewhere in this Indenture contained, the
Trustee shall have the right, but shall not be required, to demand, in respect of the authentication of any Bonds or the taking of any other action whatsoever within the purview of this Indenture or the Agreement, any showings, certificates, opinions or other information, or corporate action or evidence thereof, in addition to those by the terms hereof or thereof required as a condition of such action which are reasonably deemed desirable by the Trustee for the purpose of establishing the right of the Issuer or the Company to request the taking of such action by the Trustee.

   SECTION 10.08. DEALINGS IN BONDS; ALLOWANCE OF INTEREST. The Trustee, the Registrar, the Provider, or the Remarketing Agent, in its individual capacity, may in good faith buy, sell own, hold and deal in any of the Bonds issued hereunder, or any bonds issued under the Company Mortgage, and may join in any action which any Owner may be entitled to take with like effect as if it did not act in any capacity hereunder. The Trustee, the Registrar, the Provider, or the Remarketing Agent, in its individual capacity, either as principal or agent, may also engage in or be interested in any financial or other transaction with the Issuer or the Company, and may act as depositary, trustee or agent for any committee or body of Owners secured hereby or other obligations of the Issuer or the Company as freely as if it did not act in any capacity hereunder.

      All moneys received by the Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received, but need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any moneys received hereunder except such as it may agree with the Company to pay thereon.

   SECTION 10.09. SEVERAL CAPACITIES. Anything in this Indenture to the contrary notwithstanding, the same entity may serve hereunder as the Trustee, the Registrar, the Paying Agent and the Remarketing Agent and in any other combination of such capacities, to the extent permitted by law. For purposes of this Trust Indenture, the Remarketing Agent shall not be deemed to be an agent or representative of the Trustee.

   SECTION 10.10. RESIGNATION OF TRUSTEE. The Trustee may resign and be discharged of the trusts created by this Indenture by executing any instrument in writing resigning such trust and specifying the date when such resignation shall take effect, and filing the same with the Issuer, the Company, the Registrar, the Provider, and the Remarketing Agent not less than 45 days before the date specified in such instrument when such resignation shall take effect, and by giving notice of such resignation by Mail not less than three weeks prior to such resignation date, to all Owners of Bonds. Such resignation shall take effect on the day specified in such instrument and notice, unless previously a successor Trustee shall have been appointed as hereinafter provided, in which event such resignation shall take effect immediately upon the appointment of such successor Trustee, but in no event shall a resignation take effect earlier than the date on which a successor Trustee has been appointed and has accepted its appointment.

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   SECTION 10.11. REMOVAL OF TRUSTEE.

      (a) The Trustee may be removed at any time by filing with the Trustee so removed and with the Issuer, the Company, the Registrar, the Provider, and the Remarketing Agent, an instrument or instruments in writing executed by (i) the Provider, if no Provider Default or Event of Default shall have occurred and be continuing and if the Trustee has acted or failed to act hereunder in a manner that is contrary to the standard of care of the Trustee provided for herein, or
(ii) the Owners of not less than a majority in principal amount of the Bonds then Outstanding and, if no Provider Default shall have occurred and be continuing, the Provider.

      (b) The Issuer may, and, so long as no default or Event of Default is then existing under Section 7.01 of the Agreement or Section 9.01(a), (b) or (c) of this Indenture, at the request of the Company will, remove the Trustee if (i) the Trustee fails to comply with Section 10.13(a), (b), (c) or (e) hereof, (ii) the Trustee is adjudged a bankrupt or an insolvent, (iii) a receiver or other public officer takes charge of the Trustee or its property or (iv) the Trustee otherwise becomes incapable of acting.

      (c) In no event shall a removal take effect earlier than the date on which a successor Trustee has been appointed and has accepted its appointment.

   SECTION 10.12. APPOINTMENT OF SUCCESSOR TRUSTEE. In case at any time the Trustee shall be removed, or be dissolved, or if its property or affairs shall be taken under the control of any state or federal court or administrative body because of insolvency or bankruptcy, or for any other reason, then a vacancy shall forthwith and ipso facto exist in the office of Trustee and a successor may be appointed, and in case at any time the Trustee shall resign, then a successor may be appointed by filing with the Issuer, the Company, the Registrar and the Remarketing Agent an instrument in writing executed by (i) the Provider, if no Provider Default shall have occurred and be continuing, or (ii) the Owners of not less than a majority in principal amount of the Bonds then Outstanding and, if no Provider Default shall have occurred and be continuing, the Provider, or (iii) the Company if no default or Event of Default is then existing under
Section 7.01 of the Agreement or Section 9.01(a), (b) or (c) of this Indenture. Copies of such instrument shall be promptly delivered by the Issuer to the predecessor Trustee and to the Trustee so appointed.

      Until a successor Trustee shall be appointed by the Provider, the Owners or by the Company as herein authorized, the Issuer, by an instrument authorized by the governing body of the Issuer, shall appoint a successor Trustee acceptable to the Company and the Provider. After any appointment by the Issuer, it shall cause notice of such appointment to be given to the Remarketing Agent and the Registrar and to be given by Mail to all Owners of Bonds. Any new Trustee so appointed by the Issuer shall immediately and without farther act be superseded by a Trustee appointed by the Owners in the manner above provided.

   SECTION 10.13. QUALIFICATIONS OF SUCCESSOR TRUSTEE. Every successor Trustee
(a) shall be a national or state bank or trust company that is authorized by law to perform all the duties imposed upon it by this Indenture, (b) shall have (or, in the case of a corporation included in a bank holding company system, the related bank holding company shall have) a combined capital and surplus of at least $50,000,000 as set forth in its (or its related bank holding company's)

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most recent published annual report of condition, (c) shall be permitted under the Act to perform the duties of Trustee, (d) shall be acceptable to the Provider, and (e) so long as the Bonds are subject to optional or mandatory purchase pursuant to the provisions of this Indenture and no book-entry system for the Bonds is in effect pursuant to Section 2.16 hereof, shall have an office or agency located in New York, New York, if there can be located, with reasonable effort, such an institution willing and able to accept the trust on reasonable and customary terms.

   SECTION 10.14. JUDICIAL APPOINTMENT OF SUCCESSOR TRUSTEE. In case at any time the Trustee shall resign and no appointment of a successor Trustee shall be made pursuant to the foregoing provisions of this Article X prior to the date specified in the notice of resignation as the date when such resignation is to take effect, the resigning Trustee may forthwith apply to a court of competent jurisdiction for the appointment of a successor Trustee. If no appointment of a successor Trustee shall be made pursuant to the foregoing provisions of this
Article X within six months after a vacancy shall have occurred in the office of Trustee, any Owner may apply to any court of competent Jurisdiction to appoint a successor Trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, appoint a successor Trustee.

   SECTION 10.15. ACCEPTANCE OF TRUSTS BY SUCCESSOR TRUSTEE. Any successor Trustee appointed hereunder shall execute, acknowledge and deliver to the Issuer an instrument accepting such appointment hereunder, and thereupon such successor Trustee, without any further act, deed or conveyance, shall become duly vested with all the estates, property rights, powers, trusts, duties and obligations of its predecessor in the trust hereunder, with like effect as if originally named Trustee herein. Upon request of such Trustee, such predecessor Trustee and the Issuer shall execute and deliver an instrument transferring to such successor Trustee all the estates, property, rights, powers and trusts hereunder of such predecessor Trustee and, subject to the provisions of Section 10.04 hereof, such predecessor Trustee shall pay over to the successor Trustee all moneys and other assets at the time held by it hereunder.

   SECTION 10.16. SUCCESSOR BY MERGER OR CONSOLIDATION. Any corporation into which any Trustee hereunder may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which any Trustee hereunder shall be a party, or to which all or substantially all of its corporate trust business shall be transferred, shall be the successor Trustee under this Indenture, without the execution or filing of any paper or any further act on the part of the parties hereto, anything in this Indenture to the contrary notwithstanding, provided, however, if such successor corporation is not a trust company or state or national bank that has trust powers, the Trustee shall resign from the trusts hereby created prior to such merger, transfer or consolidation or the successor corporation shall resign from such trusts as soon as practicable after such merger, transfer or consolidation.

   SECTION 10.17. STANDARD OF CARE. Notwithstanding any other provisions of this
Article X, the Trustee shall, during the existence and prior to the curing of an Event of Default of which the Trustee has notice as provided in Section 10.05 hereof, exercise such of the rights and powers vested in it by this Indenture and use the same degree of skill and care in their exercise as a prudent person would use and exercise under the circumstances in the conduct of his own affairs.

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   SECTION 10.18. INTERVENTION IN LITIGATION OF THE ISSUER. In any judicial proceeding to which the Issuer is a party and which in the opinion of the Trustee and its counsel has a substantial bearing on the interests of the Owners of the Bonds, the Trustee may and shall upon receipt of indemnity satisfactory to it (except against negligence or willful misconduct) at the written request of the Owners of at least 25% in principal amount of the Bonds then Outstanding and if permitted by the court having jurisdiction in the premises, intervene in such judicial proceeding.

   SECTION 10.19. REMARKETING AGENT. The Company has covenanted in the Agreement that at all times while any of the Bonds are Outstanding and are subject to optional or mandatory purchase pursuant to the provisions hereof there shall be a Remarketing Agent for the Bonds appointed and acting pursuant to the provisions of this Indenture. The Remarketing Agent shall designate its Principal Office to the Trustee, the Company, the Registrar and the Issuer.

      The Issuer shall cooperate with the Trustee, the Registrar and the Company to cause the necessary arrangements to be made and to be thereafter continued whereby funds from the sources specified herein and in the Agreement will be made available for the purchase of Bonds presented at the Delivery Office of the Trustee and whereby Bonds, executed by the Issuer and authenticated by the Trustee, shall be made available to the Remarketing Agent to the extent necessary for delivery pursuant to Section 3.06 hereof.

   SECTION 10.20. QUALIFICATIONS OF REMARKETING AGENT. The Remarketing Agent shall have a capitalization of at least $50,000,000 and be authorized by law to perform all the duties contemplated by this Indenture to be performed by the Remarketing Agent and agrees to take all actions required of it under the DTC Representation Letter while a book-entry system is in effect for the Bonds. The Remarketing Agent may at any time resign and be discharged of the duties and obligations contemplated by this Indenture by giving at least 30 days' notice to the Issuer, the Company, the Registrar and the Trustee. The Remarketing Agent may be removed at any time, at the direction of the Company, by an instrument, signed by the Authorized Company Representative, filed with the Issuer, the Remarketing Agent, the Registrar and the Trustee at least 30 days prior to the effective date of such removal. Upon the resignation or removal of the Remarketing Agent, the Company may appoint a new Remarketing Agent.

      In the event of the resignation or removal of the Remarketing Agent, the Remarketing Agent shall pay over, assign and deliver any moneys held by it in such capacity to its successor or, if there be no successor, to the Trustee.

      In the event that the Company shall fail to appoint a Remarketing Agent hereunder, or in the event that the Remarketing Agent shall resign or be removed, or be dissolved, or if the property or affairs of the Remarketing Agent shall be taken under the control of any state or federal court or administrative body because of bankruptcy or insolvency, or for any other reason, and the Company shall not have appointed a successor Remarketing Agent, the Trustee, notwithstanding the provisions of the first paragraph of this Section 10.20, shall ipso facto be deemed to be the Remarketing Agent for all purposes of this Indenture until the appointment by the Company of the Remarketing Agent or successor Remarketing Agent, as the case may be; provided, however, that the Trustee, in its capacity as Remarketing Agent, shall not be required

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to sell Bonds or determine the interest rate on the Bonds pursuant to Article II hereof on the basis of an examination of Tax-Exempt obligations comparable to the Bonds but shall determine any applicable alternate interest rate if so required by the applicable provisions of Article II hereof.

   SECTION 10.21. REGISTRAR. Pursuant to the provisions hereof the Trustee is the initial Registrar for the Bonds. By its execution of this Indenture, the Trustee signifies its acceptance of the duties of Registrar hereunder. Any successor Registrar shall designate to the Issuer, the Company and the Remarketing Agent its office where the registration books shall be kept and signify its acceptance of the duties imposed upon it hereunder by a written instrument of acceptance delivered to the Issuer and the Trustee under which such Registrar will agree, particularly, to keep such books and records as shall be consistent with prudent industry practice and to make such books and records available for inspection by the Issuer, the Trustee, the Company, the Provider and the Remarketing Agent at all reasonable times. So long as the Bonds are subject to optional or mandatory purchase pursuant to the provisions of this Indenture and no book-entry system for the Bonds is in effect pursuant to
Section 2.16 hereof, the Registrar shall maintain in New York, New York, an office or agency for the exchange, registration and registration of transfer of the Bonds.

      The Issuer shall cooperate with the Trustee, the Remarketing Agent and the Company to cause the necessary arrangements to be made and to be thereafter continued whereby Bonds, executed by the Issuer and authenticated by the Registrar, shall be made available for exchange, registration and registration of transfer at the Principal Office of the Registrar. The Issuer shall cooperate with the Trustee, the Registrar, the Company and the Remarketing Agent to cause the necessary arrangements to be made and thereafter continued whereby the Trustee and the Remarketing Agent shall be furnished such records and other information, at such times, as shall be required to enable the Trustee and the Remarketing Agent to perform the duties and obligations imposed upon them hereunder.

   SECTION 10.22. QUALIFICATIONS OF REGISTRAR; RESIGNATION; REMOVAL. The Registrar shall be a corporation duly organized under the laws of the United States of America or any state or territory thereof, having a combined capital surplus and retained earnings of at least $10,000,000 and authorized by law to perform all the duties imposed upon it by this Indenture. The Registrar may at any time resign and be discharged of the duties and obligations created by this Indenture by giving at least 45 days' notice to the Issuer, the Trustee, the Remarketing Agent and the Company. The Registrar may be removed at any time by an instrument signed by the Authorized Company Representative and filed with the Issuer, the Registrar, the Trustee, and the Remarketing Agent. Upon the resignation or removal of the Registrar, the Company shall appoint a new Registrar.

      In the event of the resignation or removal of the Registrar, the Registrar shall deliver any Bonds held by it in such capacity to its successor or, if there be no successor, to the Trustee.

      In the event that the Company shall fail to appoint a Registrar hereunder, or in the event that the Registrar shall resign or be removed, or be dissolved, or if the property or affairs of the Registrar shall be taken under the control of any state or federal court or administrative body because of bankruptcy or insolvency, or for any other reason, and the Company shall not have

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appointed its successor as Registrar, the Trustee shall ipso facto be deemed to be the Registrar for all purposes of this Indenture until the appointment by the Company of the Registrar or successor Registrar, as the case may be.

   SECTION 10.23. PAYING AGENTS. The Company, with the written approval of the Trustee and the Issuer, may appoint and at all times have one or more paying agents in such place or places as the Company may designate, for the payment of the principal of, and premium, if any, and the interest on, the Bonds. Each such paying agent shall have the power to hold moneys in trust. It shall be the duty of the Trustee to make such arrangements with any such paying agent as may be necessary to assure, to the extent of the moneys held by the Trustee for such payment, the prompt payment of the principal of, and premium, if any, and interest on, the Bonds presented at either place of payment. The Paying Agent initially appointed hereunder is the Trustee, and the place of payment shall be the Delivery Office of the Trustee.

   SECTION 10.24. ADDITIONAL DUTIES OF TRUSTEE. The Trustee shall:

            (a) hold all Bonds delivered to it hereunder for the account of and for the benefit of the respective Owners which shall have so delivered such Bonds pursuant to Section 3.01 or Section 3.02 until moneys representing the purchase price of such Bonds shall have been delivered to or for the account of or to the order of such Owners;

            (b) hold all moneys delivered to it hereunder for the purchase of Bonds for the benefit of the person or entity which shall have so delivered such moneys until the Bonds purchased with such moneys shall have been delivered to or for the account of such person or entity;

            (c) keep such books and records with respect to the Bonds as shall be consistent with prudent industry practice and to make such books and records available for inspection by the Issuer, any Paying Agent, the Company and the Remarketing Agent at all reasonable times; and

            (d) as long as a book-entry system is in effect for the Bonds, the Trustee will comply with the DTC Representation Letter and perform all duties required of it thereunder.

                                   ARTICLE XI

                       EXECUTION OF INSTRUMENTS BY OWNERS
                         AND PROOF OF OWNERSHIP OF BONDS

      Any request, direction, consent or other instrument in writing required or permitted by this Indenture to be signed or executed by the Owners or on their behalf by an attorney-in-fact may be in any number of concurrent instruments of similar tenor and may be signed or executed by the Owners in person or by an agent or attorney-in-fact appointed by an instrument in writing or as provided in the Bonds. Proof of the execution of any such instrument and of the ownership

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of Bonds shall be sufficient for any purpose of this Indenture and shall be conclusive in favor of the Trustee with regard to any action taken by it under such instrument if made in the following manner:

            (a) The fact and date of the execution by any person of any such instrument may be proved by the certificate of any officer in any jurisdiction who, by the laws thereof, has power to take acknowledgments within such Jurisdiction, to the effect that the person signing such instrument acknowledged before him the execution thereof, or by an affidavit of a witness to such execution.

            (b) The ownership of Bonds shall be proved by the registration books kept under the provisions of Section 2.12 hereof.

      Nothing contained in this Article XI shall be construed as limiting the Trustee to such proof, it being intended that the Trustee may accept any other evidence of matters herein stated which it may deem sufficient. Any request by or consent of any Owner shall bind every future Owner of the same Bond or any Bond or Bonds issued in lieu thereof or upon registration of transfer thereof in respect of anything done by the Trustee or the Issuer in pursuance of such request or consent.

                                   ARTICLE XII

                MODIFICATION OF THIS INDENTURE AND THE AGREEMENT

   SECTION 12.01. SUPPLEMENTAL INDENTURES WITHOUT OWNER CONSENT. The Issuer and the Trustee may, from time to time and at any time, without the consent of the Owners, enter into a Supplemental Indenture as follows:

            (a) to cure any formal defect, omission, inconsistency or ambiguity in this Indenture;

            (b) to add to the covenants and agreements of the Issuer contained in this Indenture or of the Company or of the Provider contained in any document, other covenants or agreements thereafter to be observed, or to assign or pledge additional security for any of the Bonds, or to surrender any right or power reserved or conferred upon the Issuer or the Company, which in the judgment of the Trustee is not materially adverse to the Owners of the Bonds;

            (c) to confirm as further assurance, any pledge of or lien on the Revenues or any other moneys, securities or funds subject or to be subjected to the lien of this Indenture;

            (d) to comply with the requirements of the Trust Indenture Act of 1939, as from time to time amended, if applicable to this Indenture;

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            (e) to modify, alter, amend or supplement this Indenture or any
      Supplemental Indenture in any other respect which in the judgment of the Trustee is not materially adverse to the Owners of the Bonds;

            (f) to implement a conversion of the interest rate on the Bonds;

            (g) to provide for a Change of Credit Facility;

            (h) to provide for a depository to accept Bonds in lieu of the Trustee;

            (i) to modify or eliminate the book-entry registration system for any of the Bonds;

            (j) to provide for uncertificated Bonds or for the issuance of coupons and bearer Bonds or Bonds registered only as to principal but only to the extent that such would not adversely affect the Tax-Exempt status of the Bonds;

            (k) to secure or maintain ratings on the Bonds from Moody's and/or S&P;

            (l) to provide demand purchase obligations to cause the Bonds to be authorized purchases for investment companies;

            (m) to provide for the appointment of a Remarketing Agent or a successor Trustee, Registrar, Paying Agent or Remarketing Agent;

            (n) to provide the procedures required to permit any Owner to separate the right to receive interest on the Bonds from the right to receive principal thereof and to sell or dispose of such right as contemplated by Section 1286 of the Code (or similar successor provision);

            (o) to provide for any additional procedures, covenants or agreements necessary to maintain the Tax-Exempt status of the Bonds;

            (p) to modify, alter, amend or supplement this Indenture in any other respect, including amendments which would otherwise be described in
      Section 12.02 hereof, if the effective date of such supplement or amendment is a date on which all Bonds affected thereby are subject to mandatory purchase pursuant to Section 3.02 hereof or if notice by Mail of the Proposed amendment or supplement is given to Owners of the Bonds at least thirty (30) days before the effective date thereof and, on or before such effective date, such Owners have the right to require purchase of their Bonds pursuant to Section 3.01 hereof; and

            (q) to provide for any Substitute Collateral and the release of any First Mortgage Bond in accordance with Section 4.09 of the Agreement.

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      Before the Issuer and the Trustee shall enter into any Supplemental
Indenture pursuant to this Section 12.01, (1) in the case of a Supplemental Indenture entered into pursuant to clauses (l), (n) or (p) of this Section and provided that no Provider Default shall have occurred and be continuing, there shall have been delivered to the Trustee and the Company, the written consent of the Provider, and (2) in all cases, there shall have been delivered to the Trustee, the Provider and the Company, a Favorable Opinion of Bond Counsel with respect to such Supplemental Indenture and further stating that such Supplemental Indenture is authorized or permitted by this Indenture and will, upon the execution and delivery thereof, be valid and binding upon the Issuer in accordance with its terms. Neither the Issuer nor the Trustee will be obligated to enter into any such Supplemental Indenture that would materially alter their respective rights, duties or immunities under this Indenture, under the Agreement or otherwise.

      The Trustee shall provide written notice of any Supplemental Indenture described in this Section 12.01 to Moody's, S&P, the Provider, the Remarketing Agent and the Owners of all Bonds then Outstanding at least 15 days prior to the effective date of such Supplemental Indenture. Such notice shall state the effective date of such Supplemental Indenture and shall briefly describe the nature of such Supplemental Indenture and shall state that a copy thereof is on file at the Principal Office of the Trustee for inspection by the parties mentioned in the preceding sentence.

    SECTION 12.02. SUPPLEMENTAL INDENTURES REQUIRING OWNER CONSENT.

      (a) Except for any Supplemental Indenture entered into pursuant to Section
12.01 hereof, subject to the terms and provisions contained in this Section
12.02 and not otherwise, the Provider (unless a Provider Default shall have occurred and be continuing), together with the Owners of not less than 60% in aggregate principal amount of the Bonds then Outstanding shall have the right from time to time to consent to and approve the execution and delivery by the Issuer and the Trustee of any Supplemental Indenture deemed necessary or desirable by the Issuer for the purposes of modifying, altering, amending, supplementing or rescinding, in any particular, any of the terms or provisions contained in this Indenture; provided however, that, unless approved in writing by the Provider (unless a Provider Default shall have occurred and be continuing) and the Owners of all the Bonds then affected thereby, nothing herein contained shall permit, or be construed as permitting, (i) a change in the times, amounts or currency of payment of the principal of, or premium if any, or interest on, any Outstanding Bond, a change in the terms of the purchase thereof by the Trustee, or a reduction in the principal amount or redemption price of any Outstanding Bond or the rate of interest thereon, or (ii) the creation of a claim or lien upon, or a pledge of, the Revenues ranking prior to or on a parity with the claim, lien or pledge created by this Indenture (except as referred to in Section 10.04 hereof), or (iii) a reduction in the aggregate principal amount of Bonds the consent of the Owners of which is required for any such Supplemental Indenture or which is required, under Section 12.06 hereof, for any modification, alteration, amendment or supplement to the Agreement.

      (b) If at any time the Issuer shall request the Trustee to enter into any Supplemental Indenture for any of the purposes of this Section 12.02, the Trustee shall cause notice of the proposed Supplemental Indenture to be given by Mail to Moody's, S&P, the Provider, the Remarketing Agent and all Owners of Outstanding Bonds. Such notice shall briefly set forth the

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nature of the proposed Supplemental Indenture and shall state that a copy thereof is on file at the Principal Office of the Trustee for inspection by the Owners, Moody's, S&P, the Provider and the Remarketing Agent.

      (c) Within two years after the date of the mailing of such notice, the Issuer and the Trustee may enter into such Supplemental Indenture in substantially the form described in such notice, but only if there shall have first been delivered to the Trustee (i) the required consents, in writing, of the Owners and the Provider and (ii) a Favorable Opinion of Bond Counsel with respect to such Supplemental Indenture and further stating that such Supplemental Indenture is authorized or permitted by this Indenture and will, upon the execution and delivery thereof, be valid and binding upon the Issuer in accordance with its terms. Neither the Issuer nor the Trustee will be obligated to enter into any such Supplemental Indenture that would materially alter their respective rights, duties or immunities under this Indenture, under the Agreement or otherwise.

      (d) If Owners of not less than the percentage of Bonds required by this
Section 12.02 shall have consented to and approved the execution and delivery of a Supplemental Indenture as herein provided, no Owner shall have any right to object to the execution and delivery of such Supplemental Indenture, or to object to any of the terms and provisions contained therein or the operation thereof, or in any manner to question the propriety of the execution and delivery thereof, or to enjoin or restrain the Issuer or the Trustee from executing and delivering the same or from taking any action pursuant to the provisions thereof.

   SECTION 12.03. EFFECT OF SUPPLEMENTAL INDENTURE. Upon the execution and delivery of any Supplemental Indenture pursuant to the provisions of this
Article XII, this Indenture shall be, and be deemed to be, modified and amended in accordance therewith, and the respective rights, duties and obligations under this Indenture shall thereafter be determined, exercised and enforced under this Indenture subject in all respects to such modifications and amendments.

   SECTION 12.04. CONSENT OF THE COMPANY AND THE PROVIDER. No Supplemental Indenture under this Article XII and no amendment of the Agreement shall become effective unless the Company shall have consented thereto in writing.

      Any provision of this Indenture expressly recognizing or granting rights in or to the Provider may not be amended in any manner which affects the rights of the Provider hereunder without the prior written consent of the Provider.

   SECTION 12.05. AMENDMENT OF AGREEMENT WITHOUT OWNER CONSENT. Without the consent of or notice to the Owners, the Issuer and the Company may, with the consent of the Provider (unless a Provider Default shall have occurred and be continuing) modify, alter, amend or supplement the Agreement, and the Trustee may consent thereto, as may be required:

            (a) by the provisions of the Agreement and this Indenture;

            (b) for the purpose of curing any formal defect, omission, inconsistency or ambiguity therein;

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            (c) in connection with any other change therein which in the judgment of the Trustee is not materially adverse to the Owners;

            (d) to secure or maintain ratings on the Bonds from Moody's and/or S&P;

            (e) to add to the covenants and agreements of the Issuer contained in the Agreement or of the Company or of the Provider contained in any document, other covenants or agreements thereafter to be observed, or to assign or pledge additional security for any of the Bonds, or to surrender any right or power reserved or conferred upon the Issuer or the Company, which shall not materially adversely affect the interest of the Owners of the Bonds;

            (f) to provide demand purchase obligations to cause the Bonds to be authorized purchases for investment companies;

            (g) to provide the procedures required to permit any Owner to separate the right to receive interest on the Bonds from the right to receive principal thereof and to sell or dispose of such right as contemplated by Section 1286 of the Code (or similar successor provision);

            (h) to provide for any additional procedures, covenants or agreements necessary to maintain the Tax-Exempt status of interest on the Bonds;

            (i) to implement a conversion of the interest rate on the Bonds or in connection with the appointment of a Remarketing Agent;

            (j) to provide for a Change of Credit Facility;

            (k) to modify, alter, amend or supplement the Agreement in any other respect, including amendments which would otherwise be described in
      Section 12.06 hereof, if the effective date of such supplement or amendment is a date on which all Bonds affected thereby are subject to mandatory purchase pursuant to Section 3.02 hereof or if notice by Mail of the proposed amendment or supplement is given to Owners of the Bonds at least thirty (30) days before the effective date thereof and, on or before such effective date-, such Owners have the right to demand purchase of their Bonds pursuant to Section 3.01 hereof; and

            (l) in connection with the delivery and substitution of any Substitute Collateral and the release of any First Mortgage Bonds in accordance with Section 4.09 of the Agreement.

      A revision of Exhibit A to the Agreement in accordance with Section 3.04 of the Agreement shall not be deemed a modification, alteration, amendment or supplement to the Agreement, or to this Indenture, for any purpose of this Indenture.

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      Before the Issuer shall enter into, and the Trustee shall consent to, any modification, alteration, amendment or supplement to the Agreement pursuant to this Section 12.05, there shall have been delivered to the Issuer, the Provider and the Trustee a Favorable Opinion of Bond Counsel with respect to such modification, alteration, amendment or supplement and further stating that such modification, alteration, amendment or supplement is authorized or permitted by the Agreement or this Indenture and will, upon the execution and delivery thereof, be valid and binding upon the Issuer in accordance with its terms. Neither the Issuer nor the Trustee will be obligated to enter into or consent to any such modifications, alterations, amendments or supplements to the Agreement that would materially alter their respective rights, duties or immunities under this Indenture, under the Agreement or otherwise.

   SECTION 12.06. AMENDMENT OF AGREEMENT REQUIRING OWNER CONSENT. Except in the case of modifications, alterations, amendments or supplements referred to in
Section 12.05 hereof, the Issuer shall not enter into, and the Trustee shall not consent to, any amendment, change or modification of the Agreement without the written approval or consent of the Provider (unless a Provider Default shall have occurred and be continuing) and the Owners of not less than 60% in aggregate principal amount of the Bonds then Outstanding, given and procured as provided in Section 12.02 hereof, provided, however, that, unless approved in writing by the Provider (unless a Provider Default shall have occurred and be continuing) and the Owners of all Bonds affected thereby, nothing herein contained shall permit, or be construed as permitting, a change in the obligations of the Company under Section 4.01 and Section 4.02 of the Agreement. If at any time the Issuer or the Company shall request the consent of the Trustee to any such proposed modification, alteration, amendment or supplement permitted under this Section 12.06, the Trustee shall cause notice thereof to be given in the same manner as provided by Section 12.02 hereof with respect to Supplemental Indentures. Such notice shall briefly set forth the nature of such proposed modification, alteration, amendment or supplement and shall state that copies of the instrument embodying the same are on file at the Principal Office of the Trustee for inspection by all Owners. The Issuer may enter into, and the Trustee may consent to, any such proposed modification, alteration, amendment or supplement subject to the same conditions and with the same effect as provided in Section 12.02 hereof with respect to Supplemental Indentures.

      Before the Issuer shall enter into, and the Trustee shall consent to, any modification, alteration, amendment or supplement to the Agreement pursuant to this Section 12.06, there shall have been delivered to the Issuer, the Provider and the Trustee a Favorable Opinion of Bond Counsel with respect to such modification, alteration, amendment or supplement and further stating that such modification, alteration, amendment or supplement is authorized or permitted by the Agreement or this Indenture and will, upon the execution and delivery thereof, be valid and binding upon the Issuer in accordance with its terms. Neither the Issuer nor the Trustee will be obligated to enter into any such modifications, alterations, amendments or supplements to the Agreement that would materially alter their respective rights, duties or immunities under this Indenture, under the Agreement or otherwise.

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                                  ARTICLE XIII

                                  MISCELLANEOUS

   SECTION 13.01. SUCCESSORS OF THE ISSUER. In the event of the dissolution of the Issuer, all the covenants, stipulations, promises and agreements in this Indenture contained, by or on behalf of, or for the benefit of the Issuer, shall bind or inure to the benefit of the successors of the Issuer from time to time and any entity, officer, board, commission, agency or instrumentality to whom or to which any power or duty of the Issuer shall be transferred.

   SECTION 13.02. PARTIES IN INTEREST. Except as herein otherwise specifically provided, nothing in this Indenture expressed or implied is intended or shall be construed to confer upon any person, firm or corporation other than the Issuer, the Remarketing Agent, the Registrar, the Paying Agent, the Company, the Trustee, the Provider and the Owners of Bonds any right, remedy or claim under or by reason of this Indenture, this Indenture being intended to be for the sole and exclusive benefit of the Issuer, the Remarketing Agent, the Registrar, the Paying Agent, the Company, the Trustee, the Provider and the Owners of Bonds. The Trustee shall have no fiduciary duty to any entity other than the Owner of any Bond as such and only in accordance with, into the extent of, the terms and provisions hereunder.

   SECTION 13.03. SEVERABILITY. In case any one or more of the provisions of this Indenture or of the Agreement or of the Bonds shall for any reason, be held to be illegal or invalid, such illegality or invalidity shall not affect any other provisions of this Indenture, the Agreement, or of the Bonds, and this Indenture, the Agreement and the Bonds shall be construed and enforced as if such illegal or invalid provisions had not been contained herein or therein.

   SECTION 13.04. NO PERSONAL LIABILITY OF ISSUER OFFICIALS. No representation, warranty, covenant or agreement contained in the Bonds or in this Indenture or in any of the documents or certificates related thereto shall be deemed to be the representation, warranty, covenant or agreement of any official, officer, agent, counsel or employee of the Issuer in his or her individual capacity, and neither the members of the Issuer nor any official executing the Bonds shall be liable personally on the Bonds or be subject to any personal liability or accountability by reason of the issuance thereof.

   SECTION 13.05. BONDS OWNED BY THE ISSUER OR THE COMPANY. In determining whether the Owners of the requisite aggregate principal amount of the Bonds have concurred in any direction, consent or waiver under this Indenture, Bonds which are owned by the Issuer or the Company or by any person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company (unless the Issuer, the Company or such person owns all Bonds which are then Outstanding, determined without regard to this Section 13.05) shall be disregarded and deemed not to be Outstanding for the purpose of any such determination, except that, for the purpose of determining whether the Trustee shall be protected in relying on any such direction, consent or waiver, only Bonds which the Trustee actually knows are so owned shall be so disregarded. Bonds so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such Bonds and that the pledgee is not the Issuer or the Company or any

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person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company. In case of a dispute as to such right, any decision by the Trustee taken upon the advice of counsel shall be full protection to the Trustee.

   SECTION 13.06. COUNTERPARTS. This Indenture may be executed in any number of counterparts, each of which, when so executed and delivered, shall be an original; but such counterparts shall together constitute but one and the same Indenture.

   SECTION 13.07. GOVERNING LAW. This Indenture shall be governed by and construed in accordance with the laws of the State; provided, however, that the rights, protections and immunities of the Trustee shall be governed by and construed in accordance with the laws of the State of New York.

   SECTION 13.08. NOTICES. Except as otherwise provided in this Indenture, all notices, certificates, requests, requisitions, directions or other communications by the Issuer, the Company, the Trustee, the Registrar, the Paying Agent, the Provider, the Company Mortgage Trustee or the Remarketing Agent, pursuant to this Indenture shall be in writing and shall be sufficiently given and shall be deemed given when mailed by Mail or by certified or registered mail postage prepaid, or by overnight delivery service, addressed as follows (and, if by overnight delivery service and required by the chosen delivery service, with then-current telephone numbers of the addressees):

if to the Issuer, to:               City of Forsyth, Montana
                                    City Hall
                                    Forsyth, Montana  59327
                                    Attention: Mayor

if to the Trustee, to:              J.P. Morgan Trust Company, N.A.
                                    600 Travis Street, Suite 1150
                                    Houston, Texas 77002
                                    Attention: Corporate Trust Administration

if to the Company, to:              Avista Corporation
                                    1411 East Mission Avenue
                                    Spokane, Washington  99220
                                    Attention: Treasurer

if to the Provider, to:             Ambac Assurance Corporation
                                    One State Street Plaza
                                    New York, New York 10004
                                    Attention: General Counsel

if to the Registrar, the Company Mortgage Trustee or the Paying Agent, to such address as is designated in writing by it to the Trustee and the Issuer; if to any Auction Agent, at the address specified in the Auction Agreement; and if to any Remarketing Agent, at the address specified in the Remarketing Agreement. Any of the foregoing may, by notice given hereunder to each of the

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                                      -85-
others, designate any further or different addresses to which subsequent notices, certificates, requests or other communications shall be sent hereunder. Any communications required to be given hereunder by the Company shall be given by an Authorized Company Representative.

   SECTION 13.09. HOLIDAYS. If the date for making any payment or the last date for performance of any act or the exercising of any right, as provided in this Indenture, shall not be a Business Day, such payment may, unless otherwise provided in this Indenture or the Agreement, be made or act performed or right exercised on the next succeeding Business Day with the same force and effect as if done on the nominal date provided in this Indenture, and no interest shall accrue for the period after such nominal date.

   SECTION 13.10. PURCHASE OF BONDS BY TRUSTEE AND REMARKETING AGENT. The Trustee and the Issuer agree that in connection with the purchase of any Bonds pursuant to this Indenture, the Trustee and the Remarketing Agent are acting solely on behalf of the Company.

   SECTION 13.11. NOTICES TO MOODY'S AND S&P. The Trustee shall provide prior written notice to Moody's (if the Bonds are then rated by Moody's) and to S&P (if the Bonds are then rated by S&P) of (a) the payment of the principal of all of the Bonds, (b) the resignation or removal of the Trustee or the Remarketing Agent, (c) any modifications, alterations, amendments or supplements of this Indenture, the Agreement and the Remarketing Agreement, and (d) the conversion under Article II hereof of the method by which interest on the Bonds is determined.

      The agreement of the Trustee herein to give notices to Moody's and S&P has been made as a matter of courtesy and accommodation only and the Trustee shall not be liable to any Person for any failure to give any such notice.

   SECTION 13.12. RIGHTS OF PROVIDER. Upon a Change of Credit Facility, all rights provided herein to a Provider other than its right of subrogation pursuant to Section 2.17(f) shall be of no force and effect with respect to the Provider and Credit Facility which has been replaced and shall apply only to the new Provider and Credit Facility.

   SECTION 13.13. REFERENCES TO FIRST MORTGAGE BONDS, THE COMPANY MORTGAGE AND THE COMPANY MORTGAGE TRUSTEE. At any time when the Company's obligation under
Section 4.01 of the Agreement to repay the loan made to it pursuant to Section
3.03 of the Agreement is not secured by First Mortgage Bonds, references to the First Mortgage Bonds, the Company Mortgage or the Company Mortgage Trustee shall be ineffective.

                                           Series 1999B Restated Trust Indenture

      IN WITNESS WHEREOF, CITY OF FORSYTH, MONTANA, has caused this Indenture to be signed in its name and behalf by the Mayor, and its official seal to be hereunto affixed and attested by the City Clerk-Treasurer and to evidence its acceptance of the trusts hereby created the Trustee has caused this Indenture to be signed in its name and behalf by one of its Vice Presidents, all as of the date first set forth above.

                                    CITY OF FORSYTH, MONTANA

                                    By: /s/ Sandra Wright
                                        ----------------------------
                                        Mayor Pro-Tem

[SEAL]

ATTEST:

/s/ Doris Pinkerton
-----------------------------
City Clerk-Treasurer

                                    J.P. MORGAN TRUST COMPANY, N.A.
                                       (successor in interest to Chase Manhattan
                                       Bank and Trust Company, National
                                       Association) as Trustee

                                    By: /s/ Mary Jane Henson
                                        ----------------------------------------
                                        Vice President

                                           Series 1999B Restated Trust Indenture

                                    EXHIBIT A

                                 [FORM OF BOND]

                             STATEMENT OF INSURANCE

      Municipal Bond Insurance Policy No. _________ (the "Policy") with respect to payments due for principal of and interest on this bond has been issued by Ambac Assurance Corporation ("Ambac Assurance"). The Policy has been delivered to the United States Trust Company of New York, New York, New York, as the Insurance Trustee under said Policy and will be held by such Insurance Trustee or any successor insurance trustee. The Policy is on file and available for inspection at the principal office of the Insurance Trustee and a copy thereof may be secured from Ambac Assurance or the Insurance Trustee. All payments required to be made under the Policy shall be made in accordance with the provisions thereof. The owner of this bond acknowledges and consents to the subrogation rights of Ambac Assurance as more fully set forth in the Policy.

REGISTERED                                                            REGISTERED

No. R-__                                                             $__________

                             UNITED STATE OF AMERICA

                                STATE OF MONTANA

                            CITY OF FORSYTH, MONTANA
                    POLLUTION CONTROL REVENUE REFUNDING BONDS
                      (AVISTA CORPORATION COLSTRIP PROJECT)
                                  SERIES 1999B

MATURITY DATE                 ISSUE DATE                             CUSIP NO.

March 1, 2034             September ___, 1999                       ____________

[FLEXIBLE INTEREST RATE:  _________________________

LAST DAY OF FLEXIBLE SEGMENT:  ___________________

NUMBER OF DAYS IN FLEXIBLE SEGMENT:  _____________

                                           Series 1999B Restated Trust Indenture

AMOUNT   OF INTEREST TO ACCRUE DURING FLEXIBLE SEGMENT: ___]*

Registered Owner: ____________________________

Principal Amount: -------------------------- DOLLARS----------------------------

      CITY OF FORSYTH, MONTANA (the "Issuer"), a political subdivision duly organized and existing under the Constitution and laws of the State of Montana, for value received, hereby promises to pay (but only out of the source hereinafter provided) to the registered owner identified above, or registered assigns, on March 1, 2034, the principal amount set forth above and to pay (but only out of the sources hereinafter provided) interest on the balance of said principal amount from time to time remaining unpaid from the Interest Payment Date (as defined in the Indenture) next preceding the date of registration and authentication hereof unless this Bond (as hereinafter defined) is registered and authenticated after a Record Date (as defined in the Indenture) and on or prior to the related Interest Payment Date, in which event this Bond shall bear interest from such Interest Payment Date, or unless this Bond is registered and authenticated before the Record Date for the first Interest Payment Date, in which event this Bond shall bear interest from the Issue Date set forth above (the "Issue Date"); provided, however, that if, as shown by the records of the Paying Agent (as hereinafter defined), interest on the Bonds (as hereinafter defined) shall be in default, Bonds issued in exchange for Bonds surrendered for registration of transfer or exchange shall bear interest from the last date to which interest has been paid in full or duly provided for on the Bonds, or, if no interest has been paid or duly provided for on the Bonds, from the Issue Date, until payment of said principal amount has been made or duly provided for, at the rates and on the dates determined as described herein and in the Indenture (as hereinafter defined), and to pay (but only out of the sources hereinafter provided) interest on overdue principal and, to the extent permitted by law, on overdue interest at the rate then borne by this Bond, except as the provisions hereinafter set forth with respect to redemption, purchase or acceleration prior to maturity may become applicable hereto. The principal of and premium, if any, on this Bond are payable in lawful money of the United States of America at the principal corporate trust office in San Francisco, California, of Chase Manhattan Bank and Trust Company, National Association, or its successors and assigns, as Paying Agent (the "Paying Agent"). Interest payments on this Bond shall be made by the Paying Agent to the registered owner hereof as of the close of business on the Record Date with respect to each Interest Payment Date and shall be paid:

      (a) in respect of any Bond that is registered in the book-entry system, pursuant to the Indenture, in immediately available funds by no later than 2:30 p.m., New York, New York time, and

      (b) in respect of any Bond that is not registered in the book-entry system,

-------------------
* To be included only in Bonds bearing interest at a Flexible Interest Rate and not registered in the book-entry system pursuant to Section 2.16 of the Indenture.

                                           Series 1999B Restated Trust Indenture

            (i) by bank check mailed by first-class mail on the Interest Payment Date to the registered owner hereof at its address as it appears on the registration books of Chase Manhattan Bank and Trust Company, National Association, as registrar (the "Registrar") or at such other address as is furnished in writing by such registered owner to the Registrar, or

            (ii) during any Rate Period (as defined in the Indenture) other than a Term Interest Rate Period (as defined in the Indenture), in immediately available funds on the Interest Payment Date (by wire transfer or by deposit to the account of the registered owner of this Bond if such account is maintained with the Paying Agent), but in respect of any registered owner of any Bond or Bonds in a PARS Rate Period (as defined in the Indenture) or a Daily Interest Rate Period (as defined in the Indenture) or a Weekly Interest Rate Period (as defined in the Indenture) or a Flexible Interest Rate Period (as defined in the Indenture), only to any registered owner that owns Bonds in an aggregate principal amount of at least $1,000,000 on such Record Date, according to the written instructions given by the registered owner hereof to the Paying Agent or, if no such instructions have been provided as of the Record Date, by bank check mailed by first-class mail on the Interest Payment Date to the registered owner at such registered owner's address as it appears as of the Record Date on the registration books of the Registrar. Notwithstanding the foregoing, interest in respect of any Bond bearing a Flexible Rate (as defined in the Indenture) shall be paid only upon presentation to Chase Manhattan Bank and Trust Company, National Association, as Trustee (the "Trustee") of the Bond on which such payment is due.

      THIS BOND AND ALL OTHER BONDS OF THE ISSUE OF WHICH IT FORMS A PART SHALL BE A LIMITED OBLIGATION OF THE ISSUER, SHALL NOT CONSTITUTE NOR GIVE RISE TO A GENERAL OBLIGATION OR LIABILITY OF THE ISSUER OR A CHARGE AGAINST ITS GENERAL CREDIT OR TAXING POWERS, AND SHALL NOT CONSTITUTE AN INDEBTEDNESS OF THE ISSUER OR OF THE STATE OF MONTANA, OR A LOAN OF CREDIT THEREOF WITHIN THE MEANING OF ANY CONSTITUTIONAL OR STATUTORY PROVISION.

      This Bond is one of the duly authorized Pollution Control Revenue Refunding Bonds (Avista Corporation Colstrip Project) Series 1999B of the Issuer, originally issued in the aggregate principal amount of $17,000,000 (the "Bonds"), issued pursuant to proper action duly adopted by the Issuer on May 11, 1999 and May 18, 1999, and the applicable provisions of Sections 90-5-101 to 90-5-114, inclusive, Montana Code Annotated, as amended (the "Act"), and executed under a Trust Indenture, dated as of September 1, 1999 (the "Indenture"), between the Issuer and Chase Manhattan Bank and Trust Company, National Association, as trustee (the "Trustee," which term shall include any successor Trustee), for the purpose of providing the funds necessary for the refunding of certain pollution control revenue bonds previously issued by the Issuer to finance certain pollution control facilities owned by Avista Corporation, a Washington corporation (the "Company"). Pursuant to the Loan Agreement, dated as of September 1, 1999 (the "Loan Agreement"), between the Issuer and the Company,

      This Bond and all other Bonds of the issue of which it forms a part are issued pursuant to and in full compliance with the Constitution and laws of the State of Montana, particularly the

                                           Series 1999B Restated Trust Indenture

Act, and pursuant to further proceedings adopted by the governing authority of the Issuer, which proceedings authorize the execution and delivery of the Indenture. This Bond and the issue of which it forms a part are limited and not general obligations of the Issuer payable solely from the Revenues (as defined in the Indenture) and amounts derived under the Loan Agreement and pledged under the Indenture consisting of all amounts payable from time to time by the Company in respect of the indebtedness under the Loan Agreement and all receipts of the Trustee credited under the provisions of the Indenture against said amounts payable. No Owner of any Bond issued under the Act has the right to compel any exercise of the taxing power of the Issuer to pay the Bonds, or the interest or premium if any, thereon. The Bonds shall not constitute an indebtedness or a general obligation of the Issuer or a loan of credit thereof within the meaning of any constitutional or statutory provision, nor shall any of the Bonds constitute or give rise to a pecuniary liability of the Issuer or a charge against its general credit or taxing powers.

      Any term used herein as a defined term but not defined herein shall be defined as in the Indenture.

      In the manner hereinafter provided and subject to the provisions of the Indenture, the term of the Bonds will be divided into consecutive Rate Periods during each of which the Bonds shall bear interest at the lesser of (a) Maximum Interest Rate (as defined in the Indenture) or (b) either the PARS Rate (the "PARS Rate Period"), the Daily Interest Rate (the "Daily Interest Rate Period"), the Weekly Interest Rate (the "Weekly Interest Rate Period"), the Term Interest Rate (the "Term Interest Rate Period") or the Flexible Interest Rate (the "Flexible Interest Rate Period"). Rate Periods for this Bond shall be determined in accordance with the Indenture.

      This Bond shall bear interest from the Interest Payment Date next preceding the date of registration and authentication hereof unless it is registered and authenticated after a Record Date and on or prior to the related Interest Payment Date, in which event this Bond shall bear interest from such Interest Payment Date, or unless this Bond is registered and authenticated before the Record Date for the first Interest Payment Date, in which event this Bond shall bear interest from the Issue Date; provided, however, that if, as shown by the records of the Paying Agent, interest on the Bonds shall be in default, Bonds issued in exchange for Bonds surrendered for transfer or exchange shall bear interest from the last date to which interest has been paid in full or duly provided for on the Bonds, or, if no interest has been paid or duly provided for on the Bonds, from the Issue Date. Interest shall be computed, (a) in the case of a PARS Rate Period, on the basis of a 360-day year for the actual number of days elapsed except that interest during a six-month Auction Period shall be calculated on the basis of a 360-day year composed of twelve 30-day months, (b) in the case of a Term Interest Rate Period, on the basis of a 360-day year consisting of twelve 30-day months, and (c) in the case of any other Rate Period, on the basis of a 365 or 366 day year, as appropriate, for the actual number of days elapsed. The term "Interest Payment Date" means (i) with respect to any PARS Rate Period, the Business Day immediately following the Initial Period and (y) when used with respect to any Auction Period other than a daily Auction Period, the Business Day immediately following such Auction Period and (z) when used with respect to a daily Auction Period, the first Business Day of the month immediately succeeding such Auction Period, (ii) with respect to any Daily or Weekly Interest Rate Period, the first Business Day of each calendar month, (iii) with respect to any Term Interest Rate Period, the first day of the sixth month following the commencement of the Term Interest Rate Period

                                           Series 1999B Restated Trust Indenture
and the first day of each sixth month thereafter, and the day following the last day of a Term Interest Rate Period, (iv) with respect to any Flexible Segment, the Business Day next succeeding the last day thereof, and (v) with respect to any Rate Period, the day next succeeding the last day thereof. The term "Business Day" means any day except a Saturday, Sunday or other day (a) on which commercial banks located in the cities in which the Principal Office of the Trustee, the Principal Office of the Company, the Principal Office of the Remarketing Agent or the Principal Office of the Paying Agent are located are required or authorized by law to remain closed or are closed, or (b) on which The New York Stock Exchange is closed.

      The Bonds shall be deliverable in the form of registered Bonds without coupons in the following denominations: (i) $25,000 or any integral multiple of $25,000 when the Bonds bear interest at a PARS Rate; (ii) $100,000 or any integral multiple of $100,000 when the Bonds bear interest at a Daily or Weekly Interest Rate; (iii) $100,000 or any integral multiple of $5,000 in excess of $100,000 when the Bonds bear interest at a Flexible Interest Rate; and (iv) $5,000 or integral multiples of $5,000 when the Bonds bear interest at a Term Interest Rate (such denominations being referred to herein as ("Authorized Denominations").

      As provided in the Loan Agreement, the Company may, at its option, provide for a Change of Credit Facility (as defined in the Indenture), which includes the delivery or termination (or a combination thereof) of one or more letters of credit, bond insurance policies, standby bond purchase agreements, lines of credit, first mortgage bonds or other security instruments or liquidity devices.

      During each PARS Rate Period, the Bonds shall bear interest, determined in accordance with the provisions of the Indenture, by the Auction Agent for each Auction Period.

      During each Daily Interest Rate Period, the Bonds shall bear interest at a Daily Interest Rate, determined in accordance with the provisions of the Indenture by the Remarketing Agent on each Business Day for such Business Day. If the Remarketing Agent shall not have determined a Daily Interest Rate for any day by 10:00 a.m., New York, New York time, the Daily Interest Rate for such day shall be the same as the Daily Interest Rate for the immediately preceding day.

      During each Weekly Interest Rate Period, the Bonds shall bear interest at a Weekly Rate, determined in accordance with the provisions of the Indenture by the Remarketing Agent no later than the first day of such Weekly Interest Rate Period and thereafter no later than Tuesday of each week during such Weekly Interest Rate Period, unless any such Tuesday shall not be a Business Day, in which event the Weekly Interest Rate shall be determined by the Remarketing Agent no later than the Business Day next preceding such Tuesday.

      During each Term Interest Rate Period, the Bonds shall bear interest at the Term Interest Rate, determined in accordance with the provisions of the Indenture by the Remarketing Agent on a Business Day selected by the Remarketing Agent but no more than 60 days prior to and not later than the effective date of such Term Interest Rate Period.

                                           Series 1999B Restated Trust Indenture

      During each Flexible Interest Rate Period, each Bond shall bear interest during each Flexible Segment for such Bond at the Flexible Interest Rate for such Bond as described in the Indenture. Each Flexible Segment and Flexible Interest Rate shall be determined in accordance with the provisions of the Indenture by the Remarketing Agent. Each Flexible Segment shall be a period of not less than one nor more than 270 days.

      At the times and subject to the conditions set forth in the Indenture, the Company may elect that the Bonds shall bear interest at an interest rate, and for a period, different from those then applicable. The Trustee shall give notice of any such adjustment to the owners of the Bonds not less than 15 days prior to the effective date of such adjustment.

      During any Daily Interest Rate Period, any Bond or portion thereof in an Authorized Denomination shall be purchased at the option of the Owner thereof on any Business Day at a purchase price equal to 100% of the principal amount thereof plus accrued interest, if any, from the Interest Payment Date next preceding the date of purchase to the date of purchase (unless the date of purchase shall be an Interest Payment Date, in which case the purchase price shall be equal to the principal amount thereof) upon (a) delivery to the Trustee at the Delivery Office of the Trustee, by not later than 11:00 a.m., New York, New York time, on such Business Day, of an irrevocable written notice or irrevocable notice by telephone, which states the principal amount and the certificate number (if the Bonds are not then held in book entry form) of such Bond and the date on which the same shall be purchased, and (b) except when a book-entry system is in effect for the Bonds, delivery of such Bond to the Trustee at the Delivery Office of the Trustee, accompanied by an instrument of transfer thereof, in a form satisfactory to the Trustee, executed in blank by the owner thereof with the signature of such owner guaranteed by a member or participant in a "signature guarantee program" as provided in the form of assignment attached to such Bond, at or prior to 1:00 p.m., New York, New York time, on the date specified in such notice.

      During any Weekly Interest Rate Period, any Bond or portion thereof in an Authorized Denomination shall be purchased at the option of the Owner thereof on any Business Day at a purchase price equal to 100% of the principal amount thereof plus accrued interest, if any, from the Interest Payment Date next preceding the date of purchase to the date of purchase (unless the date of purchase shall be an Interest Payment Date, in which case the purchase price shall be equal to the principal amount thereof), upon (a) delivery to the Trustee at the Delivery Office of the Trustee of an irrevocable written notice or an irrevocable notice by telephone (promptly confined by telecopy or other writing), by 5:00 p.m., New York, New York time, on any Business Day, which states the principal amount of such Bond and the certificate number (if the Bonds are not held in book-entry form) and the date on which the same shall be purchased, which date shall not be prior to the seventh day next succeeding the date of the delivery of such notice to the Trustee, and (b) except when a book-entry system is in effect for the Bonds, delivery of such Bond to the Trustee at the Delivery Office of the Trustee, accompanied by an instrument of transfer thereof, in a form satisfactory to the Trustee, executed in blank by the Owner thereof with the signature of such Owner guaranteed by a member or participant in a "signature guarantee program" as provided in the form of assignment attached to such Bond, at or prior to 1:00 p.m., New York, New York time, on the date specified in such notice.

                                           Series 1999B Restated Trust Indenture

      Any bond or portion thereof in an Authorized Denomination shall be purchased at the option of the Owner thereof on the first day of any Term Interest Rate Period which is preceded by a Term Interest Rate Period of equal duration at a purchase price equal to 100% of the principal amount thereof, upon
(i) delivery to the Trustee at the Delivery Office of the Trustee accompanied by an instrument of transfer thereof in a form satisfactory to the Trustee of an irrevocable notice in writing by 5:00 p.m., New York, New York time, on any Business Day not less than fifteen days before the purchase date, which states the principal amount and certificate number (if the Bonds are not then held in book-entry form) of such Bond to be purchased and (ii) except when a book-entry system is in effect for the Bonds, delivery of such Bond to the Trustee at the Delivery Office of the Trustee, accompanied by an instrument of transfer thereof, in a form satisfactory to the Trustee, executed in blank by the Owner thereof with the signature of such Owner guaranteed by a member or participant in a "signature guarantee program" as provided in the form of assignment attached to such Bond, at or prior to 1:00 p.m., New York, New York time, on the purchase date.

      "Record Date" means (a) with respect to a PARS Rate Period other than a daily Auction Period, the second Business Day preceding an Interest Payment Date therefor and during a daily Auction Period, the last Business Day of the month preceding an Interest Payment Date therefor, (b) with respect to any Interest Payment Date in respect of any Daily Interest Rate Period, Weekly Interest Rate Period or Flexible Segment, the Business Day next preceding such Interest Payment Date, (c) with respect to any Interest Payment Date in respect of any Term Interest Rate Period, the fifteenth day of the month preceding such Interest Payment Date (except as provided in the following clause (d); and (d) for any Interest Payment Date established pursuant to clause (e) of the definition of "Interest Payment Date" in Section 1.01 of the Indenture in respect of a Term Interest Rate Period, the Business Day next preceding such Interest Payment Date.

      In each case in which a portion of a Bond is purchased, both the portion so purchased and the portion of such Bond not so purchased shall be in Authorized Denominations.

      This Bond shall be subject to mandatory purchase at a purchase price equal to 100% of the principal amount thereof to the purchase date plus accrued interest, if any, to the purchase date: (a) on the effective date of any change in a Rate Period with respect to this Bond other than the effective date of a Term Interest Rate Period which was preceded by a Term Interest Rate Period of the same duration; (b) during any Flexible Interest Rate Period, on the day next succeeding the last day of any Flexible Segment thereof; and (c) in connection with a Change of Credit Facility, as provided in Section 3.02(a)(iii) of the Indenture.

      The Bonds are also subject to mandatory purchase during any Term Interest Rate Period on a day that the Bonds would be subject to optional redemption pursuant to Section 4.02(b)(iv) of the Indenture, at a purchase price equal to 100% the principal amount thereof plus an amount equal to any premium which would have been payable on such redemption date had the Bonds been redeemed if the Company gives notice to the Trustee on or before the Business Day prior to the redemption date that it elects to have the Bonds purchased in lieu of redemption. If the Bonds are purchased on or prior to the Record Date, the purchase price shall include accrued interest from the Interest Payment Date next preceding the date of purchase to the date of purchase (unless the date of purchase shall be an Interest Payment Date, in which case the

                                           Series 1999B Restated Trust Indenture
purchase price shall be equal to the amount specified in the preceding sentence). If the Bonds are purchased after the Record Date, the purchase price shall not include accrued interest.

      BY ACCEPTANCE OF THIS BOND, THE REGISTERED OWNER HEREBY AGREES THAT, IF THIS BOND IS TO BE PURCHASED AND IF MONEYS SUFFICIENT TO PAY THE PURCHASE PRICE SHALL BE HELD BY THE TRUSTEE ON THE DATE THIS BOND IS TO BE PURCHASED, THIS BOND SHALL BE DEEMED TO HAVE BEEN PURCHASED AND SHALL BE PURCHASED ACCORDING OF THE INDENTURE, WHETHER OR NOT THIS BOND SHALL HAVE BEEN DELIVERED TO THE TRUSTEE, AND THE OWNER OF THIS BOND SHALL HAVE NO CLAIM HEREON, UNDER THE INDENTURE OR OTHERWISE, FOR ANY AMOUNT OTHER THAN THE PURCHASE PRICE HEREOF.

      The Bonds shall be redeemed in whole or in part, and if in part by lot, at any time at a redemption price equal to the principal amount thereof plus accrued interest to the redemption date upon receipt by the Trustee of a written notice from the Company stating that any of the following events has occurred and that the Company therefore intends to exercise its option to prepay the payments due under the Loan Agreement in whole or in part and thereby effect the redemption of Bonds in whole or in part to the extent of such prepayments: (a) the Company shall have determined or concurred in a determination that the continued operation of the Plant is impracticable, uneconomical or undesirable for any reason; (b) all or substantially all of the Plant shall have been condemned or taken by eminent domain; (c) the operation of the Plant shall have been enjoined or shall have otherwise been prohibited by, or shall conflict with, any order, decree, rule or regulation of any court or of any federal, state or local regulatory body, administrative agency or other governmental body; (d) unreasonable burdens or excessive liabilities shall have been imposed upon the Company in respect of all or a part of the Pollution Control Facilities or the Plant including, without limitation, federal, state or other ad valorem, property, income or other taxes not being imposed on the date of the Loan Agreement, as well as any statute or regulation enacted or promulgated after the date of the Loan Agreement that prevents the Company from deducting interest in respect of the Agreement for federal income tax purposes; or (e) all or substantially all of the Project shall be transferred or sold to any entity other than an affiliate of the Company; provided, however, that in the case of a redemption under this paragraph, the redemption price of the Bonds shall be equal to 101% of the principal amount thereof, plus accrued interest to the date of redemption, unless a smaller or no premium would be due upon optional redemption of the Bonds as described in the following paragraph.

      The Bonds shall be subject to redemption upon prepayment of the Loan Payments at the option of the Company, in whole, or in part by lot, prior to their maturity, as follows:

            (a) While the Bonds bear interest at a PARS Rate, the Bonds shall be subject to such redemption on the date next succeeding the last day of any PARS Rate Period at a redemption price equal to 100% of the principal amount thereof plus accrued interest, if any, to the redemption date.

                                           Series 1999B Restated Trust Indenture

            (b) While the Bonds bear interest at a Flexible Interest Rate or Rates, each Bond shall be subject to such redemption on the day next succeeding the last day of each Flexible Segment for such Bond at a redemption price equal to 100% of the principal amount thereof.

            (c) While the Bonds bear interest at a Daily Interest Rate or a Weekly Interest Rate, the Bonds shall be subject to such redemption on any Business Day at a redemption price equal to 100% of the principal amount thereof, plus accrued interest, if any, to the redemption date.

            (d) While the Bonds bear interest at a Term Interest Rate, the Bonds shall be subject to such redemption (1) on the day next succeeding the last day of each Term Interest Rate Period at a redemption price equal to the principal amount of the Bonds being redeemed plus accrued interest, if any, to the redemption date and (2) either (i) on the redemption dates and at the redemption prices specified by the Company pursuant to the next succeeding paragraph or (ii) during the redemption periods specified below, in each case in whole or in part, at the redemption prices (expressed as percentages of principal amount) hereinafter indicated plus accrued interest, if any, to the redemption date:

        LENGTH OF TERM
     INTEREST RATE PERIOD                        REDEMPTION DATES AND PRICES

Greater than or equal to 11 years              At any time on or after the first
                                               day of the calendar month
                                               following the tenth anniversary
                                               of the effective date at 102%
                                               declining 1% annually to 100%

Less than 11 years                             Not redeemable

      With respect to any Term Interest Rate Period, the Company may specify in a notice given to the Trustee redemption provisions, prices and periods other than those set forth above; provided, however, that such notice shall be accompanied by a Favorable Opinion of Bond Counsel to the effect that the proposed action is not prohibited by the laws of the State and the Indenture and will not adversely affect the Tax-Exempt status of the Bonds.

      The Bonds shall be redeemed in whole on any date from amounts which are to be prepaid by the Company under the Loan Agreement, at a redemption price equal to 100% of the principal amount thereof plus interest accrued, if any, to the redemption date within 180 days after the occurrence of a Determination of Taxability; provided that if, in the Favorable Opinion of Bond Counsel delivered to the Trustee, the redemption of a specified portion of the Bonds outstanding would have the result that interest payable on the Bonds remaining outstanding after such redemption would remain Tax-Exempt, then the Bonds shall be redeemed in part by lot (in Authorized Denominations), in such amount as Bond Counsel in such opinion shall have determined is necessary to accomplish that result.

                                           Series 1999B Restated Trust Indenture

      A "Determination of Taxability" shall be deemed to have occurred if as a result of the Company's failure to observe any covenant, agreement or representation in the Loan Agreement, a final decree or judgment of any federal court or a final action of the Internal Revenue Service determines that interest paid or payable on any Bond is or was includible in the gross income of an Owner of the Bonds for federal income tax purposes under the Code (other than an Owner who is a "substantial user" or "related person" within the meaning of Section 103(b)(13) of the 1954 Code. However, no such decree or action will be considered final for this purpose unless the Company has been given written notice and, if it is so desired and is legally allowed, has been afforded the opportunity to contest the same, either directly or in the name of any Owner of a Bond, and until conclusion of any appellate review, if sought.

      Notice of any optional or mandatory redemption shall be given by first-class mail not less than 15 days nor more than 60 days prior to the date fixed for redemption to the Owners of Bonds at the address shown on the registration books of the Registrar on the date such notice is mailed. If less than all of the Bonds are called for redemption, the Trustee shall select the Bonds or any given portion thereof from the outstanding Bonds or such given portion thereof not previously called for redemption, by lot. For the purpose of any such selection the Trustee shall assign a separate number for each minimum Authorized Denomination of each Bond of a denomination of more than such minimum; provided that, following any such selection, both the portion of such Bond to be redeemed and the portion remaining shall be in Authorized Denominations.

      Subject to the limitations and upon payment of the charges, if any, provided in the Indenture, Bonds may be exchanged at the Principal Office of the Registrar for a like aggregate principal amount of Bonds of the same tenor and of Authorized Denominations.

      This Bond is transferable by the person in whose name it is registered, in person, or by its attorney duly authorized in writing, at the Principal Office of the Registrar, but only in the manner, subject to the limitations and upon payment of the charges provided in the Indenture, and upon surrender and cancellation of this Bond accompanied by a written instrument of transfer in a form approved by the Registrar, duly executed. Upon such transfer a new fully registered Bond or Bonds in Authorized Denominations, for the same aggregate principal amount, will be issued to the transferee in exchange therefor.

      The Issuer, the Registrar, the Trustee and any agent of the Issuer, the Registrar or the Trustee may treat the person in whose name this Bond is registered as the owner hereof for the purpose of receiving payment as herein provided and for all other purposes, whether or not this Bond be overdue, and neither the Issuer, the Registrar, the Trustee, any paying agent nor any such agent shall be affected by notice to the contrary.

      The Bonds are equally and ratably secured, to the extent provided in the Indenture, by the pledge thereunder of the "Revenues," which term is used herein as defined in the Indenture and which as therein defined means all moneys paid or payable to the Trustee for the account of the Issuer in accordance with the Loan Agreement and all receipts credited under the provisions of the Indenture against such payments; provided, however, that "Revenues" shall not include moneys held by the Trustee to pay the purchase price of Bonds subject to purchase pursuant to

                                           Series 1999B Restated Trust Indenture
the Indenture. The Issuer has also pledged and assigned to the Trustee as security for the Bonds all other rights and interests of the Issuer under the Loan Agreement (other than its rights to indemnification and certain administrative expenses and certain other rights).

      The Owner of this Bond shall have no right to enforce the provisions of the Indenture, or to institute action to enforce the covenants therein, or to take any action with respect to any Event of Default under the Indenture, or to institute, appear in or defend any suit or other proceeding with respect thereto, except as provided in the Indenture.

      With certain exceptions as provided therein, the Indenture and the Loan Agreement may be modified or amended only with the consent of the Provider (unless a Provider Default as specified in the Indenture shall have occurred and be continuing) and the Owners of not less than 60% in aggregate principal amount of all Bonds then Outstanding under the Indenture.

      Reference is hereby made to the Indenture, the Loan Agreement, the Credit Facility and the Tax Certificate, copies of which are on file with the Trustee, for the provisions, among others, with respect to the nature and extent of the rights, duties and obligations of the Issuer, the Company, the Trustee, the Registrar, the Remarketing Agent and the Owners of the Bonds. The Owner of this Bond, by the acceptance hereof, is deemed to have agreed and consented to and to be bound by the terms and provisions of the Indenture, the Loan Agreement and the Tax Certificate.

      The Indenture prescribes the manner in which it may be discharged, including (a) a provision that the Bonds shall be deemed to be paid if moneys sufficient to pay the principal of, premium, if any, and interest on the Bonds and all necessary and proper fees, compensation and expenses of the Trustee, the Registrar, the Provider and the Remarketing Agent, shall have been deposited with the Trustee, after which the Bonds shall no longer be secured by or entitled to the benefits of the Indenture, except for the purposes of registration and exchange of Bonds and of delivery of the Bonds to the Trustee for purchase, and (b) a provision that, if the Bonds mature or are called for redemption prior to the next date upon which the Bonds are subject to purchase pursuant to the Indenture, and if the Company waives its right to convert the interest rate borne by the Bonds, the Bonds shall be deemed to be paid if Government Obligations, as defined therein, maturing as to principal and interest in such amounts and at such times as to insure the availability of sufficient moneys to pay the principal of, premium, if any, and interest on the Bonds and all necessary and proper fees, compensation and expenses of the Trustee and the Registrar, shall have been deposited with the Trustee, after which the Bonds shall no longer be secured by or entitled to the benefits of the Indenture, except for the purposes of registration and exchange of Bonds and of such payment.

                                           Series 1999B Restated Trust Indenture

      No recourse shall be had for the payment of the principal of, premium, if any, or interest on any of the Bonds or for any claim based thereon or upon any obligation, covenant or agreement in the Indenture contained, against any past, present or future officer, elected official agent or employee of the Issuer, or any incorporator, officer, director or member of any successor corporation, as such, either directly or through the Issuer or any successor corporation, under any rule of law or equity, statute or constitution or by the enforcement of any assessment or penalty or otherwise, and all such liability of any such incorporator, officer, director or member is hereby expressly waived and released as a condition of and in consideration for the execution of the Indenture and the issuance of any of the Bonds.

      IT IS HEREBY CERTIFIED, RECITED AND DECLARED that all acts, conditions and things required to exist, happen and be performed precedent to and in the execution and delivery of the Indenture and the issuance of this Bond do exist, have happened and have been performed in due time, form and manner as required by law, and that the issuance of this Bond and the issue of which it forms a part, together with all other obligations of the Issuer, does not exceed or violate any constitutional or statutory limitation of indebtedness.

      This Bond shall not be entitled to any security or benefit under the Indenture, or be valid or become obligatory for any purpose, until this Bond shall have been authenticated by the execution by the Registrar of the certificate of authentication inscribed hereon.

      IN WITNESS WHEREOF, CITY OF FORSYTH, MONTANA, has caused this Bond to be executed in its name with the signature of its Mayor and attested by the signature of its City Clerk-Treasurer, all as of the Issue Date specified above.

                                                   CITY OF FORSYTH, MONTANA

                                                   By: _________________________
                                                       Mayor

[SEAL]

ATTEST:

----------------------------------
City Clerk-Treasurer

                                           Series 1999B Restated Trust Indenture

                         [FORM OF TRUSTEE'S CERTIFICATE]

                          CERTIFICATE OF AUTHENTICATION

      This is to certify that this Bond is one of the Bonds of the Series described in the within-mentioned Indenture.

                                                CHASE MANHATTAN BANK AND TRUST
                                                  COMPANY, NATIONAL ASSOCIATION,
                                                  as Registrar

                                                By: ____________________________
                                                    Authorized Signatory

      Date of registration and authentication: ___________________________

                                           Series 1999B Restated Trust Indenture

                              [FORM OF ASSIGNMENT]

      The following abbreviations, when used in the inscription on the face the within Bond shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM   --   as tenants in common                   UNIF GIFT MIN ACT --
TEN ENT   --   as tenants by the entirety        _______ Custodian _______
JT TEN    --   as joint tenants with right        (Cust)           (Minor)
               of survivorship and not as   under Uniform Gifts to Minors Act of
               tenants in common            ________________________________
                                                                  (State)

     Additional abbreviations may also be used though not in the list above.

      For value received _____________________________________________ hereby sells, assigns and transfers unto

INSERT SOCIAL SECURITY OR
OTHER IDENTIFYING NUMBER OF ASSIGNEE

--------------------------------------

--------------------------------------

--------------------------------------------------------------------------------
            (Please Print or Typewrite Name and Address of Assignee)

the within Bond of the CITY OF FORSYTH, MONTANA, and hereby irrevocably constitutes and appoints ____________________________________ attorney to register the transfer of said Bond on the books kept for registration thereof with full power of substitution in the premises.

Dated: _____________________________    Signature: _____________________________

SIGNATURE GUARANTEED:

--------------------------------

NOTICE: Signature(s) must be guaranteed by an "eligible guarantor institution" that is a member of or a participant in a "signature guarantee program" (e.g., the Securities Transfer Agents Medallion Program, the Stock Exchange Medallion Program or the New York Stock Exchange, Inc. Medallion Signature Program).

NOTICE: The signature to this assignment must correspond with the name as it appears upon the face of the within Bond in every particular, without alteration or enlargement or any change whatever.

                                           Series 1999B Restated Trust Indenture

                                    EXHIBIT B

                             PARS AUCTION PROCEDURES

   SECTION 1.01. AUCTION PROCEDURES. While the Bonds bear interest at the PARS Rate, Auctions shall be conducted on each Auction Date (other than the Auction Date immediately preceding (i) each Rate Period commencing after the ownership of the Auction Rate Bonds is no longer maintained in the Book-Entry System; (ii) each Rate Period commencing after the occurrence and during the continuance of a Payment Default; or (iii) any Rate Period commencing less than two Business Days after the cure of a Payment Default). If there is an Auction Agent on such Auction Date, Auctions shall be conducted in the manner set forth in this Exhibit B.

   SECTION 1.02. ORDERS BY EXISTING OWNERS AND POTENTIAL OWNERS.

      (a) Prior to the Submission Deadline on each Auction Date:

            (i) each Existing Owner may submit to a Broker-Dealer, in writing or by such other method as shall be reasonably acceptable to such Broker-Dealer, information as to:

                  (A) the principal amount of the PARS Rate Bonds, if any, held by such Existing Owner which such Existing Owner irrevocably commits to continue to hold for the next succeeding Auction Period without regard to the rate determined by the Auction Procedures for such Auction Period,

                  (B) the principal amount of the PARS Rate Bonds, if any, held by such Existing Owner which such Existing Owner irrevocably commits to continue to hold for the next succeeding Auction Period if the rate determined by the Auction Procedures for such Auction Period shall not be less than the rate per annum then specified by such Existing Owner (and which such Existing Owner irrevocably offers to sell on the next succeeding Interest Payment Date (or the same day in the case of a daily Auction Period) if the rate determined by the Auction Procedures for the next succeeding Auction Period shall be less than the rate per annum then specified by such Existing Owner), and/or

                  (C) the principal amount of the PARS Rate Bonds, if any, held by such Existing Owner which such Existing Owner irrevocably offers to sell on the next succeeding Interest Payment Date (or on the same day in the case of a daily Auction Period) without regard to the rate determined by the Auction Procedures for the next succeeding Auction Period; and

            (ii) for the purpose of implementing the Auctions and thereby to achieve the lowest possible interest rate on the PARS Rate Bonds, the Broker-Dealers shall contact Potential Owners, including Persons that are Existing Owners, to determine the principal amount of the PARS Rate Bonds, if any, which each such Potential Owner irrevocably offers to purchase if the rate determined by the Auction Procedures for the next succeeding Auction Period is not less than the rate per annum then specified by such Potential Owner.

      For the purposes hereof, an Order containing the information referred to in clause (i)(A) of this subsection (a) is herein referred to as a "Hold Order", an Order containing the information referred to in clause (i)(B) or (ii) of this subsection (a) is herein referred to as a "Bid", and an Order containing the information referred to in clause (i)(C) of this subsection (a) is herein referred to as a "Sell Order."

      (b) (i) A Bid by an Existing Owner shall constitute an irrevocable offer to sell:

                  (A) the principal amount of the PARS Rate Bonds specified in such Bid if the rate determined by the Auction Procedures on such Auction Date shall be less than the rate specified therein; or

                  (B) such principal amount or a lesser principal amount of the
            PARS Rate Bonds to be determined as set forth in subsection (a)(v) of Section 1.05 hereof if the rate determined by the Auction Procedures on such Auction Date shall be equal to such specified rate; or

                  (C) a lesser principal amount of the PARS Rate Bonds to be determined as set forth in subsection (b)(iv) of Section 1.05 hereof if such specified rate shall be higher than the Maximum PARS Rate and Sufficient Clearing Bids do not exist.

            (ii) A Sell Order by an Existing Owner shall constitute an irrevocable offer to sell:

                  (A) the principal amount of the PARS Rate Bonds specified in such Sell Order; or

                  (B) such principal amount or a lesser principal amount of the
            PARS Rate Bonds as set forth in subsection (b)(iv) of Section 1.05 hereof if Sufficient Clearing Bids do not exist.

            (iii) A Bid by a Potential Owner shall constitute an irrevocable offer to purchase:

                  (A) the principal amount of the PARS Rate Bonds specified in such Bid if the rate determined by the Auction Procedures on such Auction Date shall be higher than the rate specified therein; or

                  (B) such principal amount or a lesser principal amount of the
            PARS Rate Bonds as set forth in subsection (a)(vi) of Section 1.05 hereof if the rate determined by the Auction Procedures on such Auction Date shall be equal to such specified rate.

            (c) Anything herein to the contrary notwithstanding:

            (i) for purposes of any Auction, any Order which specifies the PARS Rate Bonds to be held, purchased or sold in a principal amount which is not $25,000 or an integral multiple thereof shall be rounded down to the nearest $25,000, and the Auction Agent shall conduct the Auction Procedures as if such Order had been submitted in such lower amount;

            (ii) for purposes of any Auction other than during a daily Auction Period, any portion of an Order of an Existing Owner which relates to a PARS Rate Bond which has been called for redemption on or prior to the Interest Payment Date next succeeding such Auction shall be invalid with respect to such portion and the Auction Agent shall conduct the Auction Procedures as if such portion of such Order had not been submitted;

            (iii) for purposes of any Auction other than during a daily Auction Period, no portion of a PARS Rate Bond which has been called for redemption on or prior to the Interest Payment Date next succeeding such Auction shall be included in the calculation of Available Bonds for such Auction; and

            (iv) the Auction Procedures shall be suspended during the period commencing on the date of the Auction Agent's receipt of notice from the Trustee or the Issuer of the occurrence of an Event of Default resulting from a failure to pay principal, premium or interest on any PARS Rate Bond when due (provided however that for purposes of this provision only payment by the Provider of the Credit Facility shall be deemed to cure such Event of Default and no such suspension of the Auction Procedures shall occur) but shall resume two Business Days after the date on which the Auction Agent receives notice from the Trustee that such Event of Default has been waived or cured, with the next Auction to occur on the next regularly scheduled Auction Date occurring thereafter.

   SECTION 1.03. SUBMISSION OF ORDERS BY BROKER-DEALERS TO AUCTION AGENT.

      (a) Each Broker-Dealer shall submit to the Auction Agent in writing or by such other method as shall be reasonably acceptable to the Auction Agent, prior to the Submission Deadline on each Auction Date, all Orders obtained by such Broker-Dealer and specifying with respect to each Order:

            (i) the name of the Bidder placing such Order;

            (ii) the aggregate principal amount of the PARS Rate Bonds that are the subject of such Order;

            (iii) to the extent that such Bidder is an Existing Owner:

                  (A) the principal amount of the PARS Rate Bonds, if any,
            subject to any Hold Order placed by such Existing Owner;

                  (B) the principal amount of the PARS Rate Bonds, if any,
            subject to any Bid placed by such Existing Owner and the rate specified in such Bid; and

                  (C) the principal amount of the PARS Rate Bonds, if any,
            subject to any Sell Order placed by such Existing Owner; and

            (iv) to the extent such Bidder is a Potential Owner, the rate specified in such Bid.

      (b) If any rate specified in any Bid contains more than three figures to the right of the decimal point, the Auction Agent shall round such rate up to the next highest one thousandth of one percent (0.001%).

      (c) If an Order or Orders covering all of the PARS Rate Bonds held by an Existing Owner is not submitted to the Auction Agent prior to the Submission Deadline, the Auction Agent shall deem a Hold Order to have been submitted on behalf of such Existing Owner covering the principal amount of the PARS Rate Bonds held by such Existing Owner and not subject to Orders submitted to the Auction Agent; provided, however, that if there is a conversion from one Auction Period to another Auction Period and Orders have not been submitted to the Auction Agent prior to the Submission Deadline covering the aggregate principal amount of the PARS Rate Bonds held by such Existing Owner, the Auction Agent shall deem a Sell Order to have been submitted on behalf of such Existing Owner covering the principal amount of the PARS Rate Bonds held by such Existing Owner not subject to Orders submitted to the Auction Agent.

      (d) If one or more Orders covering in the aggregate more than the principal amount of the Outstanding PARS Rate Bonds held by any Existing Owner are submitted to the Auction Agent, such Orders shall be considered valid as follows:

            (i) all Hold Orders shall be considered Hold Orders, but only up to and including in the aggregate the principal amount of the PARS Rate Bonds held by such Existing Owner;

            (ii) (A) any Bid of an Existing Owner shall be considered valid as a Bid of an Existing Owner up to and including the excess of the principal amount of the PARS Rate Bonds held by such Existing Owner over the principal amount of the PARS Rate Bonds subject to Hold Orders referred to in paragraph (i) above;

                 (B) subject to clause (A), all Bids of an Existing Owner with the same rate shall be aggregated and considered a single Bid of an Existing Owner up to and including the excess of the principal amount of the PARS Rate Bonds held by such Existing Owner over the principal amount of the PARS Rate Bonds held by such Existing Owner subject to Hold Orders referred to in paragraph (i) above,

                  (C) subject to clause (A), if more than one Bid with different rates is submitted on behalf of such Existing Owner, such Bids shall be considered Bids of an Existing Owner in the ascending order of their respective rates up to the amount of the excess of the principal amount of the PARS Rate Bonds held by such Existing Owner over the principal amount of the PARS Rate Bonds held by such Existing Owner subject to Hold Orders referred to in paragraph (i) above, and

                  (D) the principal amount, if any, of such PARS Rate Bonds
            subject to Bids not considered to be Bids of an Existing Owner under this paragraph (ii) shall be treated as the subject of a Bid by a Potential Owner; and

            (iii) all Sell Orders shall be considered Sell Orders, but only up to and including a principal amount of the PARS Rate Bonds equal to the excess of the principal amount of the PARS Rate Bonds held by such Existing Owner over the sum of the principal amount of the PARS Rate Bonds considered to be subject to Hold Orders pursuant to paragraph (i) above and the principal amount of the PARS Rate Bonds considered to be subject to Bids of such Existing Owner pursuant to paragraph (ii) above.

      (e) If more than one Bid is submitted on behalf of any Potential Owner, each Bid submitted with the same rate shall be aggregated and considered a single Bid and each Bid submitted with a different rate shall be considered a separate Bid with the rate and the principal amount of the PARS Rate Bonds specified therein.

      (f) Any Bid submitted by an Existing Owner or a Potential Owner specifying a rate lower than the Minimum PARS Rate shall be treated as a Bid specifying the Minimum PARS Rate.

         (g) Neither the Company, the Issuer, the Trustee nor the Auction Agent shall be responsible for the failure of any Broker-Dealer to submit an Order to the Auction Agent on behalf of any Existing Owner or Potential Owner.

   SECTION 1.04. DETERMINATION OF PARS RATE.

      (a) Not later than 9:30 a.m., New York, New York time, on each Auction Date, the Auction Agent shall advise the Broker-Dealers and the Trustee by telephone of the Minimum PARS Rate, the Maximum PARS Rate and the PARS Index.

      (b) Promptly after the Submission Deadline on each Auction Date, the Auction Agent shall assemble all Orders submitted or deemed submitted to it by the Broker-Dealers (each such Order as submitted or deemed submitted by a Broker-Dealer being hereinafter referred to as a "Submitted Hold Order," a "Submitted Bid" or a "Submitted Sell Order," as the case may be, and collectively as a "Submitted Order") and shall determine (i) the Available Bonds, (ii) whether there are Sufficient Clearing Bids, and (iii) the Auction Rate.

      (c) Promptly after the Auction Agent has made the determinations pursuant to subsection (b) above, the Auction Agent shall advise the Trustee by telephone (promptly confirmed in writing), telex or facsimile transmission of the Auction Rate for the next succeeding Auction Period.

      (d) In the event the Auction Agent shall fail to calculate, or for any reason fail to timely provide the Auction Rate for any Auction Period, the PARS Rate for such Auction Period shall be the applicable No Auction Rate provided, however, that if the Auction Procedures are suspended pursuant to Section 1.02(iv), the PARS Rates for the next succeeding Auction Period shall be the Maximum PARS Rate.

      (e) In the event of a failed conversion to a Daily Interest Rate Period, a Weekly Interest Rate Period, a Flexible Interest Rate Period or a Term Interest Rate Period or in the event of a failure to change the length of the current Auction Period due to the lack of Sufficient Clearing Bids at the Auction on the Auction Date for the first new Auction Period, the PARS Rate for the next Auction Period shall be the Maximum PARS Rate and the Auction Period shall be a seven-day Auction Period.

   SECTION 1.05. ALLOCATION OF THE PARS RATE BONDS.

      (a) In the event of Sufficient Clearing Bids, subject to the further provisions of subsections (c) and (d) below, Submitted Orders shall be accepted or rejected as follows in the following order of priority:

            (i) the Submitted Hold Order of each Existing Owner shall be accepted, thus requiring each such Existing Owner to continue to hold the PARS Rate Bonds that are the subject of such Submitted Hold Order;

            (ii) the Submitted Sell Order of each Existing Owner shall be accepted and the Submitted Bid of each Existing Owner specifying any rate that is higher than the Winning Bid Rate shall be rejected, thus requiring each such Existing Owner to sell the PARS Rate Bonds that are the subject of such Submitted Sell Order or Submitted Bid;

            (iii) the Submitted Bid of each Existing Owner specifying any rate that is lower than the Winning Bid Rate shall be accepted, thus requiring each such Existing Owner to continue to hold the PARS Rate Bonds that are the subject of such Submitted Bid;

            (iv) the Submitted Bid of each Potential Owner specifying any rate that is lower than the Winning Bid Rate shall be accepted, thus requiring each such Potential Owner to purchase the PARS Rate Bonds that are the subject of such Submitted Bid;

            (v) the Submitted Bid of each Existing Owner specifying a rate that is equal to the Winning Bid Rate shall be accepted, thus requiring each such Existing Owner to continue to hold the PARS Rate Bonds that are the subject of such Submitted Bid, but only up to and including the principal amount of the PARS Rate Bonds obtained by multiplying (A) the aggregate principal amount of the Outstanding PARS Rate Bonds which are not the subject of Submitted Hold Orders described in paragraph
      (i) above or of Submitted Bids described in paragraphs (iii) or (iv) above by (B) a fraction the numerator of which shall be the principal amount of the Outstanding PARS Rate Bonds held by such Existing Owner subject to such Submitted Bid and the denominator of which shall be the aggregate principal amount of the Outstanding PARS Rate Bonds subject to such Submitted Bids made by all such Existing Owners that specified a rate equal to the Winning Bid Rate, and the remainder, if any, of such Submitted Bid shall be rejected, thus requiring each such Existing Owner to sell any excess amount of the PARS Rate Bonds;

            (vi) the Submitted Bid of each Potential Owner specifying a rate that is equal to the Winning Bid Rate shall be accepted, thus requiring each such Potential Owner to purchase the PARS Rate Bonds that are the subject of such Submitted Bid, but only in an amount equal to the principal amount of the PARS Rate Bonds obtained by multiplying (A) the aggregate principal amount of the Outstanding PARS Rate Bonds which are not the subject of Submitted Hold Orders described in paragraph (i) above or of Submitted Bids described in paragraphs (iii), (iv) or (v) above by
      (B) a fraction the numerator of which shall be the principal amount of the Outstanding PARS Rate Bonds subject to such Submitted Bid and the denominator of which shall be the sum of the aggregate principal amount of the Outstanding PARS Rate Bonds subject to such Submitted Bids made by all such Potential Owners that specified a rate equal to the Winning Bid Rate, and the remainder of such Submitted Bid shall be rejected; and

            (vii) the Submitted Bid of each Potential Owner specifying any rate that is higher than the Winning Bid Rate shall be rejected.

      (b) In the event there are not Sufficient Clearing Bids, subject to the further provisions of subsections (c) and (d) below, Submitted Orders shall be accepted or rejected as follows in the following order of priority:

            (i) the Submitted Hold Order of each Existing Owner shall be accepted, thus requiring each such Existing Owner to continue to hold the PARS Rate Bonds that are the subject of such Submitted Hold Order;

            (ii) the Submitted Bid of each Existing Owner specifying any rate that is not higher than the Maximum PARS Rate shall be accepted, thus requiring each such Existing Owner to continue to hold the PARS Rate Bonds that are the subject of such Submitted Bid;

            (iii) the Submitted Bid of each Potential Owner specifying any rate that is not higher than the Maximum PARS Rate shall be accepted, thus requiring each such Potential Owner to purchase the PARS Rate Bonds that are the subject of such Submitted Bid;

            (iv) the Submitted Sell Orders of each Existing Owner shall be accepted as Submitted Sell Orders and the Submitted Bids of each Existing Owner specifying any rate that is higher than the Maximum PARS Rate shall be deemed to be and shall be accepted as Submitted Sell Orders, in both cases only up to and including the principal amount of the PARS Rate Bonds obtained by multiplying (A) the aggregate principal amount of the PARS Rate Bonds subject to Submitted Bids described in paragraph (iii) of this subsection
      (b) by (B) a fraction the numerator of which shall be the principal amount of the Outstanding PARS Rate Bonds held by such Existing Owner subject to such Submitted Sell Order or such Submitted Bid deemed to be a Submitted Sell Order and the denominator of which shall be the principal amount of the Outstanding PARS Rate Bonds subject to all such Submitted Sell Orders and such Submitted Bids deemed to be Submitted Sell Orders, and the remainder of each such Submitted Sell Order or Submitted Bid shall be deemed to be and shall be accepted as a Hold Order and each such Existing Owner shall be required to continue to hold such excess amount of the PARS Rate Bonds; and

            (v) the Submitted Bid of each Potential Owner specifying any rate that is higher than the Maximum PARS Rate shall be rejected.

      (c) If, as a result of the procedures described in subsection (a) or (b) above, any Existing Owner or Potential Owner would be required to purchase or sell an aggregate principal amount of the PARS Rate Bonds which is not an integral multiple of $25,000 on any Auction Date, the Auction Agent shall by lot, in such manner as it shall determine in its sole discretion, round up or down the principal amount of the PARS Rate Bonds to be purchased or sold by any Existing Owner or Potential Owner on such Auction Date so that the aggregate principal amount of the PARS Rate Bonds purchased or sold by each Existing Owner or Potential Owner on such Auction Date shall be an integral multiple of $25,000, even if such allocation results in one or more of such Existing Owners or Potential Owners not purchasing or selling any the PARS Rate Bonds on such Auction Date.

      (d) If, as a result of the procedures described in subsection (a) above, any Potential Owner would be required to purchase less than $25,000 in principal amount of the PARS Rate Bonds on any Auction Date, the Auction Agent shall by lot, in such manner as it shall determine in its sole discretion, allocate the PARS Rate Bonds for purchase among Potential Owners so that the principal amount of PARS purchased on such Auction Date by any Potential Owner shall be an integral multiple of $25,000, even if such allocation results in one or more of such Potential Owners not purchasing the PARS Rate Bonds on such Auction Date.

   SECTION 1.06. NOTICE OF PARS RATE.

      (a) On each Auction Date, the Auction Agent shall notify by telephone each Broker-Dealer that participated in the Auction held on such Auction Date and submitted an Order on behalf of any Existing Owner or Potential Owner of:

            (i) the PARS Rate fixed for the succeeding Auction Period or, in the case of PARS Rate Bonds in a daily Auction Period, the PARS Rate on the PARS Rate Bonds fixed for the current Auction Period;

            (ii) whether Sufficient Clearing Bids existed for the determination of the Winning Bid Rate;

            (iii) if such Broker-Dealer submitted a Bid or a Sell Order on behalf of an Existing Owner, whether such Bid or Sell Order was accepted or rejected, in whole or in part, and the principal amount of the PARS Rate Bonds, if any, to be sold by such Existing Owner;

            (iv) if such Broker-Dealer submitted a Bid on behalf of a Potential Owner, whether such Bid was accepted or rejected, in whole or in part, and the principal amount of the PARS Rate Bonds, if any, to be purchased by such Potential Owner;

            (v) if the aggregate principal amount of the PARS Rate Bonds to be sold by all Existing Owners on whose behalf such Broker-Dealer submitted Bids or Sell Orders is different from the aggregate principal amount of the PARS Rate Bonds to be purchased by all Potential Owners on whose behalf such Broker-Dealer submitted a Bid, the name or names of one or more Broker-Dealers (and the Agent Member, if any, of each such other Broker-Dealer) and the principal amount of the PARS Rate Bonds to be (A) purchased from one or more Existing Owners on whose behalf such other Broker-Dealers submitted Bids or Sell Orders or (B) sold to one or more Potential Owners on whose behalf such Broker-Dealer submitted Bids; and

            (vi) the immediately succeeding Auction Date.

      (b) On each Auction Date, each Broker-Dealer that submitted an Order on behalf of any Existing Owner or Potential Owner shall:

            (i) advise each Existing Owner and Potential Owner on whose behalf such Broker-Dealer submitted a Bid or Sell Order whether such Bid or Sell Order was accepted or rejected, in whole or in part;

            (ii) instruct each Potential Owner on whose behalf such Broker-Dealer submitted a Bid that was accepted, in whole or in part, to instruct such Potential Owner's Agent Member to pay to such Broker-Dealer (or its Agent Member) through the Securities Depository the amount necessary to purchase the principal amount of the PARS Rate Bonds to be purchased pursuant to such Bid (including, with respect to the PARS Rate Bonds in a daily Auction Period, accrued interest if the purchase date is not an Interest Payment Date for such PARS Rate Bond) against receipt of such the PARS Rate Bonds;

            (iii) instruct each Existing Owner on whose behalf such Broker-Dealer submitted a Sell Order that was accepted or a Bid that was rejected, in whole or in part, to instruct such Existing Owner's Agent Member to deliver to such Broker-Dealer (or its Agent Member) through the Securities Depository the principal amount of the PARS Rate Bonds to be sold pursuant to such Bid or Sell Order against payment therefor;

            (iv) advise each Existing Owner on whose behalf such Broker-Dealer submitted an Order and each Potential Owner on whose behalf such Broker-Dealer submitted a Bid of the PARS Rate for the next succeeding Auction Period;

            (v) advise each Existing Owner on whose behalf such Broker-Dealer submitted an Order of the Auction Date of the next succeeding Auction or, in the case of PARS Rate Bonds in a daily Auction Period, the PARS Rate for the current Auction Period; and

            (vi) advise each Potential Owner on whose behalf such Broker-Dealer submitted a Bid that was accepted, in whole or in part, of the Auction Date of the next succeeding Auction.

      (c) On the basis of the information provided to it pursuant to paragraph
(a) above, each Broker-Dealer that submitted a Bid or Sell Order shall allocate any funds received by it pursuant to subparagraph (b)(ii) above, and any PARS Rate Bonds received by it pursuant to (b)(iii) above, among the Potential Owners, if any, on whose behalf such Broker-Dealer submitted Bids, the Existing Owners, if any, on whose behalf such Broker-Dealer submitted Bids or Sell Orders, and any Broker-Dealer identified to it by the Auction Agent pursuant to subparagraph (a)(v) above.

      (d) On the Business Day after the Auction Date or, in the case of PARS Rate Bonds in a daily Auction Period, on such Auction Date, the Securities Depository shall execute the transactions described above, debiting and crediting the accounts of the respective Agent Members as necessary to effect the purchase and sale of PARS Rate Bonds as determined in the Auction.

   SECTION 1.07. PARS INDEX.

      (a) the PARS Index on any Auction Date with respect to the PARS Rate Bonds in any Auction Period other than a six-month Auction Period shall be the Seven-Day "AA" Composite Commercial Paper Rate on such date. The PARS Index respect to the PARS Rate Bonds in a six-month Auction Period shall be the Six-Month Treasury Bill Rate, as last published in The Bond Buyer. If either rate is unavailable, the PARS Index shall be a rate agreed to by all Broker-Dealers and consented to by the Issuer.

      "Seven-Day `AA' Composite Commercial Paper Rate" on any date of determination, means the interest equivalent of the seven-day rate on commercial paper placed on behalf of issuers whose corporate bonds are rated AA by S&P, or the equivalent of such rating by S&P, as made available on a discount basis or otherwise by the Federal Reserve Bank of New York for the Business Day immediately preceding such date of determination, or (B) if the Federal Reserve Bank of New York does not make available any such rate, then the arithmetic average of such rates, as quoted on a discount basis or otherwise, by Goldman, Sachs & Co., Lehman Commercial Paper Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated or, in lieu of any thereof, their respective affiliates or successors which are commercial paper dealers (the

"Commercial Paper Dealers"), to the Auction Agent for the close of business on the Business Day immediately preceding such date of determination.

      For purposes of the definitions of Seven-Day "AA" Composite Commercial Paper Rate, the "interest equivalent" means the equivalent yield on a 360-day basis of a discount-basis security to an interest-bearing security. If any Commercial Paper Dealer does not quote a commercial paper rate required to determine the Seven-Day "AA" Composite Commercial Paper Rate, the Seven-Day "AA" Composite Commercial Paper Rate shall be determined on the basis of the quotation or quotations furnished by the remaining Commercial Paper Dealer or Commercial Paper Dealers and any substitute commercial paper dealer not included within the definition of Commercial Paper Dealer above, which may be CS First Boston Corporation or Morgan Stanley Dean Witter or their respective affiliates or successors which are commercial paper dealers (a "Substitute Commercial Paper Dealer") selected by the Trustee (who shall be under no liability for such selection) to provide such commercial paper rate or rates not being supplied by any Commercial Paper Dealer or Commercial Paper Dealers, as the case may be, or if the Trustee does not select any such substitute Commercial Paper Dealer or Substitute Commercial Paper Dealers, by the remaining Commercial Paper Dealer or Commercial Paper Dealers.

      (b) If for any reason on any Auction Date the PARS Index shall not be determined as hereinabove provided in this Section, the PARS Index shall be the PARS Index for the Auction Period ending on such Auction Date.

      (c) The determination of the PARS Index as provided herein shall be conclusive and binding upon the Issuer, the Company, the Trustee, the Broker-Dealers, the Auction Agent and the Owners and Beneficial Owners of the PARS Rate Bonds.

   SECTION 1.08. MISCELLANEOUS PROVISIONS REGARDING AUCTIONS.

      (a) In this Exhibit B, each reference to the purchase, sale or holding of "PARS Rate Bonds" shall refer to beneficial interests in the PARS Rate Bonds, unless the context clearly requires otherwise.

      (b) During a PARS Rate Period, the provisions of Section 1.02 hereof and this Exhibit B may be amended pursuant to Section 12.02 of the Indenture by obtaining the consent of the Provider of the Credit Facility and the owners of all Outstanding PARS Rate Bonds bearing interest at the PARS Rates as follows. If on the first Auction Date occurring at least 20 days after the date on which the Trustee mailed notice of such proposed amendment to the Owners of the Outstanding PARS as required by Section 12.02, (i) Sufficient Clearing Bids have been received or all of the PARS are subject to Submitted Hold Orders, and (ii) there is delivered to the Issuer and the Trustee a Favorable Opinion of Bond Counsel with respect to such amendment, the proposed amendment shall be deemed to have been consented to by the owners of all Outstanding PARS.

      (c) During a PARS Rate Period, so long as the ownership of the PARS Rate Bonds is maintained in book-entry form by the Securities Depository, an Existing Owner or a beneficial owner may sell, transfer or otherwise dispose of a the PARS Rate Bond only pursuant to a Bid or Sell Order in accordance with the Auction Procedures or to or through a Broker-Dealer or to a Person that has delivered a signed copy of a Master Purchaser's Letter to the Auction Agent, provided that (i) in the case of all transfers other than pursuant to Auctions such Existing Owner or its Broker-Dealer or its Agent Member advises the Auction Agent of such transfer and
(ii) a sale, transfer or other disposition of the PARS Rate Bonds from a customer of a Broker-Dealer who is listed on the records of that Broker-Dealer as the Owner of such PARS Rate Bonds to that Broker-Dealer or another customer of that Broker-Dealer shall not be deemed to be a sale, transfer or other disposition for purposes of this Section 1.08 if such Broker-Dealer remains the Existing Owner of the PARS Rate Bonds so sold, transferred or disposed of immediately after such sale, transfer or disposition.

   SECTION 1.09. CHANGES IN AUCTION PERIOD OR AUCTION DATE.

      (a) Changes in Auction Period.

            (i) During any PARS Rate Period, the Company, may, from time to time on any Interest Payment Date, change the length of the Auction Period with respect to the PARS Rate Bonds between daily, seven days, 28 days, 35 days and six months in order to accommodate economic and financial factors that may affect or be relevant to the length of the Auction Period and the interest rate borne by such PARS Rate Bonds. The Company shall initiate the change in the length of the Auction Period by giving written notice to the Issuer, the Trustee, the Auction Agent, the Broker-Dealers, the Provider of the Credit Facility and the Securities Depository that the Auction Period will change if the conditions described herein are satisfied and the proposed effective date of the change, at least 10 Business Days prior to the Auction Date for such Auction Period.

            (ii) Any such changed Auction Period shall be for a period of one day, seven days, 28 days, 35 days or six months and shall be for all of the PARS Rate Bonds in a PARS Rate Period.

            (iii) The change in the length of the Auction Period shall not be allowed unless Sufficient Clearing Bids existed at both the Auction before the date on which the notice of the proposed change was given as provided in this subsection (a) and the Auction immediately preceding the proposed change.

            (iv) The change in length of the Auction Period shall take effect only if Sufficient Clearing Bids exist at the Auction on the Auction Date for such first Auction Period. For purposes of the Auction for such first Auction Period only, each Existing Owner shall be deemed to have submitted Sell Orders with respect to all of its the PARS Rate Bonds except to the extent such Existing Owner submits an Order with respect to such Bonds. If the condition referred to in the first sentence of this paragraph (iv) is not met, the Auction Rate for the next Auction Period shall be the Maximum PARS Rate, and the Auction Period shall be a seven-day Auction Period.

            (v) On the conversion date for the PARS Rate Bonds selected for conversion from one Auction Period to another, any PARS Rate Bonds which are not the subject of a specific Hold Order or Bid will be deemed to be subject to a Sell Order.

      (b) Changes in Auction Date. During any PARS Rate Period, the Auction Agent, with the written consent of the Issuer, may specify an earlier Auction Date (but in no event more than five Business Days earlier) than the Auction Date that would otherwise be determined in accordance with the definition of "Auction Date" in order to conform with then current market practice with respect to similar securities or to accommodate economic and financial factors that may affect or be relevant to the day of the week constituting an Auction Date and the interest rate borne on the PARS Rate Bonds. The Issuer shall not consent to such change in the Auction Date unless it shall have received from the Auction Agent not less than three days nor more than 20 days prior to the effective date of such change a written request for consent together with a certificate demonstrating the need for change in reliance on such factors. The Auction Agent shall provide notice of its determination to specify an earlier Auction Date for an Auction Period by means of a written notice delivered at least 45 days prior to the proposed changed Auction Date to the Trustee, the Company, the Issuer, the Broker-Dealers and the Securities Depository.

      (c) Changes Conditioned on Ratings. Notwithstanding anything herein to the contrary, prior to any change in the duration of an Auction Period, the Trustee shall receive written evidence from Moody's, if the Bonds are then rated by Moody's, and from S&P, if the Bonds are then rated by S&P, in each case to the effect that such rating agency has reviewed the proposed Change of Credit Facility and that such Change of Credit Facility will not, by itself, result in a reduction, suspension or withdrawal of its rating or ratings of the Bonds.

   SECTION 1.10. AUCTION AGENT.

      (a) The initial Auction Agent shall be IBJ Whitehall Bank & Trust Company, New York, New York, or any successor appointed by the Trustee, at the written direction of the Company, to perform the functions specified herein. The Auction Agent shall designate its Principal Office and signify its acceptance of the duties and obligations imposed upon it hereunder by a written instrument, delivered to the Issuer, the Trustee, the Company and each Broker-Dealer which will set forth such procedural and other matters relating to the implementation of the Auction Procedures as shall be satisfactory to the Issuer and the Trustee.

      (b) Subject to any applicable governmental restrictions, the Auction Agent may be or become the owner of or trade in the PARS Rate Bonds with the same rights as if such entity were not the Auction Agent.

   SECTION 1.11. QUALIFICATIONS OF AUCTION AGENT: RESIGNATION; REMOVAL. The Auction Agent shall be (a) a bank or trust company organized under the laws of the United States or any state or territory thereof having a combined capital stock, surplus and undivided profits of at least $30,000,000, or (b) a member of NASD having a capitalization of at least $30,000,000 and, in either case, authorized by law to perform all of the duties imposed upon it by this Indenture and a member of or a participant in, the Securities Depository. The Auction Agent may at any time resign and be discharged of the duties and obligations created by this Indenture by giving at least ninety (90) days notice to the Issuer, the Company, the Trustee and the Provider. The Auction Agent may be removed at any time by the Company by written notice, delivered to the Auction Agent, the Company, the Trustee and the Provider. Upon any such resignation or removal, the Trustee shall, at the direction of the Company, appoint a successor Auction Agent meeting the requirements of this Section. In the event of the resignation or removal of the Auction Agent, the Auction Agent shall pay over, assign and deliver any moneys and the PARS Rate Bonds held by it in such capacity to its successor. The Auction Agent shall continue to perform its duties hereunder until its successor has been appointed by the Issuer. In the event that the Auction Agent has not been compensated for its services, the Auction Agent may resign by giving thirty
(30) days notice to the Issuer, the Company, the Trustee and the Provider even if a successor Auction Agent has not been appointed.